UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

LyondellBasell

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2022 Annual General Meeting of Shareholders Proxy Statement

lyondellbasell

DEAR FELLOW SHAREHOLDERS

JACQUES AIGRAIN

Chair of the Board of Directors

April [__], 2022

$7.7B

CASH FROM OPERATING ACTIVITIES

$2.0B

RETURNED TO SHAREHOLDERS

$3.9B

LONG-TERM DEBT REPAYMENT

On behalf of the LyondellBasell Board of Directors, it is my pleasure to present our 2022 proxy statement.

CAPTURING THE REBOUND

After a challenging 2020, LyondellBasell captured the benefits of a rebounding economy and delivered record performance during 2021. Robust demand, profitable growth investments, and strong markets allowed us to generate $7.7 billion of cash from operating activities, pay down $3.9 billion of long-term debt, and return $2.0 billion to our shareholders through dividends and share repurchases.

WELCOMING NEW LEADERSHIP

In December, we announced the appointment of Peter Vanacker as our new Chief Executive Officer. Mr. Vanacker brings more than 30 years of leadership and industry experience, most recently as President and CEO of Neste. We are confident Peter will be an exceptional leader for the Company and continue to drive profitable growth while advancing our climate and circularity goals. We look forward to welcoming him as CEO in the second quarter, and we thank Ken Lane, our EVP of Global Olefins & Polyolefins, for his steadfast leadership as interim CEO through this period of transition.

I would also like to recognize retiring director Steve Cooper, who has been a member of the LyondellBasell Board since 2010, and thank him for his guidance and service. We are pleased to introduce our new director nominee, Virginia Kamsky, who joins our Board with a tremendous breadth of global experience in banking, in our industry, and through service on public company boards.

ENHANCING OUR CLIMATE AND CIRCULARITY AMBITIONS

This past September, we took an important step forward on our climate ambition and announced a target of net zero emissions from global operations by 2050. We also announced more ambitious 2030 goals: reduce absolute scope 1 and scope 2 emissions by 30% and procure at least 50% of our electricity from renewable sources. In addition, we moved forward on our ambition to produce and market 2 million metric tons of recycled and renewable-based polymers annually by 2030, with the launch and expansion of our new suite of Circulen products.

We remain committed to doing our part to address the global challenges posed by climate change and plastic waste, and to providing our stakeholders with transparency on our progress.

PRIORITIZING DIVERSITY

Our Board is committed to supporting diversity, equity, and inclusion, both within the Company and among the Board’s membership. In 2021, the Company launched four employee inclusion networks and rolled out DEI training for all employees and managers. We also completed our first pay equity review, which will be part of our annual compensation process moving forward.

Since 2019, our Board has formally committed to include women and minority candidates in each pool from which a director candidate is selected, and earlier this year we adopted a goal of increasing the gender diversity on our Board to at least one-third female directors by 2023.

SHAREHOLDER VOTING

Your vote is important, and we encourage you to cast your vote as soon as possible to ensure your shares are represented at the meeting. Thank you for your investment in LyondellBasell Industries.

JACQUES AIGRAIN
Chair of the Board April [__], 2022

FORWARD-LOOKING STATEMENTS

The statements in this proxy statement relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon assumptions of management of LyondellBasell which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. When used in this proxy statement, the words “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results could differ materially based on factors including, but not limited to, our ability to attract and retain a highly skilled and diverse workforce; actions taken by customers, suppliers, regulators, and others in response to increasing concerns about the environmental impact of plastic in the environment or other general sustainability initiatives; our ability to meet our sustainability goals, including the ability to operate safely, increase production of recycled and renewable-based polymers, and reduce our emissions and achieve net zero emissions by the time set in our respective goals; our ability to procure energy from renewable sources; water scarcity and quality; the pace of climate change and legal or regulatory responses thereto; and technological developments, and our ability to develop new products and process technologies. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” sections of our Form 10-K for the year ended December 31, 2021, which can be found at www.LyondellBasell.com on the Investor Relations page and on the Securities and Exchange Commission’s website at www.sec.gov. There is no assurance that any of the actions, events or results of the forward-looking statements will occur, or if any of them do, what impact they will have on our results of operations or financial condition. Forward-looking statements speak only as of the date they were made and are based on the estimates and opinions of management of LyondellBasell at the time the statements are made. LyondellBasell does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change, except as required by law.

References to our website in this proxy statement are provided as a convenience, and the information on our website is not, and shall not be deemed to be a part of this proxy statement or incorporated into any other filings we make with the Securities and Exchange Commission.

NOTICE OF AND AGENDA FOR 2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS

MEETING INFORMATION	Sheraton Hotel Schiphol Airport, Schiphol Blvd. 101 1118 BG, Amsterdam, the Netherlands
FRIDAY, MAY 27, 2022
8:30 a.m. Local Time

ITEMS OF BUSINESS
1.

Elect our Board of Directors;

2.

Discharge our directors from liability in connection with the exercise of their duties during 2021;

3.

Adopt our 2021 Dutch statutory annual accounts;

4.

Appoint the external auditor for our 2022 Dutch statutory annual accounts;

5.

Ratify the appointment of our independent registered public accounting firm;

6.

Provide an advisory vote on our executive compensation (say-on-pay);

7.

Authorize the repurchase of up to 10% of our issued share capital; and

8.

Approve the cancellation of all or a portion of the shares held in our treasury account.

We will also discuss our corporate governance, dividend policy, and executive compensation program. By order of the Board,
CHARITY R. KOHL
Corporate Secretary April [__], 2022
HOW TO VOTE
Your vote is important. You are eligible to vote if you are a shareholder of record at the close of business on April 29, 2022.
ONLINE	BY MOBILE DEVICE	BY PHONE	BY MAIL	IN PERSON
Visit the website on your proxy card	Scan this QR code to vote with your mobile device	Call the telephone number on your proxy card	Sign, date and return your proxy card in the enclosed envelope	Attend the annual meeting in person. See page 77

If you are a registered shareholder, you may vote online at www.proxyvote.com, by telephone, or by mailing a proxy card. If you hold your shares through a bank, broker, or other institution, you may vote your shares through the method specified on the voting instruction form provided to you. You may also attend the annual general meeting in person. If you intend to attend the meeting, notice must be given to the Company on or before May 20, 2022. See pages 76-77 for more information.

Important Notice Regarding Availability of Proxy Materials for the 2022 Annual General Meeting

This proxy statement and our 2021 annual report to shareholders are available on our website at www.LyondellBasell.com by clicking “Investors,” then “Company Reports.” This proxy statement is first being mailed and delivered electronically to shareholders on or about April [__], 2022.

If you wish to receive future proxy statements and annual reports electronically rather than receiving paper copies in the mail, please see page 78 for instructions. This approach can provide information to you more conveniently, while reducing the environmental impact of our annual general meeting and helping to reduce our distribution costs.

TABLE OF CONTENTS
PROXY STATEMENT SUMMARY	7
ANNUAL GENERAL MEETING	7
AGENDA AND VOTING RECOMMENDATIONS	7
CORPORATE GOVERNANCE HIGHLIGHTS	7
2022 DIRECTOR NOMINEES	8
BOARD INDEPENDENCE, DIVERSITY, AND ENGAGEMENT	8
2021 PERFORMANCE OVERVIEW	9
2021 EXECUTIVE COMPENSATION HIGHLIGHTS	9
ITEM 1 ELECTION OF DIRECTORS	10
OUR BOARD	10
DIRECTOR NOMINEES’ INDEPENDENCE, TENURE, AND DIVERSITY	10
DIRECTOR NOMINATIONS	12
2022 NOMINEES TO THE BOARD	12
CORPORATE GOVERNANCE	19
DIRECTOR INDEPENDENCE	19
BOARD LEADERSHIP STRUCTURE	19
EXECUTIVE SESSIONS	20
BOARD EVALUATIONS	20
DIRECTOR ONBOARDING, TRAINING, AND SITE VISITS	21
SHAREHOLDER ENGAGEMENT	21
COMMUNICATION WITH THE BOARD	21
CEO AND MANAGEMENT SUCCESSION PLANNING	22
HUMAN CAPITAL MANAGEMENT	22
APPROACH TO SUSTAINABILITY	24
BOARD OVERSIGHT OF RISK AND ESG	26
BOARD AND COMMITTEE INFORMATION	30
OTHER GOVERNANCE MATTERS	33
DIRECTOR COMPENSATION	36
DIRECTOR COMPENSATION IN 2021	37
ITEM 2 – DISCHARGE OF DIRECTORS FROM LIABILITY	38
ITEM 3 – ADOPTION OF DUTCH STATUTORY ANNUAL ACCOUNTS	38
DISCUSSION OF DIVIDEND POLICY	38
ITEM 4 – APPOINTMENT OF PRICEWATERHOUSECOOPERS ACCOUNTANTS N.V. AS THE AUDITOR OF OUR DUTCH STATUTORY ANNUAL ACCOUNTS	39
ITEM 5 – RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	39
PROFESSIONAL SERVICES FEE INFORMATION	40
AUDIT COMMITTEE REPORT	41
ITEM 6 – ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)	42
RESULTS OF LAST YEAR’S SAY-ON-PAY VOTE	42
PAY FOR PERFORMANCE IN 2021	42
2022 ADVISORY VOTE ON EXECUTIVE COMPENSATION	43
COMPENSATION DISCUSSION AND ANALYSIS	44
EXECUTIVE SUMMARY	45
WHAT GUIDES OUR PROGRAM	48
2021 EXECUTIVE COMPENSATION DECISIONS IN DETAIL	51
ADDITIONAL INFORMATION CONCERNING EXECUTIVE COMPENSATION	57
COMPENSATION COMMITTEE REPORT	59
COMPENSATION TABLES	60
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	67
EQUITY COMPENSATION PLAN INFORMATION	70
CEO PAY RATIO	71
ITEM 7 – AUTHORIZATION TO CONDUCT SHARE REPURCHASES	72
ITEM 8 – CANCELLATION OF SHARES	72
SECURITIES OWNERSHIP	73
SIGNIFICANT SHAREHOLDERS	73
BENEFICIAL OWNERSHIP	74
QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING	75
APPENDIX A – RECONCILIATION OF NON-GAAP FINANCIAL MEASURE	A-1

Back to Contents

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. The summary does not include all of the information you should consider before voting your shares, and we encourage you to read the full proxy statement carefully.

ANNUAL GENERAL MEETING

DATE AND TIME	PLACE	RECORD DATE
FRIDAY, MAY 27, 2022, 8:30 A.M. LOCAL TIME	SHERATON HOTEL, SCHIPHOL AIRPORT SHIPHOL BLVD. 101 1118 BG, AMSTERDAM, THE NETHERLANDS	FRIDAY, APRIL 29, 2022

AGENDA AND VOTING RECOMMENDATIONS

Item		Board Recommendation	Page
1	Election of 12 directors	FOR all nominees	10
2	Discharge of directors from liability	FOR	38
3	Adoption of Dutch statutory annual accounts	FOR	38
4	Appointment of auditor of Dutch statutory annual accounts	FOR	39
5	Ratification of independent registered public accounting firm	FOR	39
6	Advisory vote on executive compensation (say-on-pay)	FOR	42
7	Authorization to conduct share repurchases	FOR	72
8	Cancellation of shares	FOR	72

CORPORATE GOVERNANCE HIGHLIGHTS

Annual election of directors	Board diversity (women and minority directors comprise 50% of our nominees)
Independent Board (11 of 12 director nominees)	Code of Conduct supported by whistleblower helpline and robust compliance program
Independent Committees (100% of directors on each Board Committee are independent)	Board engagement on strategy, long range planning, and capital allocation
Independent Board Chair	Board oversight of enterprise risk management and sustainability strategy
Executive sessions at each regularly scheduled Board and Committee meeting	Regular succession planning for executive management with focus on talent development
Annual self-assessments for the Board and each Committee	High director attendance and engagement, with average meeting attendance of 98% in 2021
Board refreshment supported by mandatory retirement age	Stock ownership guidelines for directors and executives and policy against hedging

LYONDELLBASELL  2022 PROXY STATEMENT    7

Back to Contents

2022 DIRECTOR NOMINEES

Nominee	Age	Years of Service	Independent	Committee Memberships					Other Public Boards
				Audit	C&TD	NomGov	HSE&S	Finance
Jacques Aigrain	67	11	YES			●		●	3
Lincoln Benet	58	7	YES			●			1
Jagjeet (Jeet) Bindra	74	11	YES	●					0
Robin Buchanan	70	11	YES		●	●			0
Anthony (Tony) Chase	67	1	YES	●	●				3
Nance Dicciani	74	9	YES					●	2
Robert (Bob) Dudley	66	1	YES				●	●	2
Claire Farley	63	8	YES		●				2
Michael Hanley	56	4	YES				●		2
Virginia Kamsky	68	Nominee	YES		●		●		2
Albert Manifold	59	3	YES	●			●		1
Peter Vanacker	56	0	CEO						1
Board Chair and Committee Chairs are also members of the Executive Committee Ms. Kamsky’s Committee memberships will be effective following the AGM

BOARD INDEPENDENCE, DIVERSITY, AND ENGAGEMENT

LYONDELLBASELL  2022 PROXY STATEMENT    8

Back to Contents

2021 PERFORMANCE OVERVIEW

Company performance was strong in 2021, as rebounding demand, tight markets and record margins generated record EBITDA and cash from operating activities. Our Olefins & Polyolefins—Americas and Technology segments each posted their highest recorded annual EBITDA, and profit margins reached all-time highs across many of our businesses. The Company closely managed logistics constraints and feedstock costs, maintaining our commitment to safe operations and continued cost discipline in all business environments.

$5.6B	$9.3B	$2.0B
NET INCOME	EBITDA EX. LCM & IMPAIRMENT*	RETURNED TO SHAREHOLDERS

* See Appendix A for information about our non-GAAP financial measures and a reconciliation of net income to EBITDA, including and excluding adjustments for lower of cost or market (“LCM”) and impairment.

CASH GENERATION	Generated record cash from operating activities, driven by strong markets and growth investments	STRONG BALANCE SHEET	Strengthened our balance sheet by reducing $4 billion of long-term debt
SAFETY	Maintained focus on safe operations and continued emphasizing our GoalZERO program	EARNINGS POWER	Recognized significant additional earnings from recent growth investments
COST DISCIPLINE	Demonstrated continued cost management	SUSTAINABILITY	Announced expanded climate ambition to achieve net zero emissions by 2050

2021 EXECUTIVE COMPENSATION HIGHLIGHTS

We are committed to a pay for performance philosophy, and our compensation programs align executive and shareholder interests by tying a significant amount of compensation to our financial, business, and strategic goals. Strong EBITDA performance and cost discipline in 2021 resulted in annual bonuses paid above target, although payouts were reduced due to a challenging year for safety results. Total shareholder return relative to peers over recent years resulted in no payout for the 2019-2021 performance share units (“PSUs”) under our long term incentive program.

Our Compensation and Talent Development Committee continually monitors compensation best practices, the effectiveness of our compensation programs, and their alignment with our compensation philosophy.

UPDATED PSU STRUCTURE	NEW SUSTAINABILITY METRIC FOR ANNUAL BONUS

In 2021, we added a new metric to our PSU program, and awards granted in 2021 and after will pay out based 50% on relative total shareholder return (formerly our sole performance metric) and 50% on free cash flow per share.

For 2022, we added a new Sustainability metric to our annual bonus program, with payout based on achievement of KPIs linked to key pillars of our sustainability strategy. As a result, 30% of our overall bonus payout is now tied to ESG results (20% Safety performance and 10% Sustainability).

LYONDELLBASELL  2022 PROXY STATEMENT    9

Back to Contents

ITEM 1

ELECTION OF DIRECTORS

The Board recommends that you vote FOR the election of each of the nominees to our Board of Directors.

The Board of Directors of LyondellBasell Industries N.V. (“LyondellBasell” or the “Company”) recommends that each of the twelve director nominees introduced below be elected to our Board, in each case for a term ending at our 2023 annual general meeting of shareholders. The nominees include ten current directors who were elected by shareholders at the 2021 annual general meeting; Peter Vanacker, our incoming Chief Executive Officer who was appointed to the Board in February 2022; and Virginia Kamsky, a new director candidate nominated pursuant to our Nomination Agreement with Access Industries, our largest shareholder.

OUR BOARD

Our goal is to have a Board that provides effective oversight of the Company through the appropriate balance of experience, expertise, skills, specialized knowledge, and other qualifications and attributes. Director candidates also must be willing and able to devote the time and attention necessary to engage in relevant, informed discussion and decision-making. Our Nominating and Governance Committee focuses on Board succession planning and refreshment and is responsible for recruiting and recommending nominees to the full Board for election. The Committee considers the qualifications, contributions, and outside commitments of each current director in determining whether he or she should be nominated for reelection. Many of our directors serve on the boards and board committees of other companies, and the Committee believes this service provides additional experience and knowledge that improve the functioning of our own Board.

Our Board considers diversity a priority and seeks representation across a range of attributes, including race, gender, ethnicity, and nationality. Our Board is committed to increasing the representation of women in its membership and targets at least one-third female directors by 2023, alongside continued focus on increasing the racial and ethnic diversity of the Board and provided that no current director will be required to resign to achieve this target. In accordance with our Corporate Governance Guidelines, the Committee and any outside consultants engaged to assist in identifying potential director candidates include women and minority candidates in each pool from which a director candidate is selected.

These recruitment efforts are evidenced by our current Board composition and the qualities and qualifications of each of our nominees.

DIRECTOR NOMINEES’ INDEPENDENCE, TENURE, AND DIVERSITY

Our director nominees provide the Board with a broad range of perspectives due to their diverse gender, age, race, ethnicity, nationality, and tenure profiles, as well as the qualifications and skills identified below. Each of the eleven non-executive directors nominated to our Board is independent.

AGE
(in years)

4
5
3
50s
60s
70s

DIVERSITY

25%
Women
50%
Non-Diverse
25%
Racially/Ethnically Diverse

INDEPENDENCE

11/12
INDEPENDENT DIRECTORS

TENURE
(in years)

0 to 4
6
5 to 8
2
More than 8
4
5.5 yrs
Average Tenure

LYONDELLBASELL  2022 PROXY STATEMENT    10

Back to Contents

DIRECTOR EXPERIENCE AND EXPERTISE
INDUSTRY EXPERIENCE Experience with and understanding of the chemicals and refining industries			●	●		●	●	●		●		●
HSE EXPERIENCE Experience with social responsibility issues related to health, safety, and the environment			●		●	●	●	●	●	●	●	●
STRATEGIC PLANNING Knowledge of corporate strategy and strategic planning	●	●	●	●	●	●	●	●	●	●	●	●
MERGERS & ACQUISITIONS Experience with mergers, acquisitions, and other strategic transactions	●	●	●	●	●	●	●	●	●	●	●	●
CORPORATE FINANCE Financial expertise and experience with corporate finance	●	●		●	●	●	●	●	●	●	●	●
EXECUTIVE MANAGEMENT / CEO EXPERIENCE Executive management experience with large or international organizations	●	●	●	●	●	●	●	●	●	●	●	●
CORPORATE GOVERNANCE Knowledge of corporate governance issues applicable to companies listed on the NYSE	●	●	●	●	●	●	●	●	●	●	●
RISK MANAGEMENT Experience identifying, managing, and mitigating key enterprise risks	●	●	●	●	●	●	●	●	●	●	●	●
PUBLIC COMPANY DIRECTOR Service on the boards of other public companies	●	●	●	●	●	●	●	●	●	●	●	●
DIVERSITY AND DEMOGRAPHICS
Race/Ethnicity
African American or Black					●
Alaskan Native or American Indian
Asian			●
Caucasian or White	●			●		●	●	●	●	●	●	●
Hispanic or Latino		●
Native Hawaiian or Pacific Islander
Gender
Male	●	●	●	●	●		●		●		●	●
Female						●		●		●

LYONDELLBASELL  2022 PROXY STATEMENT    11

Back to Contents

DIRECTOR NOMINATIONS

Although our Nominating and Governance Committee is responsible for recommending director candidates to the Board, candidates may also be proposed by other directors, management, and our shareholders. From time to time, the Committee works with third-party search firms to assist with identifying and evaluating director candidates.

BY EMAIL
send an email to CorporateSecretary@LyondellBasell.com

A shareholder who wishes to recommend a director candidate should submit a written recommendation to our Corporate Secretary by email or regular mail. The recommendation must include the name of the nominated individual, relevant biographical information, and the individual’s consent to nomination and to serve if elected.

Our Nominating and Governance Committee uses the same process to evaluate shareholder nominees as it does in evaluating nominees identified by other sources. For our 2023 annual general meeting of shareholders, recommendations must be received by December [__], 2022 to be considered.

BY MAIL LyondellBasell Industries N.V. c/o Corporate Secretary 4th Floor, One Vine Street London W1J 0AH, United Kingdom

2022 NOMINEES TO THE BOARD

On the recommendation of the Nominating and Governance Committee, the Board has nominated ten directors elected by shareholders at our 2021 annual general meeting and two new director nominees: Peter Vanacker, our incoming CEO appointed to the Board in February 2022, and Virginia Kamsky, a director candidate nominated pursuant to our Nomination Agreement with Access Industries. These twelve individuals have a diverse array of expertise, experience, and leadership skills. Each nominee has consented to serve as a director if elected. Steve Cooper is not standing for re-election as he has reached our mandatory retirement age.

We introduce our twelve nominees below.

JACQUES AIGRAIN
Age 67 French-Swiss Non-Executive Director since 2011; Chair since 2018 INDEPENDENT	BIOGRAPHY

Mr. Aigrain is our Chair of the Board and a retired Senior Advisor and Partner of Warburg Pincus, a global private equity firm. Prior to joining Warburg Pincus in 2013, Mr. Aigrain served as Chief Executive Officer of Swiss Re, a publicly traded insurance company, and was Co-Global Head of M&A and Head of Financial Institutions at J.P. Morgan. He also has many years of experience as a director of public and multinational organizations including The London Stock Exchange Group plc, WPP plc, a multinational advertising and public relations company, and Clearwater Analytics Holdings Inc., a maker of financial software products. Mr. Aigrain’s more than 30 years of financial services and management experience provide him with expertise in all areas of strategy, mergers and acquisitions, finance, and capital markets. Additionally, he brings substantial knowledge of board- and governance-related matters.

COMMITTEES
● Nominating and Governance Committee ● Finance Committee ● Executive Committee (Chair)
SKILLS AND QUALIFICATIONS
	● Corporate Finance ● Risk Management ● Mergers & Acquisitions ● International Operations ● Corporate Governance	● Strategic Planning ● Capital Markets ● CEO Experience ● Public Company Director Experience
OTHER CURRENT PUBLIC DIRECTORSHIPS
● The London Stock Exchange Group plc (since 2013) ● WPP plc (since 2013) ● Clearwater Analytics Holdings Inc. (since 2021)

LYONDELLBASELL  2022 PROXY STATEMENT    12

Back to Contents

LINCOLN BENET
Age 58 American-British Non-Executive Director since 2015 INDEPENDENT	BIOGRAPHY

Mr. Benet has served as Chief Executive Officer of Access Industries, a privately held industrial group with world-wide holdings, since 2006. Prior to joining Access, he spent 17 years at Morgan Stanley, including as Managing Director. Mr. Benet also has experience serving on the boards of several privately held and publicly traded companies, including those in the investment, music and publishing, oil and gas pipes and tubing, cement, sports media, and petrochemicals industries. As a result of this background, he brings to our board a working knowledge of global markets, mergers and acquisitions, executive management, strategic planning, and corporate strategy, as well as experience with international finance, including corporate finance matters such as treasury, insurance, and tax.

COMMITTEES
● Nominating and Governance Committee ● Finance Committee (Chair) ● Executive Committee
SKILLS AND QUALIFICATIONS
	● Strategic Planning ● Mergers & Acquisitions ● International Operations ● Corporate Governance	● Corporate Finance ● Risk Management ● Capital Markets ● CEO Experience
OTHER CURRENT PUBLIC DIRECTORSHIPS
● Warner Music Group Corp. (public since 2020)

JAGJEET (JEET) BINDRA
Age 74 American Non-Executive Director since 2011 INDEPENDENT	BIOGRAPHY

Mr. Bindra is a retired executive of Chevron, a multinational energy corporation, where he spent 32 years in senior leadership positions and retired as President of the company’s worldwide manufacturing operations. Mr. Bindra holds a master’s degree in chemical engineering, as well as business administration, and started his career at Chevron as a research engineer before progressing to increasingly senior positions, including the roles of Manager of Strategic Planning and Group Manager of Projects & Engineering Technology. His education and background provide him with extensive knowledge of global manufacturing, capital project management, engineering technology, strategic business planning, and health, safety, and environmental and operations matters. Mr. Bindra has served as a director of multiple private and publicly traded companies, including Edison International and its subsidiary, Southern California Edison, WorleyParsons, and Transocean Ltd., and he has broad knowledge of board and governance matters. Mr. Bindra currently serves as a member of the board of HPCL-Mittal Energy Limited (India).

COMMITTEES
● Audit Committee ● HSE&S Committee (Chair) ● Executive Committee
SKILLS AND QUALIFICATIONS
	● Industry Experience ● Capital Project Execution ● Executive Management ● Corporate Governance ● Mergers & Acquisitions	● HSE Experience ● Strategic Planning ● International Operations ● Risk Management ● Public Company Director Experience
FORMER PUBLIC DIRECTORSHIPS
● Edison International / Southern California Edison Co. (2010-2017) ● WorleyParsons (2015-2017)

LYONDELLBASELL  2022 PROXY STATEMENT    13

Back to Contents

ROBIN BUCHANAN
Age 70 British Non-Executive Director since 2011 INDEPENDENT	BIOGRAPHY

Mr. Buchanan has previously served as Dean and President of London Business School, the Chairman of PageGroup plc, a global specialist recruitment company, a director of Schroders plc, a global asset management firm, a director of Cicap Ltd, a global private equity firm, and a director of Bain & Company Inc., a global business consulting firm. As the former UK Senior Partner, he continues to serve in an advisory role to Bain. Mr. Buchanan also serves as an advisor to Access Industries and Non-Executive Chairman of its Advisory Board, which advises on portfolio strategy. Mr. Buchanan’s experience as a board member of publicly traded, private, and charitable companies, Dean of a leading Business School, and long tenure with Bain provide him with deep experience in strategy, leadership, board effectiveness, business development, and acquisitions across most industry sectors, including considerable involvement with chemicals and energy in Europe. He also brings a wealth of experience in board and governance matters, particularly as related to multi-national companies. Mr. Buchanan is a Chartered Accountant and a published author on strategy, acquisitions, leadership, board effectiveness, corporate governance, and compensation.

COMMITTEES
● Compensation and Talent Development Committee ● Nominating and Governance Committee
SKILLS AND QUALIFICATIONS
	● Strategy Development ● Industry Experience ● Mergers & Acquisitions ● Corporate Finance ● Corporate Accounting ● International Operations	● Leadership Development ● Executive Management ● Risk Management ● Corporate Governance ● Public Company Director Experience
FORMER PUBLIC DIRECTORSHIPS
● Schroders plc (2010-2019)

ANTHONY (TONY) CHASE
Age 67 American Non-Executive Director since 2021 INDEPENDENT	BIOGRAPHY

Mr. Chase is the Chairman and Chief Executive Officer of ChaseSource, L.P., a Houston-based staffing, facilities management, and real estate development firm founded by him in 2006 and recognized as one of the nation’s largest minority-owned businesses by Black Enterprise Magazine. He currently serves as a director of Cullen/Frost Bankers, a financial holding company, Nabors Industries, an operator of drilling rig fleets and provider of offshore platform rigs, and Par Pacific Holdings, Inc., an oil and gas exploration and production company. Mr. Chase is also a tenured Professor of Law at the University of Houston Law Center and serves on the board of numerous Houston-based non-profits including the Houston Endowment, the Greater Houston Partnership, the M.D. Anderson Board of Visitors, and the Texas Medical Center. He previously served as Deputy Chairman of the Federal Reserve Bank of Dallas and Chairman of the Greater Houston Partnership. Mr. Chase has deep entrepreneurial experience as the founder of ChaseSource and three other successful ventures, as well as extensive experience serving on public company boards and in related governance matters.

COMMITTEES
● Audit Committee ● Compensation and Talent Development Committee
SKILLS AND QUALIFICATIONS
	● CEO Experience ● Risk Management ● Mergers & Acquisitions ● HSE Experience	● Strategic Planning ● Corporate Governance ● Corporate Finance ● Public Company Director Experience
	OTHER CURRENT PUBLIC DIRECTORSHIPS	FORMER PUBLIC DIRECTORSHIPS
	● Nabors Industries Ltd. (since 2019) ● Cullen/Frost Bankers, Inc. (since 2020) ● Par Pacific Holdings, Inc. (since 2021)	● Anadarko Petroleum Corp. (2014-2019) ● Paragon Offshore plc (2014-2017) ● Heritage-Crystal Clean, Inc. (2020-May 2022)

LYONDELLBASELL  2022 PROXY STATEMENT    14

Back to Contents

NANCE DICCIANI
Age 74 American Non-Executive Director since 2013 INDEPENDENT	BIOGRAPHY

Ms. Dicciani is a retired senior executive and chemical engineer. She spent her early career in research and development at Air Products and Chemicals, and then joined Rohm and Haas, a specialty chemicals manufacturer, as business director for the Petroleum Chemicals Division. After 10 years with Rohm and Haas in which she rose to the level of Senior Vice President, Ms. Dicciani became President and Chief Executive Officer of Honeywell Specialty Materials, also a chemicals manufacturer. Ms. Dicciani served on the Executive Committees of the American Chemistry Council and the Society of Chemical Industry and was appointed by George W. Bush to the President’s Council of Advisors on Science and Technology. Her background provides her with specific industry knowledge and an understanding of manufacturing, health, safety, and environmental matters; insight into the competitive landscape relevant to our industry; and a wealth of experience in all areas of executive management. Ms. Dicciani also has extensive experience in board and governance matters and has served as a director of several public companies, including Linde, an industrial gases company, and AgroFresh Solutions, an agricultural technology company.

COMMITTEES
● Compensation and Talent Development Committee (Chair) ● Finance Committee ● Executive Committee
SKILLS AND QUALIFICATIONS
	● Industry Experience ● HSE Experience ● Capital Project Execution ● Mergers & Acquisitions ● Capital Markets ● Public Company Director Experience	● International Operations ● CEO Experience ● Strategic Planning ● Risk Management ● Corporate Finance ● Corporate Governance
	OTHER CURRENT PUBLIC DIRECTORSHIPS	FORMER PUBLIC DIRECTORSHIPS
	● AgroFresh Solutions, Inc. (since 2015) ● Linde plc (since 2018)	● Halliburton Company (2009-2021) ● Praxair, Inc. (2008-2018)

ROBERT (BOB) DUDLEY
Age 66 American-British Non-Executive Director since 2021 INDEPENDENT	BIOGRAPHY

Mr. Dudley is Chairman of the international industry-led Oil and Gas Climate Initiative and Chair of the Accenture Global Energy Board, and has dedicated his career to the service of the international energy industry. He served as the Group Chief Executive of BP plc, a global energy provider, from 2010 until his retirement in March 2020. He was appointed to the board of BP in 2009 with accountability for the Americas and Asia, and previous executive roles with BP include Alternative and Renewable Energy activities and responsibility for BP’s upstream business in Russia, the Caspian region, and Africa. Mr. Dudley is a chemical engineer and a Fellow of the Royal Academy of Engineering. As the former CEO of a multinational oil and gas company, he has acquired extensive executive management experience and knowledge of the energy industry. He also has significant experience in strategic planning, risk management (including risks related to climate), international operations, and health, safety, and environmental and operations matters.

COMMITTEES
● Finance Committee ● HSE&S Committee
SKILLS AND QUALIFICATIONS
	● CEO Experience ● Risk Management ● HSE Experience ● Industry Experience ● Public Company Director Experience ● Climate Expertise	● Strategic Planning ● International Operations ● Mergers & Acquisitions ● Corporate Finance ● Corporate Governance
	OTHER CURRENT PUBLIC DIRECTORSHIPS	FORMER PUBLIC DIRECTORSHIPS
	● Freeport-McMoRan Inc. (since 2021)	● Rosneft Oil Company (2013-2022) ● BP plc (2009-2020)

LYONDELLBASELL  2022 PROXY STATEMENT    15

Back to Contents

CLAIRE FARLEY
Age 63 American Non-Executive Director since 2014 INDEPENDENT	BIOGRAPHY

Ms. Farley is a former advisor to KKR Energy Group and a retired executive in the oil and gas exploration and production industry. Ms. Farley served in several roles with KKR Energy Group from 2011 to 2021, including as Vice Chair from 2016 to 2017 and as a member of KKR Management LLC, the general partner of a global investment firm, from 2013 to 2015. Prior to joining KKR, Ms. Farley served as Chief Executive Officer of Randall & Dewey, an oil and gas asset transaction advisory firm. She became Co-President and then Senior Advisor at Jeffries & Company after Randall & Dewey became its oil and gas investment banking group, and then co-founded RPM Energy, a privately-owned oil and natural gas exploration and development company. Ms. Farley brings to the Board experience in business development, mergers, acquisitions, and divestitures, as well as knowledge of the chemical industry’s feedstocks and their markets. She also has experience in all matters of executive management and a deep understanding of public company and governance matters due to her current and prior service on the boards of companies including Anadarko Petroleum Corporation, Crescent Energy Company, and TechnipFMC.

COMMITTEES
● Compensation and Talent Development Committee ● Nominating and Governance Committee (Chair) ● Executive Committee
SKILLS AND QUALIFICATIONS
	● CEO Experience ● Strategic Planning ● Risk Management ● Public Company Director Experience ● Capital Markets	● Corporate Governance ● HSE Experience ● Mergers & Acquisitions ● International Operations
	OTHER CURRENT PUBLIC DIRECTORSHIPS	FORMER PUBLIC DIRECTORSHIPS
	● TechnipFMC plc (since 2017) ● Crescent Energy Company (since 2021)	● Anadarko Petroleum Corporation (2017-2019)

MICHAEL HANLEY
Age 56 Canadian Non-Executive Director since 2018 INDEPENDENT	BIOGRAPHY

Mr. Hanley has more than 25 years of experience in senior management and finance roles, including as Chief Financial Officer of Alcan, a Canadian mining company and aluminum manufacturer, President and CEO of Alcan’s Global Bauxite and Alumina business group, and Senior Vice President, Operations & Strategy of the National Bank of Canada. He brings strong financial and operational experience, deep knowledge of capital-intensive and process industries, experience with U.S. and international accounting standards, and a broad understanding of international markets. Mr. Hanley also has significant experience on public company boards and in the role of audit committee chair, and an appreciation for corporate governance matters and the board’s role in financial oversight. He is currently a member of the Quebec Order of Chartered Professional Accountants.

COMMITTEES
● Audit Committee (Chair) ● HSE&S Committee ● Executive Committee
SKILLS AND QUALIFICATIONS
	● Corporate Finance ● Strategic Planning ● Risk Management ● International Operations ● Public Company Director Experience	● Corporate Accounting ● Capital Markets ● Executive Management ● Corporate Governance
	OTHER CURRENT PUBLIC DIRECTORSHIPS	FORMER PUBLIC DIRECTORSHIPS
	● BRP, Inc. (since 2012) ● Nuvei Corporation (since 2020)	● Shawcor Ltd. (2015-2021) ● Industrial Alliance Insurance & Financial Services (2015-2019) ● Groupe Jean Coutu (PJC), Inc. (2016-2018)

LYONDELLBASELL  2022 PROXY STATEMENT    16

Back to Contents

VIRGINIA KAMSKY
Age 68 American Non-Executive Director Nominee INDEPENDENT	BIOGRAPHY

Ms. Kamsky is the Chairman, and Chief Executive Officer of Kamsky Associates, Inc., a firm she founded in 1980 as the first U.S. advisory firm approved to provide strategic advisory services in China. Ms. Kamsky began her career at Chase Manhattan Bank (now JPMorgan Chase Bank) and served in various capacities of increasing seniority, including as Second Vice President of Chase and head of Chase’s Corporate China Division. She has also served as a member of the US Secretary of the Navy Advisory Panel from 2009 to 2017 and as Chairman and CEO of China Institute in America from 2003 to 2013. She has been awarded the Navy Distinguished Civilian Service Award, the highest honorary award the Secretary of the Navy can confer on a civilian employee, selected as one of America’s 25 Top Asia Hands by Newsweek Magazine, and recognized as an Outstanding Public Company Director by the Financial Times. Ms. Kamsky brings with her a strong background in strategy and deep knowledge of the Asia-Pacific market. She also has extensive public company board experience, including at W.R. Grace & Co., Sealed Air Corporation, Foamex International and, currently, at Dana Incorporated.

COMMITTEES
● Compensation and Talent Development Committee (if elected) ● HSE&S Committee (if elected)
SKILLS AND QUALIFICATIONS
	● CEO Experience ● Strategic Planning ● Risk Management ● Public Company Director Experience ● Capital Markets	● Corporate Governance ● HSE Experience ● Mergers & Acquisitions ● International Operations
OTHER CURRENT PUBLIC DIRECTORSHIPS
● Dana Incorporated (since 2011) ● Kadem Sustainable Impact Corp. (since 2021)

ALBERT MANIFOLD
Age 59 Irish Non-Executive Director since 2019 INDEPENDENT	BIOGRAPHY

Mr. Manifold has been the Group Chief Executive and a director of CRH plc, an international group of diversified building materials businesses supplying the construction industry, since 2014. Mr. Manifold joined CRH in 1998 and advanced to increasingly senior roles, including Finance Director of the Europe Materials Division, Group Development Director, Managing Director of Europe Materials, and Chief Operating Officer (2009 to 2014). Prior to joining CRH, Mr. Manifold was Chief Operating Officer of Allen McGuire & Partners, a private equity group. As a sitting CEO with a background in other senior management roles, Mr. Manifold has acquired extensive leadership experience in competitive industries. In addition, he has significant knowledge of corporate finance, capital markets, strategic planning, and international operations. Mr. Manifold is also a Fellow of the Institute of Certified Public Accountants in Ireland.

COMMITTEES
● Audit Committee ● HSE&S Committee
SKILLS AND QUALIFICATIONS
	● Corporate Finance ● International Operations ● Corporate Accounting ● Risk Management ● Mergers & Acquisitions	● CEO Experience ● Capital Markets ● Strategic Planning ● Capital Project Execution
OTHER CURRENT PUBLIC DIRECTORSHIPS
● CRH plc (since 2009)

LYONDELLBASELL  2022 PROXY STATEMENT    17

Back to Contents

PETER VANACKER
Age 56 Belgian-German Executive Director since 2022	BIOGRAPHY

Mr. Vanacker has been appointed to serve as our Chief Executive Officer, joining the Company in the second quarter of 2022. Mr. Vanacker currently serves as the President, CEO and Chair of the Executive Committee of Neste Corporation, a renewable products company, a position he held since 2018. Prior to his role at Neste, he served as CEO and Managing Director of CABB Group GmbH, a fine chemicals producer, from 2015 to 2018 and as CEO and Managing Director of Treofan Group, a manufacturer of polypropylene films, from 2012–2015. He previously served as Executive Vice President and Member of the Executive Board of Bayer Material Science (now, Covestro AG), a polymers and plastics producer, with responsibility for the global polyurethanes business and as Chief Marketing and Innovation Officer. Taken together, Mr. Vanacker’s extensive experience in the oil and gas and chemicals industries, including CEO and senior leadership experience, provide him with a deep understanding of the Company’s industry, operations, and feedstocks. He also brings a strong understanding of circularity and sustainability issues. Mr. Vanacker also serves as the Chair of the Advisory Board for the European Institute for Industrial Leadership and a member of the Supervisory Board of Symrise AG.

SKILLS AND QUALIFICATIONS
	● Industry Experience ● HSE Experience ● CEO Experience ● Corporate Finance	● Strategic Planning ● Capital Project Execution ● International Operations ● Mergers & Acquisitions
OTHER CURRENT PUBLIC DIRECTORSHIPS
● Symrise AG (since 2020)

LYONDELLBASELL  2022 PROXY STATEMENT    18

Back to Contents

CORPORATE GOVERNANCE

LyondellBasell recognizes the importance of good corporate governance as a driver of long-term stakeholder value. Our Board has adopted, and regularly reviews and strives to improve upon, LyondellBasell’s robust corporate governance policies, practices, and procedures with consideration given to regulatory developments and evolving U.S. and Dutch governance best practices.

Our governance guidelines and policies, including those listed below, are available on our website at www.LyondellBasell.com by clicking either (i) “Investors,” then “Corporate Governance” or (ii) “Sustainability,” then “Reporting.”

Corporate Governance Guidelines	Rules for the Board of Directors
Articles of Association	Board Committee Charters
Code of Conduct	Financial Code of Ethics
Conflict Minerals Policy	Human Rights Policy
Human Trafficking and Anti-Slavery Statement	Supplier Code of Conduct

DIRECTOR INDEPENDENCE

Our Board annually reviews the independence of its members. In February 2022, the Board affirmatively determined that all of our non-executive directors and director nominees are independent under the rules of the New York Stock Exchange (the “NYSE”).

The Board has adopted categorical standards of independence that meet, and in some instances exceed, the requirements of the NYSE. In order to qualify as independent under our categorical standards, a director must be determined to have no material relationship with LyondellBasell other than as a director. The categorical standards include strict guidelines for non-executive directors and their immediate families regarding employment or affiliation with LyondellBasell and its independent registered public accounting firm. Our categorical independence standards are included in our Corporate Governance Guidelines.

The Board has determined that there are no relationships or transactions that prohibit any of our non-executive directors or nominees from being deemed independent under the categorical standards and that each of our non-executive directors and nominees is independent. In addition to the relationships and transactions that would bar an independence finding under the categorical standards, the Board considered all other known relationships and transactions in making its determination, including those referenced under “–Other Governance Matters–Related Party Transactions.” In determining that no known transactions or relationships affect the independence of any of the non-executive directors, the Board considered that all of the identified transactions are ordinary course and none of the dollar amounts involved were material to the Company or the relevant counterparty.

BOARD LEADERSHIP STRUCTURE

Jacques Aigrain has led our Board as its independent Chair since 2018. The Chair’s responsibilities include:

❙

Leading Board meetings and executive sessions

❙

Reviewing and approving Board meeting agendas and schedules, and ensuring there is sufficient time for discussion of topics

❙

Convening additional Board meetings, as needed

❙

Facilitating information flow and communication among directors

❙

Serving as a liaison between the independent directors and the CEO and other members of management

❙

Together with the Compensation and Talent Development Committee, setting annual and long-term performance goals for the CEO and evaluating his performance

❙

Presiding at general meetings of shareholders

❙

Meeting or engaging with shareholders, as appropriate

❙

Supporting the Company’s strategic growth initiatives

LYONDELLBASELL  2022 PROXY STATEMENT    19

Back to Contents

The Board regularly reviews LyondellBasell’s leadership structure and the responsibilities of its Chair, and may from time to time delegate additional duties to the role.

Under Dutch law, only a non-executive director may serve as Chair of our Board. Our Board believes that the separation of the positions of Chair and Chief Executive Officer that results from this governance structure promotes strong Board governance, independence, and oversight. The separation of the two roles additionally allows Mr. Aigrain to focus on managing Board matters while our CEO focuses on managing our business.

EXECUTIVE SESSIONS

Executive sessions of our independent directors, with no members of management present, take place at every regularly scheduled Board and committee meeting. During executive sessions, independent directors have an opportunity to meet with the Board’s outside consultants and independent accountants and review and discuss any matters they deem appropriate, such as the performance of the Chief Executive Officer and other members of management and the criteria against which performance is evaluated, including the impact of performance on compensation matters. Mr. Aigrain leads these executive sessions of the Board.

BOARD EVALUATIONS

Our Board and its committees evaluate their own effectiveness by participating in a robust annual self-assessment process overseen by the Nominating and Governance Committee. Each year, directors respond to survey questions soliciting information used to improve the effectiveness of the Board and its committees and individual directors. The Nominating and Governance Committee periodically engages independent outside consultants to facilitate and refresh the evaluation process.

In 2020, the self-assessment process was led by an independent outside consultant. For 2021, the Board conducted its evaluation process as described below.

1	Development and Approval of Evaluation Process and Topics

In September 2021, the Nominating and Governance Committee discussed and approved the overall process and timeline for the 2021 evaluation cycle. The Nominating and Governance Committee approved the topics and questions for distribution to the individual Board members. Questions were largely consistent with those used in prior cycles, with the addition of questions to cover topical matters. As in prior cycles, the Committee approved an individual evaluation process for the Chair, to be facilitated through survey questions specific to his role.

2	Distribution of Surveys

In late 2021 and early 2022, Board members provided responses to the surveys anonymously. In parallel, senior executives provided their views of Board effectiveness and interactions with management through confidential survey responses provided to the Corporate Secretary.

Key areas covered in the Board and committee surveys include membership; responsibilities; functionality; meetings; strategy; senior management (including succession planning); focus on performance; ensuring financial robustness; building corporate reputation; and matching risk with return. Committee members are also asked to consider whether each committee is functioning in compliance with its charter and keeping the Board adequately informed and to review the committee’s member skill sets and leadership. Survey questions for the individual Chair assessment focused on effective management of meetings and facilitation of constructive relationships and communication among Board members and with management.

3	Reporting and Board Review of Results

The Corporate Secretary compiled feedback from the self-evaluation process, including feedback from senior executives, which was discussed during the February 2022 committee and Board meetings in executive sessions.

4	Response to Director Assessment

Policies and practices were evaluated based on the self-assessment results, to consider potential enhancements to Board processes and identify the most effective existing practices. The Nominating and Governance Committee also considered director feedback in recommending the nomination of continuing directors for reelection.

Feedback from the process will also be used to refresh the evaluation process and adjust areas of focus for surveys used in 2022 and future assessments. The Nominating and Governance Committee intends to continue engaging third parties periodically in order to bring an outside perspective to the evaluation process.

LYONDELLBASELL  2022 PROXY STATEMENT    20

Back to Contents

DIRECTOR ONBOARDING, TRAINING, AND SITE VISITS

Our Board is committed to understanding its governance responsibilities, evolving best practices, and all aspects of our Company and business. The Company provides an extensive orientation program that enables each new director joining the Board to become familiar with LyondellBasell and to meet with key members of the Company’s management and functional leaders. Each of the four non-executive directors who have joined our Board since 2018 completed our onboarding program and met with the Company’s Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, Chief Compliance Officer, and additional executives to discuss our corporate structure, business strategy, operations, and segments, as well as tax, accounting, compliance, investor relations, human resources, and health, safety, and environment (HSE) matters, among other topics. Ms. Kamsky will complete a similar orientation program upon joining our Board.

All of our directors are encouraged to participate in industry and governance organizations and seek out training opportunities that will provide them with continuing education on key topics. The Company will reimburse directors for the costs of such continuing education. During Board meetings, our directors hear from management on a wide range of subjects, including regulatory developments, shareholder updates, and environmental, social, and corporate governance issues and trends. Our directors also have regular opportunities to visit the Company’s manufacturing and technology centers and meet with site management. During 2021, the Board Chair and Chair of the HSE&S Committee separately toured the Company’s POTBA plant construction site at Channelview.

SHAREHOLDER ENGAGEMENT

We recognize the value of regular and consistent communication with our shareholders and engage with investors on strategy, risk management, sustainability, corporate governance, executive compensation, and other matters. We regularly review general governance trends and emerging best practices and invite feedback from our shareholders and other stakeholders, which is brought to our Board and helps inform its decision-making process and understanding of corporate governance trends and best practices. Engagement with shareholders occurs in one-on-one meetings and calls with shareholder representatives, at our annual general meeting of shareholders, and through our regular participation in industry conferences, investor road shows, and analyst meetings.

In 2021, we discussed the Company’s strategy and environmental, social, and governance profile with multiple investors and engaged their questions or concerns on these and other topics. Our Senior Vice President of R&D, Technology and Sustainability, who serves as our Chief Sustainability Officer, regularly joins meetings to discuss our climate, circularity, and sustainability ambitions. In addition, our independent Board Chair has made himself available for these discussions. Management updates the Board regularly on conversations with shareholders and feedback received. We are committed to remaining proactive in our engagement efforts and shareholder outreach.

COMMUNICATION WITH THE BOARD

Shareholders and other interested parties may communicate with the Board or any individual director. Communications should be addressed to our Corporate Secretary by email or regular mail.

Communications are distributed to the Board or to one or more individual directors, as appropriate, depending on the facts and circumstances outlined in the communication. Communications such as business solicitations or advertisements; junk mail and mass mailings; new product suggestions; product complaints; product inquiries; and resumes and other forms of job inquiries will not be relayed to the Board. In addition, material that is unduly hostile, threatening, illegal, or similarly unsuitable will be excluded. Any communication that is filtered out is made available to any director upon request.

BY EMAIL
send an email to CorporateSecretary@ LyondellBasell.com
BY MAIL
LyondellBasell Industries N.V. c/o Corporate Secretary 4th Floor, One Vine Street London W1J 0AH, United Kingdom

LYONDELLBASELL  2022 PROXY STATEMENT    21

Back to Contents

CEO AND MANAGEMENT SUCCESSION PLANNING

One of the primary responsibilities of the Board is to ensure that we have a high-performing management team in place. On an annual basis, the Board conducts a detailed review of development and succession planning activities to maximize the pool of internal candidates who can assume executive officer positions without undue interruption. The Board reviews CEO and executive succession planning and ensures that executive officer reviews and evaluations are conducted at least annually, by either the Compensation and Talent Development Committee or the Board as a whole. The Board also reviews in-depth assessments of the Company’s bench strength, retention, progression, and succession readiness for all other senior level managers.

In August 2021, our former CEO, Mr. Patel, gave notice of his intention to retire from LyondellBasell at the end of the year. Our Board acted swiftly to organize a Selection Committee and execute on existing leadership development and succession plans to identify a slate of leading internal and external candidates.

Monitoring the Company’s leadership development, talent management, and succession planning is also a key responsibility of our Compensation and Talent Development Committee, which devotes significant time to discussion and oversight of the Company’s human resources strategy. Our strategy includes efforts to hire, retain, and fairly compensate a diverse and representative workforce.

HUMAN CAPITAL MANAGEMENT

Our success as a company is tied to the passion, knowledge, and talent of our global team. To achieve our vision of being the best operated and most valued company in the industry, we must attract top performers and equip them with the tools needed to continuously grow and leverage their potential.

What We Do
We believe in integrity, diversity, and fairness
We focus on creating a work environment that is safe, respectful, and inspires employees to strive for excellence
We believe in the “power of many” and place a strong emphasis on teamwork
We reward performance based on personal, team, and company results
We engage in open and ongoing dialogue with employees and their representatives to ensure a proper balance between the best interests of the Company and its employees
We have a comprehensive Human Rights Policy, available on our website at www.LyondellBasell.com by clicking “Sustainability,” then “Reporting”

Key 2021 Focus Areas

In 2021, we focused our workforce development efforts on several key areas.

COVID-19 RESPONSE

As the COVID-19 pandemic persisted for a second year, we continued to operate with three key objectives: protecting the health and safety of our people; ensuring the safety and security of our work locations; and maintaining business continuity with our customers and suppliers. In 2021, we retained and supported employees by implementing new global flexible work policies, focusing on employees’ mental health with an expanded global Employee Assistance Program, introducing U.S. caregiver support services, and providing a cash award to over 10,000 manufacturing employees globally, recognizing their efforts on the front lines to keep our plants running safely and reliably throughout the challenges of the pandemic. We also launched an Advancing Immunity Campaign and incentives to maximize voluntary employee vaccinations.

DIVERSITY, EQUITY, AND INCLUSION

Building on the appointment of a Chief Talent & Diversity Officer and establishment of a DEI Leadership Council in 2020, in 2021 we advanced our DEI efforts significantly by launching several new talent programs. To attract and advance diverse talent, we focused on mentoring and promotion of diverse employees, sourced more diverse candidates externally, increased internal job posting transparency, and expanded diverse interview panel practices. During 2021, 9,500 employees completed required diversity training. We also launched four new employee networks organized around historically underrepresented groups including women, black employees, LGBTQ+

LYONDELLBASELL  2022 PROXY STATEMENT    22

Back to Contents

employees, and early career professionals. Each of our senior executives had a personal DEI goal for 2021, which contributed to his or her individual performance rating under our annual bonus program.

The Company also engaged a third-party expert to complete its first equity review of pay and performance practices to minimize any unintended bias in our rewards programs and performance evaluations and promote a sense of fairness for all employees. In 2021, the pay equity review compared pay for like jobs and specifically focused on base pay for gender (globally) and ethnicity (U.S. only). The review reflected that pay is generally administered fairly. We continue to conduct a detailed analyses to identify and address any pay inequities. The performance review evaluation similarly compared performance rankings for gender (globally) and ethnicity (U.S. only). The review did not have any significant findings and confirmed that performance appraisals are generally administered fairly.  Results of the pay and performance equity review were reviewed with the Board and will be integrated into the Company’s annual compensation process.

Earlier this year, our Board adopted a goal of achieving gender parity in global senior leadership and increasing the number of underrepresented senior leaders in the U.S. to reflect the general population ratio by 2032. To meet these goals, we aim to increase the number of female senior leaders globally and the number of underrepresented senior leaders in the U.S. by 50% in the next five years. The Board has also approved a goal of at least one-third female directors in its membership by 2023. We will begin reporting our progress and efforts to achieve these goals in 2023.

GLOBAL TALENT DEVELOPMENT

Building an engaged, talented workforce, and employee growth and development were a key focus during 2021. We provide development opportunities for our employees through on-the-job experiences, learning from others, and in-class and online learning. In 2021, completion of e-learning training by employees increased by 33%. We continued our investment in developing future leaders through regular talent reviews, robust succession planning, and leadership development programs, including accelerated development academies and robust development planning targeted at our high potential leaders. We encourage high performance and alignment with business goals through our performance management program which includes annual goal setting, continuous performance conversations throughout the year, and a year-end process to measure performance against goals. Employees are measured not only on results delivered, but how they are delivered based on established enterprise-wide competencies.

LYONDELLBASELL  2022 PROXY STATEMENT    23

Back to Contents

APPROACH TO SUSTAINABILITY

LyondellBasell is taking action to help tackle the global challenges of eliminating plastic waste, addressing climate change, and supporting a thriving society. As one of the world’s largest producers of plastics and chemicals, we have the potential – and responsibility – to use our scale and reach to make a positive impact across value chains. Our sustainability strategy identifies five pillars that frame LyondellBasell’s response to these challenges.

GLOBAL CHALLENGES

PLASTIC WASTE	CLIMATE CHANGE	THRIVING SOCIETY

OUR PILLARS

End plastic waste in the environment

We believe ending plastic waste in the environment is a critical issue of our time. We are committed to helping eliminate plastic waste and are engaged in collaborative efforts across the value-chain to direct action where it is needed most.

Advance the circular economy

We believe transitioning to a circular economy will reduce resource use and enable a more sustainable future. We are advancing technologies and innovations that will help conserve finite resources and retain their value for as long as possible.

Address climate change

We believe collective action and a sense of urgency are needed to address the global challenges of climate change. We are committed to the decarbonization of our global operations by 2050 and delivering solutions that help advance a low-carbon economy.

Grow sustainable solutions

We believe growing our portfolio of solutions will contribute to a more sustainable society. By doing so, we will continue to reliably produce products and offer solutions that are critical to improving the quality of life for billions around the world.

Enhance our workplace, operations and communities

The health and safety of our people and the communities where we operate are our highest priorities. Our vision is to embed diversity, equity and inclusion within our culture as deeply as safety. By operating with these values, our company will continue to deliver industry-leading performance, enhance our workplace and support our communities.

2021 Actions and Milestones

In addition to defining our longer-term sustainability priorities, we are taking substantive action to achieve those goals. Noteworthy initiatives and accomplishments during 2021 are highlighted below, as well as in the Company’s annual Sustainability Report, available on our website at www.LyondellBasell.com by clicking on “Sustainability,” then “Reporting.”

NET ZERO EMISSIONS BY 2050

In September 2021, we announced an ambition to achieve net zero emissions from global operations by 2050, as well as interim goals of achieving an absolute 30% reduction in scope 1 and scope 2 greenhouse gas (GHG) emissions, relative to 2020, and procuring at least 50% of our electricity from renewable sources by 2030. These targets are consistent with efforts to support the Paris Agreement’s goal of limiting climate change by achieving net zero for global GHG emissions by mid-century.

(1)

Reduction in scope 1 and scope 2 GHG emissions, relative to 2020 levels.

LYONDELLBASELL  2022 PROXY STATEMENT    24

Back to Contents

We also described our pathway to achieving the targeted reduction in scope 1 and scope 2 GHG emissions by 2030, including enhanced energy management and low emission steam; flare minimization; use of lower-emitting fuels; process electrification and furnace upgrades; and a minimum of 50% of our electricity procured from renewable sources, and specific actions already underway at the Company. To support the further goal of net zero emissions by 2050, we are evaluating a portfolio of technology options that could be deployed across the Company’s manufacturing footprint, including cracker electrification, use of hydrogen, carbon capture and storage, and carbon utilization. We also continue to engage with shareholders and other stakeholders to understand their priorities, concerns, and insights regarding our climate strategy, goals, and pathway to achieve net zero.

RECYCLING AMBITION AND CIRCULEN

In 2020, we announced our ambition to produce and market two million metric tons of recycled and renewable-based polymers annually by 2030. We are pursuing this goal by focusing on mechanical recycling, advanced (or molecular) recycling, and increased use of renewable feedstocks.

In furtherance of this goal, in April 2021, the Company launched a new suite of products under the name Circulen, enabling brand owners to improve the sustainability of consumer products. The LyondellBasell Circulen product family supports the reduction of plastic waste through the use of recycled content, and a lower carbon footprint through the use of renewable-based content as compared to feedstock from fossil-based sources, and includes:

❙

CirculenRecover – polymers made from plastic waste through a mechanical recycling process

❙

CirculenRevive – polymers made using an advanced (molecular) recycling process to convert plastic waste into feedstock to produce new polymers

❙

CirculenRenew – polymers made from renewable feedstocks such as used cooking oil, including polypropylene and polyethylene with measurable and certified C14 renewable content

Each of these products support our multi-pronged plan to advance the circular economy and bring sustainable solutions to life. The suite of Circulen products was extended to the Company’s Advanced Polymer Solutions segment in October 2021, enabling applications for additional brand owners and automobile manufacturers.

TCFD REPORTING

In 2020, the Company aligned disclosures in its 2019 Sustainability Report to the guidelines of the Global Reporting Initiative (“GRI”) and the Sustainability Accounting Standards Board (“SASB”). In 2021, we took the further step of publishing our first index mapping our sustainability disclosures to Task Force for Climate-Related Financial Disclosures (“TCFD”) guidelines. The TCFD Index is available on our website at www.LyondellBasell.com by clicking on “Sustainability,” then “Reporting.” We are committed to continuing transparency in the reporting of our climate risk and our progress in reducing GHG emissions.

SUSTAINABLE SUPPLY CHAIN

Building on adoption of our Supplier Code of Conduct in July 2020, the Company advanced its sustainable procurement programs during 2021. We engaged EcoVadis, a leading global corporate social responsibility and sustainability company, to help us establish and enhance processes supporting strong environmental, social, and governance (“ESG”) practices throughout our supply chain. We use the EcoVadis platform to assess suppliers’ sustainability practices, and have adopted a goal of assessing performance of least 70% of key suppliers, representing approximately 90% of our procurement spend, by 2025.

We also joined Together for Sustainability (TfS), a chemical industry initiative to support sustainable supply chains. TfS provides assessment tools and facilitates the exchange of best practices and shared supply chain standards.

LYONDELLBASELL  2022 PROXY STATEMENT    25

Back to Contents

BOARD OVERSIGHT OF RISK AND ESG

Board Oversight of Risk

While the Company’s CEO is responsible for assessing and managing the Company’s day-to-day risks and related control systems, the Board has broad oversight of the Company’s risk profile and risk management. In this oversight role, the Board is responsible for satisfying itself that the risk management processes designed and implemented by management are functioning and that necessary steps are taken to foster a culture of risk-adjusted decision-making throughout the organization. These processes and structures include the Company’s Enterprise Risk Management (ERM) organization, Code of Conduct and related compliance program, internal controls function and disclosure committee meetings and controls, and a robust internal audit function. The Company believes that this division of responsibilities achieves sound risk management and that the Board’s involvement ensures effective oversight.

LYONDELLBASELL  2022 PROXY STATEMENT    26

Back to Contents

ENTERPRISE RISK MANAGEMENT FUNCTION

The Company has an Enterprise Risk Management (ERM) organization, with a group of employees dedicated to deploying the enterprise-wide risk management framework. The CEO and Chief Financial Officer are responsible for overseeing these risk management programs, including assessing risk tolerances, evaluating whether such tolerances are aligned with the Company’s strategic goals, and defining our overall risk profile. Each year, ERM leads a risk workshop with the CEO and his leadership team to refresh the Company’s risk profile. Together, the participants validate existing enterprise risks (both opportunities and threats), select new and emerging risks to add to the risk register, and ensure risk ownership is assigned to the appropriate leadership team executives and the Board and Board committees.

Examples of the Company’s enterprise risks include major health, safety, environment, and security events, cyber security, climate change, DEI, and global talent management.

The CEO has delegated to an internal Risk Management Committee the authority to review and approve transactions, including hedging strategies, that are in accordance with the Company’s approved risk management policies and procedures. The standing members of the Risk Management Committee include the CEO, the Chief Financial Officer, and the Chief Legal Officer. Under the Committee’s oversight, the Company’s Financial Risk Management Group manages foreign exchange, interest rate, and other financial risks across the Company’s global operations. Through a variety of policies and procedures, senior management and their leadership teams identify, monitor, mitigate, and report on risks and develop risk management plans aligned with the Company’s enterprise risk management framework.

The results of the risk management processes and updates on material risks are reported to the Board and its committees on a regular basis. The Audit Committee is responsible for ensuring that an effective risk assessment process is in place, and reports are made to the Audit Committee in accordance with NYSE requirements.

During 2021, members of the Board were surveyed by the Company’s ERM organization regarding their assessment of the Company’s primary risks. In September 2021, the Board and ERM team reviewed the survey results together and focused their discussion on an evaluation of risks related to the Company’s feedstock advantage and, separately, cyber security matters.

The direct line of communication between the Board and members of management facilitated at Board meetings and through these workshops allows the Board to further evaluate and assess the management of the Company’s day-to-day risks.

Board and Management Oversight of ESG

BOARD OVERSIGHT OF ESG

Our Board leads our commitment to sustainability and maintains oversight of the Company’s ESG profile. Management reports on key sustainability topics and initiatives at each regularly scheduled Board meeting, and directors participate in a deep dive on sustainability strategy and actions at least annually. During the Board’s annual strategy meeting in July 2021, the Board focused on the Company’s strategy, progress, and programs related to its goals on climate and the circular economy, as well as DEI matters. The Board also reviewed long-term future scenarios utilizing different assumptions about climate change and industry response, among other global developments, and the potential impacts on the Company’s portfolio, operations, and strategic options.

Over recent years, our HSE & Operations Committee has increasingly provided oversight of sustainability programs, issues, and activities, and in November 2021 the Board formalized this role by renaming the Committee as the “Health, Safety, Environmental and Sustainability (HSE&S) Committee.” The HSE&S Committee is responsible for reviewing relevant sustainability risks and trends and monitoring the Company’s progress on sustainability targets, ambitions and reporting, including the review and approval of the Company’s sustainability report each year. The Committee receives updates on selected sustainability topics at each meeting, and also reviews program information and indicators on HSE performance.

Other standing Committees provide guidance regarding specific ESG issues in accordance with their charters and responsibilities. The Nominating and Governance Committee oversees the Company’s overall ESG profile and strategy, and makes recommendations on corporate governance policies and practices. The Compensation and Talent Development Committee reviews our executive compensation, talent management, and DEI programs. The Audit Committee monitors the Company’s compliance programs and EthicsPoint reporting helpline complaints, and receives quarterly updates from the Company’s Chief Compliance Officer, who has a direct reporting line to the Audit Committee. The Audit Committee also reviews the Company’s audit and internal controls and receives quarterly updates on cybersecurity matters.

LYONDELLBASELL  2022 PROXY STATEMENT    27

Back to Contents

SPOTLIGHT ON DEI	SPOTLIGHT ON CYBERSECURITY

Our Board recognizes the importance of diversity at all levels of our organization, and provides oversight of our DEI strategy, initiatives, and progress. DEI was one of six primary goal areas for our human resources department in 2021, and our Senior Vice President, Human Resources updated the Compensation and Talent Development Committee on progress at each regularly scheduled meeting. Each executive officer was also assigned a personal DEI goal for the year, which the Compensation and Talent Development Committee took into consideration in determining 2021 performance and STI payout.

The full Board also participated in a deep dive on DEI as part of its annual strategy session, reviewing workforce representation, diverse talent, results of the Company’s first pay equity audit, and details on initiatives to enhance hiring, mentoring, and training processes.

We recognize the evolving risk posed by global cybersecurity threats, and our Board is regularly updated on emerging risks and maintains oversight of the Company’s cybersecurity program implemented to address them.

In 2021, the Audit Committee conducted deep dives into specific cybersecurity and data privacy topics at two of its regularly-scheduled meetings, with detailed follow-up with Committee members on a quarterly basis. The Audit Committee also reviews the Company’s cybersecurity dashboard each quarter, which summarizes key security metrics and activities.

LYONDELLBASELL  2022 PROXY STATEMENT    28

Back to Contents

MANAGEMENT OVERSIGHT OF ESG

At the management level, our CEO oversees the Company’s ESG profile through regular reporting and discussion on key topics and initiatives with his direct reports.

SUSTAINABILITY STEERING COMMITTEE

The Sustainability Steering Committee, a subset of the CEO’s leadership team, met monthly throughout 2021 and serves to align and embed the Company’s sustainability strategy within our corporate strategy, including by assessing progress toward the Company’s 2030 and 2050 sustainability ambitions. The Committee is chaired by the Senior Vice President of R&D, Technology and Sustainability, who also functions as our Chief Sustainability Officer, and its membership includes the Chief Financial Officer, Chief Legal Officer, and the heads of each of the Company’s business segments and HSE function.

SUSTAINABILITY TEAM

The Chief Sustainability Officer is supported by a global group of employees, led by our Director, Global Sustainability, who is responsible for the management of sustainability programs. This group collaborates with leaders across the organization to bring together the functional expertise and skills needed to achieve our sustainability and ESG objectives.

LYONDELLBASELL  2022 PROXY STATEMENT    29

Back to Contents

BOARD AND COMMITTEE INFORMATION

The Board currently has six standing committees, each consisting entirely of independent directors:

❙

Audit Committee

❙

Compensation and Talent Development Committee

❙

Nominating and Governance Committee

❙

HSE&S Committee

❙

Finance Committee

❙

Executive Committee

Our Compensation and Talent Development Committee, Nominating and Governance Committee, and HSE&S Committee meet in connection with each regularly scheduled Board meeting (other than the Board’s strategy session held in July) and hold additional meetings as needed, while other committees meet independently as the matters under their respective responsibilities require. Committees regularly receive reports from LyondellBasell management, report on committee actions to the Board, and may retain outside advisors.

In 2021, the Board held nine meetings, five regularly scheduled and four special. Our directors’ average attendance rate at Board and committee meetings was 98%, and each of our directors attended at least 85% of the meetings of the Board and committees of which he or she was a member. Our Chair is a member of the Nominating and Governance Committee and Finance Committee and, in addition, regularly attends meetings of the Audit Committee and the Compensation and Talent Development Committee. Although the Company does not maintain a policy regarding directors’ attendance at its general meetings of shareholders, both our Chair and CEO attend the Company’s annual general meeting each year and will attend the 2022 annual general meeting (the “Annual Meeting”).

The table below provides membership and meeting information for each of the Board’s standing committees as of the date of this proxy statement. During 2021, the Board also formed a special Selection Committee to coordinate the search for our new CEO. The Selection Committee comprised six independent directors and was chaired by Mr. Aigrain, met six times from September to November 2021, and was dissolved following completion of its responsibilities.

Name	Audit	Compensation & Talent Development	Nominating & Governance	HSE&S	Finance	Executive
Jacques Aigrain
Lincoln Benet
Jeet Bindra
Robin Buchanan
Tony Chase
Stephen Cooper(1)
Nance Dicciani
Bob Dudley
Claire Farley
Michael Hanley
Virginia Kamsky(1)
Albert Manifold
Peter Vanacker
2021 MEETINGS	5	7	5	5	3	0(2)
(1)

Mr. Cooper has reached our mandatory retirement age and is not standing for re-election to the Board. Ms. Kamsky’s committee membership appointments will be effective upon her election to the Board at the Annual Meeting.

(2)

The Executive Committee meets on an as-needed basis to discuss coordination among the Board and its committees, collaborate on meeting agendas, and discuss ad-hoc issues. The Committee did not hold any meetings in 2021.

Each of our committees has a written charter, approved by the Board. The charters can be found on our website at www.LyondellBasell.com by clicking on “Investors,” then “Corporate Governance,” then “Board of Directors.” Each committee annually reviews and recommends any changes to its charter and conducts an evaluation of committee performance with respect to delegated duties and responsibilities.

LYONDELLBASELL  2022 PROXY STATEMENT    30

Back to Contents

AUDIT COMMITTEE
CHAIR: MICHAEL HANLEY* MEMBERS: JEET BINDRA TONY CHASE* ALBERT MANIFOLD* * AUDIT COMMITTEE FINANCIAL EXPERTS INDEPENDENCE: ALL MEMBERS

The Audit Committee is responsible for overseeing all matters relating to our financial statements and reporting, our internal audit function and independent auditors, and our compliance function. Listed below are the general responsibilities of the Audit Committee.

❙

Independent Auditor – Engage external auditor, review performance, and approve compensation; review independence and establish policies relating to the hiring of auditor employees; and pre-approve audit and non-audit services;

❙

Internal Audit – Review plans, staffing, and activities of the internal audit function and its effectiveness;

❙

Financial Statements – Review financial statements and earnings releases; discuss and review accounting policies and practices and external auditor reviews; and discuss and review the effectiveness of internal controls;

❙

Risk Management – Monitor the Company’s major financial and other risk exposures, including oversight of the Company’s policies and guidelines with respect to risk assessment and management, information technology and cybersecurity risks; and

❙

Compliance – Review plans, staffing, and activities of the compliance function and its effectiveness; establish and review procedures for complaints, including anonymous complaints regarding accounting, controls, and auditing; and review the Company’s Code of Conduct and system for monitoring compliance therewith.

Our Board has determined that all Audit Committee members are independent under the NYSE listing standards, our categorical independence standards, and the heightened independence requirements applicable to audit committee members under Securities and Exchange Commission (“SEC”) rules. Our Board has also determined that all Audit Committee members are financially literate in accordance with the NYSE listing standards and that Mr. Hanley, Mr. Chase, and Mr. Manifold qualify as audit committee financial experts under SEC rules.

COMPENSATION AND TALENT DEVELOPMENT COMMITTEE
CHAIR: NANCE DICCIANI MEMBERS: ROBIN BUCHANAN TONY CHASE CLAIRE FARLEY INDEPENDENCE: ALL MEMBERS

The Compensation and Talent Development Committee is responsible for overseeing our executive compensation, talent management and diversity, equity and inclusion (DEI) programs and developing the Company’s compensation philosophy.

In fulfilling its responsibility for the oversight of compensation matters, the Compensation and Talent Development Committee may delegate authority for day-to-day administration and interpretation of the Company’s compensation plans to Company employees, including responsibility for the selection of participants, determination of award levels within plan parameters, and approval of award documents. The Compensation and Talent Development Committee may not, however, delegate authority for matters affecting the compensation and benefits of the Company’s executive officers. The Compensation and Talent Development Committee’s responsibilities include the following:

❙

Executive Compensation – Approve the compensation and benefits of executive officers; review executive compensation practices to ensure consistency with corporate objectives; review and approve CEO goals and objectives and evaluate CEO performance; and make recommendations to the Board regarding CEO and executive officer compensation;

❙

Company Compensation and Benefits – Review the Company’s compensation philosophy, programs, and practices; review and approve pension and benefit arrangements as well as funding of pension and benefit plans; review pay equity for the Company; and make recommendations to the Board on these subjects; and

❙

Talent Management – Review the Company’s organizational leadership structure and oversee leadership development, talent management, DEI initiatives, and succession and continuity planning for the CEO and other executive officers.

Our Board has determined that all Compensation and Talent Development Committee members are independent under the NYSE listing standards, our categorical independence standards, and other independence requirements applicable to compensation committee members under NYSE rules.

Compensation Committee Interlocks and Insider Participation – No member of the Compensation and Talent Development Committee serves or has served as an officer or employee of the Company or any of our subsidiaries and, during 2021, no executive officer served on the compensation committee or board of any entity that employed any member of our Compensation and Talent Development Committee or Board.

For additional information on the Compensation and Talent Development Committee, including information regarding compensation consultants engaged during 2021, see the “Compensation Discussion and Analysis” beginning on page 44.

LYONDELLBASELL  2022 PROXY STATEMENT    31

Back to Contents

NOMINATING AND GOVERNANCE COMMITTEE
CHAIR: CLAIRE FARLEY MEMBERS: JACQUES AIGRAIN LINCOLN BENET ROBIN BUCHANAN INDEPENDENCE: ALL MEMBERS

The Nominating and Governance Committee is primarily responsible for identifying nominees for election to the Board and overseeing matters regarding corporate governance.

To fulfill those duties, the Nominating and Governance Committee has the responsibilities summarized below:

❙

Directors and Director Nominees – Identify and recommend candidates for membership on the Board and recommend committee memberships;

❙

Director Compensation – Evaluate and recommend director compensation;

❙

ESG & Corporate Governance – Review the Company’s ESG profile and make necessary recommendations; review and propose modifications to the Company’s corporate governance documents and policies; review ESG strategy and ratings; and review and comment on shareholder proposals; and

❙

Administrative – Coordinate evaluations by committees and the full Board.

HEALTH, SAFETY, ENVIRONMENTAL AND SUSTAINABILITY COMMITTEE
CHAIR: JEET BINDRA MEMBERS: STEPHEN COOPER BOB DUDLEY MICHAEL HANLEY ALBERT MANIFOLD INDEPENDENCE: ALL MEMBERS

The HSE&S Committee assists the Board in its oversight responsibilities by assessing the effectiveness of health, safety, environmental, and sustainability programs and initiatives that support Company policies. In 2021, the Committee changed its name from the Health, Safety, Environmental and Operations to the Health, Safety, Environmental and Sustainability Committee in recognition of its increased focus on sustainability issues and programs.

The specific responsibilities of the HSE&S Committee are summarized below:

❙

HSE – Review and monitor the Company’s health, safety, and environmental policies and performance results, including processes to ensure compliance with applicable laws and regulations; review with management environment, health, safety, and product stewardship issues that can have a material impact on the Company; and review the status of related policies, programs, and practices;

❙

Sustainability – Provide oversight of the Company’s sustainability programs, initiatives, and activities; review with management relevant sustainability risks and trends; and monitor the Company’s progress on sustainability targets, ambitions, and reporting; and

❙

Audit – Review and approve the scope of the Company’s health, safety, and environmental audit program; regularly monitor audit program results; and review and approve the annual budget for the health, safety, and environmental audit program.

FINANCE COMMITTEE
CHAIR: LINCOLN BENET MEMBERS: JACQUES AIGRAIN NANCE DICCIANI BOB DUDLEY INDEPENDENCE: ALL MEMBERS

The Finance Committee is responsible for monitoring and assessing such matters as the Company’s capital structure and allocation, strategic transactions, debt portfolio, and tax and derivative strategies.

In fulfilling its duties, the Finance Committee has the responsibilities summarized below:

❙

Strategy – Review analyses and provide guidance and advice regarding acquisitions and divestments and discuss and review the Company’s tax strategies, planning, and related structures;

❙

Capital – Review the Company’s capital structure and capital allocation, including organic and inorganic investments; review and discuss the Company’s dividend policy; and review and discuss share repurchase activities and plans; and

❙

Securities and Financing – Review and discuss the Company’s debt portfolio, credit facilities, compliance with financial covenants, commodity, interest rate, and currency derivative strategies, and proposed securities offerings.

LYONDELLBASELL  2022 PROXY STATEMENT    32

Back to Contents

EXECUTIVE COMMITTEE
CHAIR: JACQUES AIGRAIN MEMBERS: LINCOLN BENET JEET BINDRA NANCE DICCIANI CLAIRE FARLEY MICHAEL HANLEY INDEPENDENCE: ALL MEMBERS

The Executive Committee consists of the chairs of each of the other Board committees. The role of the Executive Committee is to facilitate and improve communication and coordination among members of the Board and its committees. It does so by, among other things, collaborating on agenda setting and discussing ad-hoc issues.

OTHER GOVERNANCE MATTERS

Retirement Policy and Term Limits

Our Corporate Governance Guidelines and Rules for the Board of Directors provide that directors will not be re-nominated for election to the Board after they reach the age of 75. While the Board does not believe there is a specific age after which directors should no longer serve on boards, it does believe mandatory retirement ages are useful for promoting board refreshment. Since 2019, the Board has nominated three new directors to fill vacancies created by director retirements after reaching our mandatory retirement age.

The Board has not adopted term limits for its members. The Nominating and Governance Committee and the full Board regularly discuss board succession and refreshment and strive to maintain a balance of directors with varying lengths of service and ages. While the Board recognizes that term limits could assist in this regard, they may have the unintended consequence of causing the Board and the Company to lose the contribution of directors who over time have developed enhanced knowledge and valuable insight into the Company and its operations. The Board believes that the mandatory retirement age and an annual evaluation process for deciding whether to re-nominate individuals for election are currently more effective means of ensuring board refreshment and renewal, while also allowing for continuity of service.

Code of Conduct

The Company has a Code of Conduct for all employees and directors and a Financial Code of Ethics specifically for our CEO, CFO, CAO and persons performing similar functions. Our Code of Conduct covers a wide range of important topics including fair and accurate business dealings, corruption, health and safety, discrimination, and environmental protection. Copies of these codes can be found on our website at www.LyondellBasell.com by clicking on “Investors,” then “Corporate Governance.” Any waivers of the codes must be approved, in advance, by our Board, and any amendments to or waivers from the codes that apply to our executive officers and directors will be posted on the “Corporate Governance” section of our website.

We expect all employees to report possible violations or concerns regarding our Code of Conduct. We offer an independent whistleblower helpline and website, EthicsPoint, that enables employees and other stakeholders to report complaints anonymously. Our Chief Compliance Officer, who has a direct reporting line to the Audit Committee, provides regular reports to the Committee on compliance with the Company’s Code of Conduct, related training programs, and complaints received and investigated by the compliance function.

Public Policy & Political Engagement

We believe active participation in the political process is essential to our long-term success. LyondellBasell advances our public policy agenda through direct lobbying, involvement in various trade associations, and the LyondellBasell Political Action Committee (PAC). Transparency and accountability are embedded into our public policy, political spending and lobbying actions. The Company maintains policies and procedures consistent with our Code of Conduct that support continued compliance with applicable political laws and regulations. Our engagement, including public policy advocacy and through trade associations, is subject to oversight by LYB senior management and the CEO. In addition, the LYB PAC Board is responsible for the management of all PAC activities, including the approval of all PAC distributions.

LYONDELLBASELL  2022 PROXY STATEMENT    33

Back to Contents

LyondellBasell does not make political contributions other than through the PAC, which is funded voluntarily by employees.

Our advocacy activities are directed toward advancing LyondellBasell’s business interests and not the personal political preferences of our executives or employees. Our strategy is grounded in safe and reliable operation of all assets. We support policies that promote a stable and predictable regulatory framework for our operations; fair and equitable tax policies that promote economic investment, job creation and global competitiveness; improve energy efficiency and sustainability programs, policies and activities; advance innovation and technology in manufacturing, recycling and infrastructure; improve work development programs to meet the needs of industry; and are consistent with the company’s public policies on sustainability, advancing a circular economy and addressing climate change.

In all of the Company’s advocacy activities, we are committed to the highest standards in corporate responsibility, compliance, and transparency. The Company discloses its U.S. federal, state and local lobbying activity and expenditures as required by law. More information, including our statement of Principles for Public Policy for Sustainability, is available on our website at www.LyondellBasell.com by clicking “Sustainability,” then “Public Policy & Political Engagement.”

Dutch Corporate Governance Code

As a Dutch incorporated entity, we are subject to the Dutch Corporate Governance Code. The Code, most recently amended in 2016 and a copy of which can be found at www.mccg.nl/english, is a statement of principles and best practices for Dutch companies with an emphasis on integrity, transparency, and accountability as the primary means of achieving good governance. The Code’s compliance principle is “comply-or-explain,” which permits a Dutch company to comply with the best practices outlined in the Code or explain why the company has chosen to apply different practices.

The principles and practices prescribed by the Code are largely consistent with NYSE and SEC requirements and best practices for U.S. companies. In our Dutch Annual Report, which accompanies our 2021 Dutch Annual Accounts and can be found on our website at www.LyondellBasell.com by clicking “Investors,” then “Company Reports,” we disclose those instances where we have chosen to apply practices that differ from the Code. In general, these instances arise from our decision to apply practices that are more common or appropriate for NYSE traded companies than those called for by the Code. For example, although the Board’s categorical standards for director independence incorporate the standards of both the Code and the NYSE, our Board has chosen to apply the standards of the NYSE where the two conflict, including with respect to the independence classification of directors nominated by Access Industries, a greater than 10% shareholder. Our Board believes that application of the NYSE independence standards is more appropriate for LyondellBasell, which is listed only on the NYSE and not on any exchange in the Netherlands. Our Board further believes that the service of Access nominees on the Company’s key independent committees provides those committees with shareholder perspective and the significant skills, experience, and qualifications of these directors, to the benefit of the Board, the Company, and our stakeholders more generally.

Related Party Transactions

We have adopted a written Related Party Transaction Approval Policy, which requires the disinterested members of the Audit Committee to review and approve certain transactions that we may enter into with related parties, including members of the Board, executive officers, and certain shareholders. The policy applies to any transaction:

❙

in the ordinary course of business with an aggregate value of $25 million or more;

❙

not in the ordinary course of business, regardless of value; or

❙

with a value of $120,000 or more and in which an executive officer or non-executive director has a direct or indirect material interest.

Related party relationships are identified and disclosed on an ongoing basis, as well as through responses to annual questionnaires completed by all directors, director nominees, and executive officers.

The Audit Committee reviews all the relevant facts of each related party transaction, including the nature of the related person’s interest in the transaction, and determines whether to approve the transaction by considering, among other factors, (i) whether the terms of the transaction are fair to the Company and on the same basis as those which could be obtained from non-related parties, (ii) the business reasons for the Company to enter into the transaction, (iii) whether the related party transaction would impair the independence of any independent Board member, and (iv) whether the transaction would present an improper conflict of interest for any director or executive officer of the Company. No director votes on approval or, unless requested by the Audit Committee, participates in the discussion of a related party transaction in which he or she has an interest. The Audit Committee also conducts an annual review of all transactions with related parties, including those that do not meet the thresholds for related party transactions described above.

The following is a description of related party transactions in existence since the beginning of fiscal year 2021.

LYONDELLBASELL  2022 PROXY STATEMENT    34

Back to Contents

ACCESS INDUSTRIES

In 2010, we entered into certain agreements with affiliates of Access Industries, including a registration rights agreement, which obligates us to register and bear the costs for the resale of equity securities owned by Access Industries or its affiliates, and a nomination agreement. Pursuant to the nomination agreement, Access Industries has the right to nominate individuals for appointment to the Board if certain ownership thresholds are met. Access Industries currently owns more than 18% of our outstanding shares and has nominated Mr. Benet, Mr. Buchanan, and Ms. Kamsky pursuant to the nomination agreement. The Company entered into these agreements with Access Industries before it became publicly traded and the Related Party Transaction Approval Policy was adopted. Amendments to the nomination agreement are approved by disinterested directors.

CALPINE CORPORATION

Calpine Corporation, the owner and operator of power plants across the United States and Canada, supplies power and steam to the Company’s Houston refinery and electricity to certain other U.S. sites and is owned by a group of investors including a minority investment by Access Industries. The Audit Committee has approved, most recently in October 2020, the Company’s contracts with Calpine, which were determined to be on terms fair to the Company and more advantageous than those offered by other parties. In 2021, the Company purchased approximately $94 million of power, steam, and water from Calpine and sold approximately $21 million of excess gas and raw water to Calpine.

PLASTO-CARGAL GROUP

From time to time, the Company’s Advanced Polymer Solutions segment sells certain additives to Plasto-Cargal Group, a manufacturer of plastic container and film products, in which Access Industries holds an indirect minority investment. Sales are conducted in the ordinary course and no approval is required under the Company’s Related Party Transaction Approval Policy; however, the Audit Committee has reviewed and approved the continuation of such transactions, which totaled approximately $0.6 million for 2021.

OTHER TRANSACTIONS & RELATIONSHIPS

The Board was also made aware of, and considered the fairness of, certain transactions and relationships between the Company and other organizations where our directors and director nominees have relationships. These transactions and relationships were also considered in evaluating the independence of the non-executive members of our Board.

In particular, Messrs. Bindra, Buchanan, Chase, and Dudley and Ms. Dicciani and Ms. Farley each serve or recently served as directors or advisors of companies with which LyondellBasell has commercial transactions. Each of these transactions was entered into on an arm’s-length basis in the ordinary course of business, and no director initiated or participated in negotiation of the relevant purchases or sales or had any material interest in, or received any compensation in connection with, these transactions. In each case, the payments made or received by LyondellBasell fell below the greater of $1 million or 2% of the other company’s annual gross revenue.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our common shares to file initial reports of ownership and reports of changes in ownership of common shares (Forms 3, 4, and 5) with the SEC and the NYSE. Reporting persons are required by SEC regulation to furnish us with copies of all such forms that they file.

Based on a review of the reports filed, information of the Company, and written representations from reporting persons, we believe that, during the fiscal year ended December 31, 2021, all of our directors, executive officers, and greater than 10% shareholders timely filed all reports they were required to file under Section 16(a), except for (i) one report by Mr. Buchanan, reporting a sale of shares held by a third-party broker, that was not timely filed due to an administrative error, and (ii) four additional reports by Mr. Buchanan, reporting the purchase of shares through inadvertent automatic dividend reinvestment in his personal brokerage account, contrary to written directions provided to the financial institution. The Form 4 reporting Mr. Buchanan’s transactions, including unreported automatic dividend reinvestments for prior years, was filed in February 2022 after the missed filings were identified, and all short-swing profits realized by Mr. Buchanan from the relevant transactions have been voluntarily disgorged.

Indemnification

We indemnify members of our Board to the fullest extent permitted by law so they will be free from undue concern about personal liability in connection with their service to the Company. Our Articles of Association establish this indemnification right, and we have also entered into agreements with each of our directors contractually obligating us to indemnify them.

LYONDELLBASELL  2022 PROXY STATEMENT    35

Back to Contents

DIRECTOR COMPENSATION

Our Nominating and Governance Committee reviews director compensation on an annual basis and recommends any changes in compensation determined advisable. The Board seeks to award compensation that fairly compensates directors for the work required by membership on our Board and aligns director interests with those of our shareholders. The Nominating and Governance Committee periodically receives advice from Pearl Meyer & Partners, LLC (“Pearl Meyer”), the Board’s independent compensation consultant, on director compensation practices and gives consideration to the qualifications and caliber of the Company’s directors and significant commitment required for service on our Board, including the additional time and effort required by overseas travel for many of our Board meetings.

Following its annual review in November 2021, the Nominating and Governance Committee recommended no changes to director compensation and approved the continuation of the existing director compensation policy as further described below. No increases to director pay have been approved since 2014, apart from an increase in the annual retainer for the Board Chair in connection with the election of Mr. Aigrain to the role in 2018 and the expansion of Chair duties (including in support of the Company’s strategic growth initiatives) and time commitment and travel required for the role.

Excluding Chair, 8 years with no director pay increase

Our non-executive directors receive cash compensation and equity compensation, in the form of restricted stock units (“RSUs”), for their service on the Board and its committees. Members of the Board have the option to elect to receive all or a portion of the cash component of their compensation in Company shares. Our CEO does not receive any additional compensation for his service as a director.

Compensation
Board Retainer	Cash	$115,000 ($325,000 for Chair)
	RSUs	Valued at $170,000 ($325,000 for Chair)
Committee Retainers	Members	$10,000 ($15,000 for Audit Committee)
(excluding Executive Committee)	Chairs	$20,000 ($27,500 for Audit and Compensation and Talent Development Committee Chairs)

In addition to the retainers shown above, we provide members of the Board with a cash payment of $5,000 for each intercontinental trip taken in performing board service.

Share Ownership Guidelines

Members of our Board are subject to Share Ownership Guidelines. Under the Share Ownership Guidelines, non-executive directors are prohibited from selling any shares of the Company until they own shares that are valued at no less than six times their annual cash retainer for Board service, or $690,000 for all directors other than our Chair, whose ownership requirement is $1,950,000. Under the guidelines, only shares beneficially owned and RSUs (net of the anticipated tax obligation on vesting, estimated for these purposes at 50%) count towards meeting the ownership thresholds. Once a director has reached his or her required ownership level, he or she may not sell shares that would bring ownership below the threshold level.

Prohibition on Hedging and Pledging Shares

Pursuant to our Policy Prohibiting Insider Trading, directors are prohibited from purchasing, selling, or writing options on the Company’s shares, engaging in short sales, participating in other derivative or short-term purchase or sale transactions, or otherwise engaging in transactions that would enable them to hedge against any decrease in our share price. Directors are also prohibited from pledging Company shares as collateral for personal loans or other obligations, including holding shares in a brokerage margin account. These restrictions extend to directors’ immediate family members and certain related entities and are intended to keep the interests of our directors aligned with the long-term interests of the Company and our shareholders.

LYONDELLBASELL  2022 PROXY STATEMENT    36

Back to Contents

DIRECTOR COMPENSATION IN 2021

Name	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Jacques Aigrain	343,822	332,390	8,509	684,721
Lincoln Benet	144,505	173,860	5,000	323,365
Jagjeet Bindra	149,488	173,860	7,024	330,372
Robin Buchanan	134,539	173,860	5,000	313,399
Tony Chase	82,849	171,971	5,000	259,820
Stephen Cooper(1)	—	297,503	2,024	299,527
Nance Dicciani	—	329,773	2,024	331,797
Bob Dudley	79,890	171,971	5,000	256,861
Claire Farley	144,505	173,860	7,024	325,389
Isabella Goren(2)	56,289	—	2,024	58,313
Michael Hanley	151,979	173,860	19,521	345,360
Albert Manifold	139,522	173,860	5,000	318,382
(1)

Mr. Cooper is not standing for re-election to the Board at the Annual Meeting.

(2)

Ms. Goren retired from the Board on May 28, 2021.

(3)

Includes retainers for services earned or paid through December 31, 2021. Mr. Cooper and Ms. Dicciani elected to receive the cash component of their 2021 compensation in the form of shares of our common stock.

(4)

Represents annual grants of RSUs for all directors (other than Ms. Goren) and shares of stock issued in lieu of cash compensation for Mr. Cooper and Ms. Dicciani.

The annual grants of RSUs are made in conjunction with the Board’s regularly scheduled meeting in May of each year. The terms of the RSUs provide for vesting one year from the date of grant and for cash dividend equivalent payments when dividends are paid on the Company’s shares. In 2021, the annual grant for each continuing director, other than Messrs. Aigrain, Chase, and Dudley, was 1,531 units. Mr. Aigrain received 2,927 units, and Mr. Chase and Mr. Dudley each received 1,527 units based on the Company’s stock price on the date of their election. These awards are the only stock awards outstanding at 2021 fiscal year-end for the non-executive directors. In accordance with FASB Topic ASC 718, Compensation – Stock Compensation (“ASC 718”), the grant date fair value of the awards is the number of units granted times the fair market value of our shares on that date. See Note 15 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2021 for a description accounting for equity-based compensation.

The shares received in lieu of cash compensation are issued at the same time quarterly cash payments for retainers and travel fees are otherwise made. The number of shares issued is based on the average of the closing price of the Company’s shares over the quarter in which the compensation was earned. The shares issued in lieu of cash compensation in 2021 were as follows: Mr. Cooper – 1,255 shares and Ms. Dicciani – 1,586 shares.

(5)

Includes $5,000 for each intercontinental trip taken for work performed for the Company, other than for Mr. Cooper and Ms. Dicciani, each of whom received shares as compensation for their travel fees. Also includes benefits in kind related to tax preparation and advice related to the directors’ UK tax returns, payments and circumstances. The Company provides these services, through a third party, to members of our Board because of our unique incorporation and tax domicile situation. For Mr. Hanley, also includes a $12,497 reimbursement and gross up on UK social taxes assessed on a portion of his Board compensation for tax years 2018/2019 and 2019/2020, due to his residence in Quebec and for which he does not receive any benefits under the UK system.

LYONDELLBASELL  2022 PROXY STATEMENT    37

Back to Contents

ITEM 2

DISCHARGE OF DIRECTORS FROM LIABILITY

The Board recommends that you vote FOR the discharge of our directors from liability for the performance of their duties in 2021.

Under Dutch law, shareholders may discharge the Company’s Board of Directors from liability in connection with the exercise of duties during the most recently completed fiscal year. The discharge does not affect any potential liability under the laws of The Netherlands relating to liability upon bankruptcy and does not extend to matters that have not been disclosed to shareholders. It is proposed that shareholders resolve to discharge the Company’s executive and non-executive directors in office in 2021 from liability in connection with the exercise of their respective duties during the year.

ITEM 3

ADOPTION OF DUTCH STATUTORY ANNUAL ACCOUNTS

The Board recommends that you vote FOR the adoption of our 2021 Dutch statutory annual accounts.

At the Annual Meeting, you will be asked to adopt our Dutch statutory annual accounts for the year ended December 31, 2021, as required under Dutch law and our Articles of Association. Our Dutch statutory annual accounts are prepared in accordance with international financial reporting standards (“IFRS”) and Dutch law. A copy of the 2021 Dutch statutory annual accounts can be accessed through our website at www.LyondellBasell.com by clicking “Investors,” then “Company Reports,” and may be obtained free of charge by request to our Corporate Secretary at CorporateSecretary@LyondellBasell.com or LyondellBasell Industries, 4th Floor, One Vine Street, London W1J 0AH, United Kingdom, Attention: Corporate Secretary.

The Company paid an aggregate of $4.52 per share in dividends from its 2021 Dutch statutory annual accounts, for a total of approximately $1.5 billion. This includes interim dividends of $1.13 per share paid in each of the second, third and fourth quarters of 2021 and the first quarter of 2022.

DISCUSSION OF DIVIDEND POLICY

Pursuant to the Dutch Corporate Governance Code, we provide shareholders with an opportunity to discuss our dividend policy and any major changes in that policy each year at our annual general meeting.

Our dividend policy continues to be to pay a consistent quarterly dividend, with the goal of increasing the dividend over time. Through March 31, 2022, we have paid an aggregate of approximately $18.3 billion in dividends since we began our dividend program in 2011, increasing the dividend payments from $0.10 per share in the second quarter of 2011 to the current rate of $1.13 per share. The Company’s strong balance sheet and results of operations support the continuation of this dividend program.

Pursuant to our Articles of Association, the Board has determined the amount, if any, out of our annual profits to be allocated to reserves prior to the payment of dividends. The portion of our annual profits that remains after the reservation is available for dividend payments as approved by shareholders. The determination to pay any dividends will be made after a review of the Company’s expected earnings, the economic environment, financial position, and prospects of the Company, and any other considerations deemed relevant by the Board.

LYONDELLBASELL  2022 PROXY STATEMENT    38

Back to Contents

ITEM 4

APPOINTMENT OF PRICEWATERHOUSECOOPERS ACCOUNTANTS N.V. AS THE AUDITOR OF OUR DUTCH STATUTORY ANNUAL ACCOUNTS

The Board recommends that you vote FOR the appointment of PricewaterhouseCoopers Accountants N.V. (“PwC N.V.”) as the auditor of our 2022 Dutch statutory annual accounts.

The Board has selected PwC N.V. to serve as the auditor of our Dutch statutory annual accounts to be prepared in accordance with IFRS for the year ending December 31, 2022, and, in accordance with our Articles of Association, we are requesting that shareholders appoint PwC N.V. as auditor of such annual accounts. PwC N.V. has acted as the auditor of our Dutch statutory annual accounts since 2010. Representatives of PwC N.V. will be present at the Annual Meeting either in person or by teleconference and may be questioned by shareholders in relation to PwC N.V.’s report on the fairness of the financial statements.

ITEM 5

RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board recommends that you vote FOR the ratification of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2022.

The Board has selected PwC to serve as our independent registered public accounting firm for the year ending December 31, 2022. PwC has acted as our independent registered public accounting firm since 2010.

The Audit Committee, which annually recommends selection of the Company’s independent accountants, reviews PwC’s performance and independence on an ongoing basis and considers a number of factors in determining whether to re-engage PwC for the following year. The factors considered include, among others:

❙

the quality of the audit conducted and service provided;

❙

the qualifications and performance of the lead audit partner;

❙

the length of time PwC has served in the roles; and

❙

the reasonableness of fees charged.

The Audit Committee also follows SEC rules and PwC policy regarding lead audit partner rotation. During 2021, a new lead audit partner was selected for the Company following meetings between the candidate and the Chair of the Audit Committee and Company management.

The Audit Committee believes the continued retention of PwC as the Company’s independent registered public accounting firm for 2022 is in the best interest of the Company and its stakeholders.

Although shareholder ratification of the selection of PwC is not required, our Board is submitting the selection to shareholders for ratification because we value our shareholders’ views on the Company’s auditors. If our shareholders fail to ratify the selection of PwC, it will be considered as notice to the Board and Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may recommend that the Board select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stakeholders.

LYONDELLBASELL  2022 PROXY STATEMENT    39

Back to Contents

Representatives of PwC are not expected to attend the Annual Meeting; however, representatives of PwC N.V., the auditor of the Company’s Dutch statutory annual accounts, will be present at the Annual Meeting either in person or by joining the webcast and will have the opportunity to respond to appropriate shareholder questions and make a statement if they desire to do so.

PROFESSIONAL SERVICES FEE INFORMATION

Fees for professional services provided by PwC in each of the last two fiscal years, in each of the following categories, were as follows:

(in millions)	2021	2020
Audit Fees	$10.7	$10.0
Audit-Related Fees	0.9	1.1
Tax Fees	0.4	0.5
All Other Fees	–	–
TOTAL	$12.0	$11.6

Audit fees consist of the aggregate fees and expenses billed or expected to be billed for professional services rendered by PwC for the audit of our consolidated financial statements, the review of financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by an independent auditor in connection with statutory and regulatory filings or engagements, including comfort letters, statutory audits, attest services, and consents.

Audit-related fees consist of the aggregate fees billed for assurance and related services by PwC that are reasonably related to the performance of its audit or review of the Company’s financial statements and are not reported as audit fees herein. This category includes fees related to audits of benefit plans; agreed-upon or expanded audit procedures relating to accounting records required to respond to or comply with financial, accounting, or regulatory reporting requirements; and consultations as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards, or interpretations by regulatory or standard-setting bodies.

Tax fees consist of international tax compliance and corporate tax consulting.

The Audit Committee has adopted procedures for the approval of PwC’s services and related fees. Each year, the Audit Committee discusses the scope of the audit plan with PwC and all audit and audit-related services, tax services, and other services for the upcoming fiscal year are provided to the Audit Committee for pre-approval. The services, which may be provided in the upcoming twelve-month period, are grouped into significant categories substantially in the format shown above.

The Audit Committee is updated on the status of all PwC services and related fees on a periodic basis or more frequently as matters warrant. In 2021 and 2020, the Audit Committee pre-approved all audit, audit-related, tax and other services performed by PwC.

As set forth in the Audit Committee Report below, the Audit Committee has considered whether the provision of non-audit services by PwC is compatible with maintaining auditor independence and has determined in the affirmative with respect to the services provided in 2021.

LYONDELLBASELL  2022 PROXY STATEMENT    40

Back to Contents

AUDIT COMMITTEE REPORT

The role of the Audit Committee is, among other things, to oversee the Company’s financial reporting process on behalf of the Board, to recommend to the Board whether the Company’s financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), and to select the Company’s independent auditor for ratification by shareholders. Company management is responsible for the Company’s financial statements as well as for its financial reporting process, accounting principles, and internal controls. The Company’s independent auditor is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2021 with management and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2021. In addition, the Audit Committee has taken the following steps in making its recommendation that the Company’s financial statements be included in the Annual Report:

❙

First, the Audit Committee discussed with PwC those matters required to be discussed by Public Company Accounting Oversight Board (United States) Auditing Standard 1301 Communications with Audit Committees, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

❙

Second, the Audit Committee discussed with PwC its independence and received from PwC the written disclosures and the letter concerning PwC’s communications with the Audit Committee concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure helped the Audit Committee in evaluating such independence. The Audit Committee also considered whether, and concluded that, PwC’s provision of other non-audit services to the Company is compatible with the auditor’s independence.

❙

Third, the Audit Committee met periodically with members of management, including the head of the Company’s internal audit and internal controls functions, and PwC to review and discuss internal control over financial reporting. Further, the Audit Committee reviewed and discussed management’s report on internal control over financial reporting as of December 31, 2021, as well as PwC’s report regarding the effectiveness of internal control over financial reporting.

❙

Finally, the Audit Committee reviewed and discussed with the Company’s management and PwC the Company’s audited financial statements as of and for the year ended December 31, 2021, including the acceptability and appropriateness of the accounting principles applied, the reasonableness of significant judgments, and the clarity of the disclosure.

The Audit Committee also discussed with the head of the Company’s internal audit department and PwC the overall scope and plans of their respective audits. The Audit Committee meets periodically with both the head of the internal audit department and PwC, with and without management present, to discuss the results of their examinations and their respective evaluations of the Company’s internal control over financial reporting.

In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports, and statements presented to them by Company management and by PwC as the Company’s independent registered public accounting firm.

Based on the reviews and discussions explained above (and without other independent verification), the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the Company’s financial statements be included in the Annual Report. The Audit Committee has also approved the selection of PwC as the Company’s independent registered public accounting firm for fiscal year 2022.

The Audit Committee

Michael Hanley, Chair
Jeet Bindra
Tony Chase
Albert Manifold

LYONDELLBASELL  2022 PROXY STATEMENT    41

Back to Contents

ITEM 6

ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

The Board recommends that you vote FOR the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement.

We believe that LyondellBasell’s executive compensation program supports our executive compensation philosophy and goals, drives performance, encourages an appropriate sensitivity to risk, and increases shareholder value. Our philosophy, which is set by the Compensation and Talent Development Committee, is intended to align each executive’s compensation with the Company’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate, and retain high-caliber executives who are crucial to our long-term success.

A significant portion of the total compensation opportunity for each of our executives is directly tied to the Company’s progress against our strategic and operating goals.

We implement our philosophy and achieve our program goals by following certain key principles, including:

❙

positioning total direct compensation and each individual element of executive compensation near the median of our peer group companies, with consideration given to the relative complexity of comparable executive roles;

❙

aligning short-term incentive awards with annual operating, financial, and strategic objectives, while taking into account the realities of a cyclical industry and rewarding differential performance rather than favorable or unfavorable market circumstances; and

❙

rewarding absolute and relative performance over time through long-term equity incentive awards.

RESULTS OF LAST YEAR’S SAY-ON-PAY VOTE

Our executive compensation program received substantial shareholder support and was approved, on an advisory basis, by approximately 97% of votes cast at the 2021 annual general meeting of shareholders. Our Compensation and Talent Development Committee and Board believe this level of approval of our executive compensation program demonstrates our shareholders’ strong support of our compensation philosophy and goals and the decisions made by the Compensation and Talent Development Committee. They also believe the consistently high level of shareholder support for our executive compensation is a result of our Compensation and Talent Development Committee’s commitment to compensating our executives in a manner that ensures a strong link between pay and performance and is reflective of our philosophy and goals, market best practices, and strong shareholder engagement.

PAY FOR PERFORMANCE IN 2021

The Compensation and Talent Development Committee believes that the compensation of our Named Executive Officers for 2021 is reasonable and appropriate, is supported by the Company’s performance, and works to ensure management’s interests align with increasing shareholder value. The Board requests that you consider the structure of our executive compensation program in connection with our 2021 performance, which is more fully discussed in the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement that follows. The CD&A explains how we implement our compensation philosophy and goals and how we apply these principles to our compensation program.

LYONDELLBASELL  2022 PROXY STATEMENT    42

Back to Contents

2022 ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, we are requesting that shareholders vote on an advisory basis to approve the compensation of our Named Executive Officers in 2021, as described in this proxy statement. Shareholders have the opportunity to share their opinion regarding our executive compensation program by voting for or against the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in the Company’s proxy statement for the 2022 Annual General Meeting of Shareholders, including the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosure.”

Although the advisory vote is non-binding, the Board values our shareholders’ opinions. The Compensation and Talent Development Committee will review the results of the vote and consider shareholders’ input when considering future decisions regarding our executive compensation programs. If you have concerns relating to our executive compensation programs, we encourage you to contact us. A vote against this proposal will not provide the Compensation and Talent Development Committee with information about shareholders’ specific concerns.

The Company provides for annual say-on-pay votes, and accordingly the next say-on-pay vote will occur at our 2023 annual general meeting of shareholders. In 2023, in accordance with SEC rules, shareholders will also be given an opportunity to express their views on whether the practice of annual say-on-pay votes should be maintained.

LYONDELLBASELL  2022 PROXY STATEMENT    43

Back to Contents

COMPENSATION DISCUSSION AND ANALYSIS

TABLE OF CONTENTS

EXECUTIVE SUMMARY	45
2021 Performance Highlights	45
Key Compensation Practices	46
Say-on-Pay and Shareholder Outreach	46
Noteworthy C&TD Committee Actions Since January 2021	47
WHAT GUIDES OUR PROGRAM	48
Executive Compensation Philosophy	48
Components of Executive Compensation	48
Compensation Mix	49
The Decision-Making Process	49
Competitive Positioning and Our Peer Group	50
2021 EXECUTIVE COMPENSATION DECISIONS IN DETAIL	51
2021 Base Salaries	51
2021 Annual Bonus Payments	51
2021 Long-Term Incentives	55
One-Time Cash Retention Awards	57
ADDITIONAL INFORMATION CONCERNING EXECUTIVE COMPENSATION	57

This section explains the decisions made concerning the compensation of the Company’s Named Executive Officers (“NEOs”) for fiscal year 2021. It also describes the Company’s compensation philosophy, our executive compensation program, the process our Compensation and Talent Development Committee (the “C&TD Committee”) followed, and the factors the C&TD Committee considered in determining the amount of compensation awarded. The NEOs for 2021 and their current positions are provided below.

KEN LANE	MICHAEL MCMURRAY	TORKEL RHENMAN	JIM GUILFOYLE
INTERIM CEO AND EVP – GLOBAL OLEFINS & POLYOLEFINS	EVP AND CHIEF FINANCIAL OFFICER	EVP – GLOBAL INTERMEDIATES & DERIVATIVES AND REFINING	EVP – ADVANCED POLYMER SOLUTIONS & GLOBAL SUPPLY CHAIN

Mr. Patel, our former CEO (not pictured), retired from his position effective December 31, 2021 and is also included as a 2021 NEO.

Peter Vanacker, our incoming CEO, will join the Company in the second quarter of 2022 and will be included as an NEO for the 2022 fiscal year. See “Executive Summary—Noteworthy C&TD Committee Actions Since January 1, 2021” for additional information regarding CEO new hire compensation decisions.

LYONDELLBASELL  2022 PROXY STATEMENT    44

Back to Contents

EXECUTIVE SUMMARY

2021 Performance Highlights

$5.6 B	$9.3 B	$7.7 B	$2.0 B
Net Income	EBITDA ex. LCM and impairment	Cash from Operating Activities	Returned to Shareholders

In 2021, the Company reported strong performance and achieved record profitability supported by robust demand, tight markets, and profitable growth investments. Record EBITDA exceeded the Company’s adjusted budget for the year. Our Olefins & Polyolefins—Americas and Technology segments each posted their highest recorded annual EBITDA. Despite global supply chain restraints and cost inflation, profit margins reached all-time highs across many of the Company’s businesses.

The Company also continued its track record of strong cash generation and returns to shareholders, generating $7.7 billion of cash from operating activities, paying down $3.9 billion of debt, and returning $2.0 billion to our shareholders through dividends and share repurchases.

Climate, Circularity, and DEI Commitments. Our sustainability strategy and goals remain core to the ongoing success of our Company. In 2021, we announced an ambition of net zero emissions from global operations by 2050, as well as 2030 goals to achieve an absolute 30% reduction in scope 1 and scope 2 emissions, relative to 2020, and procure at least 50% of our electricity from renewable sources. We also launched our Circulen portfolio of products, a key step toward our goal of producing and marketing two million metric tons of recycled and renewable-based polymers annually by 2030.

We expanded our DEI initiatives with inclusion networks, communications campaigns, and training. Earlier this year, the Board adopted a goal of achieving gender parity in global senior leadership and increasing the number of underrepresented senior leaders in the U.S. to reflect the general population ratio by 2032, supported by an interim goal of increasing the number of female senior leaders globally and the number of underrepresented senior leaders in the U.S. by 50% in the next five years. Our executives’ annual bonuses, including their individual performance ratings, will continue to reflect safety performance and support for our climate, circularity and DEI initiatives. Beginning with the 2022 annual bonus cycle, 10% of the corporate payout under the annual bonus program for all employees will be tied directly to key-performance indicators linked to sustainability.

Pay for Performance. The Company paid 2021 annual bonuses at 162% of target, in recognition of our strong EBITDA performance and continued cost discipline. The annual bonus payouts would have been higher if not for safety performance that fell short of targets for the year. There was no payout under the Company’s performance share units (“PSUs”) for the three-year performance period ended December 31, 2021 reflecting total shareholder return (“TSR”) performance relative to peers over this time period. The performance metrics under the Company’s annual bonus program and PSUs are further described under “2021 Executive Compensation Decisions in Detail.”

LYONDELLBASELL  2022 PROXY STATEMENT    45

Back to Contents

Key Compensation Practices

Our executive compensation practices support our pay for performance philosophy, align our executives’ interests with those of our shareholders, and reflect best governance without encouraging unnecessary risk-taking.

What We Do
Pay for performance. We tie a significant amount of compensation to our financial, business, and strategic goals.

Emphasize long-term performance. We balance long-term and short-term incentives and use long-term equity incentive awards, including PSUs, RSUs, and stock options, to reward sustained long-term performance.

Double-trigger vesting. We provide for “double-trigger” vesting in connection with any change-in-control event.
Clawbacks. We have adopted strong clawbacks so we can recover performance-based compensation in certain circumstances.

Share ownership guidelines. We restrict our executives’ and directors’ ability to sell shares unless they first meet robust share ownership guidelines. We do not count PSUs or stock options toward compliance with these guidelines.

Independent compensation consultant. We engage an independent consultant to advise on executive compensation matters, and our independent Compensation and Talent Development Committee meets regularly with the consultant in executive session.

Peer group benchmarking. We use appropriate peer groups when establishing compensation.
Annual say-on-pay. We hold an annual say-on-pay advisory vote.
What We Don’t Do
Excise tax gross-ups. We do not provide for excise tax gross-ups in connection with change-in-control events or terminations.
Hedging or pledging. We do not allow our officers and directors to hedge or pledge our stock.
Guaranteed bonuses. We do not pay guaranteed bonuses.
Automatic compensation increases. We do not automatically increase executive base salaries each year or make lock-step changes in compensation based on peer group compensation levels or metrics.
Reprice or exchange underwater options. We do not permit option repricing or the buyout of underwater options without shareholder approval.

Say-on-Pay and Shareholder Outreach

Our executive compensation program has received substantial and consistent shareholder support over the past several years. At the 2021 annual general meeting of shareholders, approximately 97% of votes were cast in favor of our executive compensation program. Our C&TD Committee and Board believe that the consistent high level of support from our shareholders is a result of our commitment to ensuring that our executives are compensated in a manner that provides a strong link between pay and performance.

The C&TD Committee and Board value our shareholders’ insights and are committed to ongoing, regular dialogue with shareholders regarding executive compensation, among other matters. We consider shareholder feedback, evolving business needs, and our desire to maintain a strong link between executive pay and performance when evaluating our compensation program.

Recent Shareholder Support for Say-on-Pay
94% 2019	97% 2020	97% 2021

LYONDELLBASELL  2022 PROXY STATEMENT    46

Back to Contents

Noteworthy C&TD Committee Actions Since January 2021

Our C&TD Committee is responsible for determining the compensation of our executive officers and designing our executive compensation program. The Committee, together with its independent compensation consultant, continually reviews compensation trends and best practices, discusses shareholder and employee feedback on the Company’s compensation programs, and considers the Company’s talent development goals and business needs. Since January 1, 2021, the Committee and the Board of Directors took several noteworthy actions in relation to the Company’s compensation programs:

PERFORMANCE METRIC FOR PSUS

In February 2021, the C&TD Committee approved the addition of a second performance metric for our 2021 PSUs, with performance determined 50% based on TSR relative to peers and 50% based on free cash flow per share. We believe free cash flow is an important measure of the Company’s ability to deliver shareholder value. For further alignment with shareholder interests, the terms of the PSUs provide that no payout will be earned with respect to the free cash flow per share metric for any year in the performance cycle in which the Company’s quarterly dividend is not paid.

ENHANCEMENTS TO 2022 STI PROGRAM (NEW SUSTAINABILITY METRIC)

Beginning with annual bonuses for 2022, the C&TD Committee has added a new Sustainability metric to our STI program, with payout determined by quantitative and qualitative annual key-performance indicators that tie to primary program areas of our sustainability strategy. Going forward, overall STI payout will be weighted as shown below. The Committee believes that the increased importance of ESG metrics – which will represent a combined 30% of total payout under the STI program (20% Safety + 10% Sustainability) – reflects the Company’s focus on and commitment to ESG and Sustainability Issues. On recommendation of the HSE&S Committee, the C&TD Committee also rebalanced the Safety metric so that occupational safety (TRIR) and process safety (PSIR) will be weighted equally, instead of the current 70%/30% split.

LyondellBasell is committed to the advancement of sustainability, and we will continue to evaluate the use of sustainability-linked performance measures in our compensation programs, reflecting their core importance to our Company, Board, and leadership.

RETENTION AWARDS

Following announcement of Mr. Patel’s retirement from the Company, the Board and C&TD Committee approved one-time special cash retention awards for certain officers of the Company, including each of our NEOs. The awards vest on December 30, 2022, provided the executive remains employed by the Company. The awards were granted to support retention of key leadership during the CEO transition. For additional information, see “2021 Executive Compensation Decisions in Detail–One-Time Cash Retention Awards” on page 57.

NEW CEO COMPENSATION DECISIONS

In December 2021, the Company announced the appointment of Peter Vanacker to succeed Mr. Patel as CEO of the Company, effective following completion of obligations under an existing employment agreement and no later than June 2022. As agreed in his offer letter, Mr. Vanacker will receive an annual base salary of $1,400,000, a target bonus of 150% of his base salary, and long-term incentive awards with a target value of $10,000,000, allocated among PSUs (50%), RSUs (25%) and stock options (25%). Mr. Vanacker will also receive one-time, new hire cash and RSU awards with values of $1,900,000 and $2,300,000, respectively, in consideration of amounts forfeited from Mr. Vanacker’s prior employer. The cash award is subject to certain repayment provisions, including if Mr. Vanacker voluntarily terminates employment prior to the first anniversary of his start date, and the RSU award will vest in equal installments on the first two anniversaries of the date of grant.

LYONDELLBASELL  2022 PROXY STATEMENT    47

Back to Contents

WHAT GUIDES OUR PROGRAM

Executive Compensation Philosophy

Our executive compensation program is designed to:

❙

Take into account the realities of a cyclical, commodity industry and reward differential performance

❙

Align the interests of management with those of our shareholders

❙

Encourage both short-term and long-term results

❙

Attract, retain, and incentivize the highest caliber team possible

❙

Enable us to pay high achievers above-market median compensation based on individual performance, potential, and impact to the Company’s results

❙

Recognize and maintain the Company’s market-leading position in HSE performance, costs, and business performance and deep commitment to sustainability

Components of Executive Compensation

Our compensation program is structured to incorporate the following compensation components:

Component	Objective	Key Features	Performance-Based
Base Salaries	Provide a regular fixed income in recognition of job responsibilities	Determined when executives are hired or promoted into their position and reviewed annually	Individual performance is a key driver of any annual base salary adjustment. Increases are not guaranteed and must be approved by the C&TD Committee
Short-Term Incentives	Incentivize executives by aligning their compensation with key annual objectives and the results that are achieved

Target value of annual bonus is determined as a percentage of base salary. Executives earn from 0 to 200% of target based on Company results and (for executives other than the CEO) individual performance

Payout is determined by the C&TD Committee based on corporate performance and achievement of individual goals
Long-Term Incentives	Encourage executives to increase shareholder value over the long term and support talent retention

Target value of LTI awards at grant is determined as a percentage of base salary

PSUs – three-year performance period, vest from 0 to 200% of target

RSUs – generally cliff vest after three years

Options – vest ratably over three years; expire ten years from grant; exercise price is fair market value at date of grant

Value of all LTI awards varies in relationship to changes in share price PSUs pay out based on Company performance, as determined by the C&TD Committee

LYONDELLBASELL  2022 PROXY STATEMENT    48

Back to Contents

Compensation Mix

Our executive compensation program emphasizes the alignment of pay with performance and shareholder value creation, and the mix of compensation components for our NEOs is heavily weighted toward performance-based and variable compensation. Our CEO’s compensation package emphasizes performance-based and variable compensation even more than those of the other NEOs to reflect the fact that the CEO’s actions have the greatest influence on the Company’s overall performance. For 2021, the Total Target Direct Compensation (“TTDC”) of our NEOs was as follows:

The Decision-Making Process

The C&TD Committee oversees our executive compensation program, working closely with its independent consultant to ensure the effectiveness of the program throughout the year. Details of the C&TD Committee’s authority and responsibilities are specified in its charter, which can be found on our website at www.LyondellBasell.com by clicking on “Investors,” then “Corporate Governance,” then “Board of Directors.”

Responsible Party	Primary Roles and Responsibilities
Compensation and Talent Development Committee (100% independent directors)
❙

Responsible for determining the compensation of our executive officers (including the NEOs) and designing our executive compensation program

❙

With input from the Committee’s independent compensation consultant, annually conducts a comprehensive analysis and assessment of our executive compensation program, including an evaluation of each component of target compensation for our executive officers, and approves TTDC for the coming year

❙

Approves performance metrics and target performance levels for the Company’s STI program and performance-based equity grants, after receiving input from management and other committees

Other Independent Members of Board of Directors
❙

Non-executive members of the Board, including the Chair, review and provide input on the C&TD Committee’s decisions relating to the compensation of our executive officers

❙

HSE&S Committee provides input regarding the design and payout for annual HSE and, in 2022 and beyond, Sustainability performance metrics

Chief Executive Officer
❙

Each year, presents the C&TD Committee with recommendations regarding the compensation of each of the other executive officers (including the other NEOs). These recommendations are based on his assessment of each executive’s performance, the performance of the executive’s business unit or function, benchmark information, and retention risk

❙

Provides input on the overall executive compensation program design

❙

The C&TD Committee reviews CEO recommendations and makes adjustments as it deems appropriate. The CEO does not have any role in the Committee’s determination of his own compensation.

Independent Compensation Consultant (Pearl Meyer)
❙

Retained by the C&TD Committee, after assessment of the firm’s independence and determining that the engagement of Pearl Meyer did not raise any conflict of interest or other concerns, to provide advice regarding executive compensation matters

❙

Advises on the design of our executive compensation program and evolving industry practices

❙

Provides market data and analysis regarding the competitiveness of our executive compensation program

❙

Evaluates proposed compensation decisions and program updates.

❙

Attends regularly-scheduled meetings of the C&TD Committee and telephone conferences with members of the Committee or its Chair throughout the year to assist with the review and discussion of executive compensation matters.

LYONDELLBASELL  2022 PROXY STATEMENT    49

Back to Contents

Competitive Positioning and Our Peer Group

Annually, the C&TD Committee reviews the TTDC for each of our executive officers, which includes base salaries, target bonuses, and the grant date value of long-term incentive awards. The Committee strives to set our NEOs’ TTDC and each individual component of executive compensation near the median compensation levels of our peer group companies, while considering other factors described below. A large portion of the TTDC opportunity for our NEOs is directly tied to the achievement of financial and operational metrics that measure our performance in both absolute terms and relative to peers.

The Committee reviews publicly available financial and compensation information reported by our peer group companies (described below) and general survey data. The survey data used to inform the Committee’s 2021 compensation decisions was collected from the 2020 Willis Towers Watson Executive Compensation Database. This survey data reflects a combination of general industry and chemical industry compensation for executives with responsibilities similar to those of our executives.

The Committee reviews the peer group and survey data to determine the median compensation for each executive’s position and then sets each executive’s base salary and compensation targets for the current year. This generally involves establishing an annual bonus target and the target value of LTI awards as a percentage of base salary. Median compensation is used as a reference point for pay recommendations. Actual pay and targets vary from median based on the executive’s industry experience; experience and performance in his or her role and at the Company; value of the role to the Company; internal pay parity among our executives; and any other factors the Committee deems relevant.

The compensation peer group is also used more generally when the Committee reviews our compensation program design, including the types of compensation awarded and the terms and conditions of compensation components.

OUR 2021 PEER GROUP

The C&TD Committee conducts an annual review of the Company’s executive compensation peer group to determine if any changes are necessary. In choosing our peers, the Committee involves management and uses research and advice from the Committee’s independent compensation consultant, and considers companies that operate in similar industries or are identified as potential competitors for business or talent, with consideration given to company size and comparability of financial, operating and business considerations.

For 2020, the C&TD Committee expanded the existing peer group to include six new peers, creating a new 18-company peer group the Committee believes represent a reasonable balance in terms of industry mix and financial size while providing a robust set of data points for benchmarking executive pay. In September 2020, the Committee reviewed and approved use of the same peer group for 2021.

2021 COMPENSATION PEER GROUP COMPANIES

3M Company Archer Daniels Midland Company Caterpillar Inc. Cummins Inc.	Deere & Company Dow Inc. DuPont de Nemours, Inc. General Dynamics Corporation HollyFrontier Corporation	Honeywell International Inc. International Paper Company Johnson Controls International plc Linde plc Marathon Petroleum Corporation	Phillips 66 PPG Industries, Inc. The Sherwin-Williams Company Valero Energy Corporation

The 2021 peer group reported 2021 revenue that ranged from approximately $16.7 billion to $120.0 billion, with a median revenue of approximately $34.9 billion. In comparison, the Company’s 2021 revenue was approximately $46.2 billion. The 2021 peer group was used to develop the market data and benchmarking materials that were provided to the C&TD Committee to assist with the 2021 decision making process.

LYONDELLBASELL  2022 PROXY STATEMENT    50

Back to Contents

2021 EXECUTIVE COMPENSATION DECISIONS IN DETAIL

The compensation of our executive officers, including our NEOs, is reviewed and approved by the C&TD Committee at the time of each executive’s hiring or promotion and annually during a regularly scheduled meeting held in February. Decisions are made based on the Company’s and each executive’s performance in the prior year, other than with respect to PSU payouts, for which decisions are based on Company performance over a three-year period.

February 2021 compensation decisions include the approval of 2021 base salaries; target values, criteria and metrics for the 2021 annual bonuses to be paid in 2022; and 2021 grants of annual long-term incentive awards, including PSUs, RSUs and stock options, as described on pages 55-57. In February 2022, the Committee approved payout of 2021 annual bonuses and the percentage earned for the PSUs granted in 2019 with a performance period that ended December 31, 2021.

2021 Base Salaries

The table below shows the base salaries for our NEOs in 2020 and 2021. Salary changes are generally approved at the C&TD Committee’s February meeting and effective on April 1. The Committee reviews market data and considers internal pay parity when making its decisions. The Committee also considers each executive’s performance during the prior year, any changes in responsibilities, and the executive’s time in his or her role. The 2021 salary increases for Messrs. McMurray, Lane and Rhenman, each effective April 1, 2021, represented annual salary adjustments to maintain market competitiveness. The salary increase for Mr. Guilfoyle, also effective April 1, was in recognition of outstanding prior year performance and his increasing responsibilities during his tenure with the Company, and intended to bring his compensation into alignment with the salaries of similarly positioned executives in the Company, its peer group, and the median of market generally.

Name	2020 Base Salary	2021 Base Salary	Increase
Bob Patel	$1,575,000	$1,575,000	0.0%
Michael McMurray	$800,000	$824,000	3.0%
Torkel Rhenman	$770,000	$793,100	3.0%
Ken Lane	$770,000	$793,100	3.0%
Jim Guilfoyle	$582,000	$700,000	20.3%

2021 Annual Bonus Payments

The Company’s annual bonus program rewards participants for achieving the Company’s annual objectives. Under this short-term incentive, or STI, program, the C&TD Committee establishes metrics and target performance levels and sets a target bonus, determined as a percentage of base salary, for each executive. In 2021, our NEOs’ target bonuses were as follows:

Name	2021 Target Bonus (% of salary)
Bob Patel	160%
Michael McMurray	90%
Torkel Rhenman	90%
Ken Lane	90%
Jim Guilfoyle	90%

LYONDELLBASELL  2022 PROXY STATEMENT    51

Back to Contents

The amount of target bonus earned depends on the C&TD Committee’s determination of Company and individual performance under each of the STI program metrics. STI awards for 2021 were calculated in the same manner as in prior years, as follows:

(1)

Mr. Patel’s STI payout was, and Mr. Vanacker’s future STI payouts will be, based entirely on Company performance. There is no individual performance component for the CEO.

(2)

Overall payout under the STI program will not exceed 200% of an individual’s target bonus.

COMPANY PERFORMANCE – PAYOUT AT 162% OF TARGET

Payout for the Company performance component of the 2021 STI award was based on achievement of target performance levels for three metrics: business results, HSE performance, and costs, weighted as described below.

(1)

Payout for the TRIR component of HSE performance was reduced to 80% due to the occurrence of two fatalities at the Company’s La Porte, Texas site.

LYONDELLBASELL  2022 PROXY STATEMENT    52

Back to Contents

BUSINESS RESULTS (60%)

WHY EBITDA?

We believe that EBITDA is the financial measure that best enables shareholders to gauge our profitability and assess our business results. We determine performance under this metric by comparing EBITDA to our annual EBITDA budget, after making certain non-discretionary adjustments at the end of the year to account for market tailwinds and headwinds. Our aim is to ensure that our compensation rewards differential rather than circumstantial performance. These adjustments are reviewed in detail with, and approved by, the C&TD Committee to ensure they are rigorous and support the alignment of pay and performance.

The C&TD Committee considers the Company’s EBITDA relative to the adjusted EBITDA budget. Payout at 192% of target was based on 2021 EBITDA that exceeded the Company’s adjusted EBITDA budget for the year by approximately 14%.

EBITDA BUDGET ADJUSTMENTS

Each year at its regularly scheduled November meeting, the Board reviews the Company’s annual EBITDA budget for the coming year. This budget is then approved as the annual STI EBITDA target the following February. After completion of the year, and in order to ensure that our executives are compensated on the basis of differential rather than circumstantial performance, the Company’s EBITDA budget may be adjusted in three primary ways. These adjustments can increase the EBITDA budget in an upcycle or lower the budget in a downturn, and are used as a tool to ensure the Committee pays for actual performance, not performance due to the volatility and cyclicality of the chemicals industry, which is heavily influenced by energy prices.

Specifically, these adjustments account for (i) differences between actual market margins or spreads and budget assumptions, (ii) movements in foreign-exchange rates, the mark-to-market of certain assets (e.g., precious metals), and the same fixed cost exclusions taken into account when measuring the Company’s cost performance, and (iii) the budget impact of significant unanticipated events. All adjustments are reviewed and approved by the C&TD Committee and are subject to certain thresholds before an adjustment will be considered.

Adjustments for actual market margins or spreads are calculated using independent third-party sources whenever available, including IHS Markit (IHS) and Phillip Townsend Associates (PTAI). No market adjustments are made for businesses that do not have market references, including our Advanced Polymer Solutions (APS) and Technology segments. In 2021, additional adjustments were made for the volume impacts of the February 2021 U.S. Gulf Coast freeze event and the unanticipated increases in natural gas and energy costs for the Company’s European operations.

The table below summarizes the approved adjustments, both positive and negative, to the Company’s 2021 EBITDA budget by segment, which collectively increased the EBITDA budget by 92%. To avoid disclosing competitively-sensitive information, we do not provide specific details on market impacts.

Segment(s)	Description of EBITDA Budget Adjustments
Olefins & Polyolefins – Americas	Ethylene cash margin (IHS), polyethylene spread (PTAI), and polypropylene spread (PTAI), volume impacts of U.S. Gulf Coast freeze event
Olefins & Polyolefins – Europe, Asia, International	Ethylene cash margin (IHS), polyethylene spread (PTAI), and polypropylene spread (PTAI), increased natural gas and energy costs in Europe
Intermediates & Derivatives

U.S. methanol variable margin (IHS), styrene raw material margin (IHS), and EU MTBE raw material margin (IHS), volume impacts of U.S. Gulf Coast freeze event, increased natural gas and energy costs in Europe

Refining	Maya 2-1-1 crack spread, net of RINs and co-product spread, volume impacts of U.S. Gulf Coast freeze event
All	Foreign-exchange rate impacts, mark-to-market adjustments, and fixed cost exclusions
NET EBITDA BUDGET IMPACT	92%

We define EBITDA as Income from continuing operations before interest expense (net), provision for (benefit from) income taxes and depreciation and amortization. For a reconciliation of EBITDA to net income for the year ended December 31, 2021, please refer to Appendix A. At the C&TD Committee’s discretion, the Company’s annual EBITDA results may be adjusted for the impact of certain extraordinary events during the year. For 2021, approved EBITDA adjustments included the impacts of the U.S. Gulf Coast freeze event on variable utility costs, settlement of pension obligations, and the impairment of the Houston refinery.

LYONDELLBASELL  2022 PROXY STATEMENT    53

Back to Contents

HSE PERFORMANCE (20%)

WHY HSE PERFORMANCE?

Operating in a safe, reliable manner protects our employees, our assets, and the communities in which we operate. We believe our focus on HSE performance is the right thing to do, and it helps contain costs of operations and avoid operational upsets and reputational harm.

The C&TD Committee primarily considers the Company’s performance in personal safety (70%) and process safety (30%) and has discretion to adjust the resulting payout to account for environmental incidents and extraordinary trends and circumstances. Personal safety is measured by the Company’s total recordable incident rate (“TRIR”), calculated as the number of injuries per 200,000 hours worked. Process safety is measured by the Company’s process safety incident rate (“PSIR”), which represents the number of Tier 1 incidents, as measured by the American Chemistry Council, per 200,000 hours worked. Although the Company’s TRIR fell in the top decile for the industry, payout for the personal safety component of HSE performance was capped at 80% due to the occurrence of fatalities at the Company’s La Porte, Texas site during 2021. The Company’s PSIR increased slightly compared to the prior year and resulted in overall payout at 82% of target.

COSTS (20%)

WHY COSTS?

We believe maintaining controllable costs is vital to our success. We operate in an industry where a substantial portion of operating costs are market-driven and, in response, we drive a culture of cost discipline and strive to keep our fixed costs among the lowest in the industry.

The C&TD Committee considers the Company’s adjusted fixed costs as compared to our annual cost budget, adjusted downward (in 2021, by 0.2%) for the impact of foreign exchange rates. 2021 adjustments to fixed costs (cumulative impact of approximately 4.3%), all of which were approved by the C&TD Committee and subject to de minimis thresholds, accounted for the increased fixed costs resulting from the true-up of current and prior year bonus payments, unbudgeted expenditures on strategic transaction activity and related to site closures, and repairs resulting from the U.S. Gulf Coast freeze event during February, net of recovery. Payout at 150% of target recognized that the Company’s continued commitment to cost discipline resulted in adjusted fixed costs that were below budget, by 1.5%.

INDIVIDUAL PERFORMANCE

The payouts awarded for the individual performance component of the NEOs’ STI award reflect their individual contributions to achieving successful Company performance, whether they met or exceeded expectations for their respective roles, and any other significant factors during the year, such as special projects, challenges, or other performance issues. Individual performance ratings range from 0 to 200%.

Name	Individual Target Bonus	Company Performance Component					Individual Performance Component					STI Payout (as a % of salary)		STI Payout
Bob Patel	160%	x	162%									=	259%	$4,082,400
Michael McMurray	90%	x	( (162%	x	75%)	+	(162%	x	140%	x	25%) )	=	160%	$1,312,040
Torkel Rhenman	90%	x	( (162%	x	75%)	+	(162%	x	140%	x	25%) )	=	160%	$1,262,839
Ken Lane	90%	x	( (162%	x	75%)	+	(162%	x	140%	x	25%) )	=	160%	$1,262,839
Jim Guilfoyle	90%	x	( (162%	x	75%)	+	(162%	x	140%	x	25%) )	=	160%	$1,075,996

The C&TD Committee has determined that our CEO’s payout under the STI program should be directly tied to, and determined by reference to, Company performance. There was no individual performance component to Mr. Patel’s annual STI award. The Committee’s evaluation of each other NEO’s individual performance is described below.

Mr. McMurray’s individual performance rating of 140% is a result of his leadership of the treasury, accounting, finance, and tax teams, including significant efforts to reduce the Company’s leverage by $4 billion and making progress on his personal DEI objectives, including ensuring that all external searches to fill management-level roles within the finance organization include diverse candidates and sponsoring the Young Professionals employee network.

LYONDELLBASELL  2022 PROXY STATEMENT    54

Back to Contents

Mr. Rhenman’s individual performance rating of 140% reflects his leadership of the Intermediates & Derivatives segment and his strategic work to both improve performance of and explore strategic options for the Refinery segment. He also achieved his personal DEI objectives, including mentoring diverse employees within his organization and sponsoring the Company’s Black employee network.

Mr. Lane’s individual performance rating of 140% is based on his leadership of the Company’s Olefins & Polyolefins – Americas and Olefins & Polyolefins – Europe, Asia, International segments, including record results in the Olefins & Polyolefins – Americas as well as a record year for the Company’s EBITDA. He also achieved his personal DEI objectives, including implementing a target to interview diverse candidate slates for certain roles, mentoring junior diverse employees within his organization, and sponsoring the Company’s LGBTQ+ employee network.

Mr. Guilfoyle’s individual performance rating of 140% reflects his leadership of the APS segment and supply chain function in an especially challenging year that included supply chain issues, chip shortages, and difficulties attracting and retaining talent. He also achieved his personal DEI objectives, including mentoring diverse employees within his organization.

2021 Long-Term Incentives

2021 GRANTS OF AWARDS

The long-term incentive awards granted to the NEOs in 2021 included PSUs (50%), RSUs (25%), and stock options (25%). The allocation among these types of awards was determined by the C&TD Committee to be the most appropriate split between equity that is performance-based (PSUs) and time-based (RSUs and stock options). RSUs cliff vest after three years while stock options vest ratably over a three-year period, balancing executive retention with the ability to offer partial, near-term vesting to potential executive hires.

PSUs

Performance-based awards that pay out at 0 to 200% of target based on the Company’s total shareholder return (“TSR”) over a three-year period and free cash flow per share relative to long-range plan projections. PSUs reward our executives if our performance over the period compares favorably to peers and expectations.

RSUs

Time-based awards that cliff vest after three years. RSUs provide retention value and encourage executives to consider the Company’s long-term success, strengthening the alignment between their interests and those of our shareholders.

Non-qualified Stock Options

Time-based awards that are intended to direct executives’ focus toward increasing the market value of our shares. Options vest ratably over three years, expire ten years from the date of grant, and only provide value to the executive if there is an appreciation of our stock price over time.

The value of long-term incentive awards granted to the NEOs is determined as a percentage of base salary. The C&TD Committee reviews the target awards annually and recommends changes based on the executive’s time and experience in the position, changes in job responsibilities, and market data. At the February 2021 C&TD Committee meeting, it was determined that Mr. Patel’s LTI target value would be maintained, and each other NEO would receive an increase in LTI target value in order to bring his compensation closer to the median of market.

Name	2020 Target (% of base salary)	Total Value of 2020 LTI Awards	2021 Target (% of base salary)	Total Value of 2021 LTI Awards
Bob Patel	750%	$11,812,500	750%	$11,812,500
Michael McMurray	310%	$2,480,000	320%	$2,637,000
Torkel Rhenman	270%	$2,079,000	280%	$2,220,500
Ken Lane	250%	$1,925,000	280%	$2,220,500
Jim Guilfoyle	250%	$1,455,000	280%	$1,960,000

For a description of the vesting and forfeiture of LTI awards upon termination, please see “Potential Payments Upon Termination or Change in Control” at pages 67-69.

2021 GRANTS OF PSUS WITH A PERFORMANCE PERIOD ENDING DECEMBER 31, 2023 (50%)

One-half of the value of our NEOs’ annual equity award in 2010 was granted in the form of PSUs. The number of units awarded was determined by dividing that dollar amount by the fair market value of our stock on the grant date, based on the average closing price of the Company’s shares over the 20 trading days prior to the date of grant. PSUs accrue dividend equivalents during the performance period, which will be converted to additional units using the closing stock price as of the end of the performance period on December 31,

LYONDELLBASELL  2022 PROXY STATEMENT    55

Back to Contents

2023. Each unit deemed earned on the basis of Company performance will pay out in one share of the Company’s common stock after the performance period concludes.

The number of 2021 PSUs earned will depend 50% on the Company’s total shareholder return (“TSR”) over the performance period as compared to selected industry peers and 50% on free cash flow per share as compared to long-range plan projections. We believe use of relative TSR as the metric for performance provides transparency for shareholders and our executives, rewards our executives if we out-perform our peers, and promotes executive accountability to and alignment with our shareholders. In 2021, we added a second metric to our PSUs, as we believe free cash flow per share is also an important measure of performance and rewards our executives for their ability to generate cash from business operations, which is key to our ability to fund growth projects, repay debt, and return capital to shareholders. For further alignment with shareholder interests, the terms of the PSUs provide that no payout will be earned for any year in the performance cycle in which the Company’s quarterly dividend is not paid.

TSR RANK METRIC

To determine payout under the relative TSR metric, the C&TD Committee compares TSR for the entire three-year performance period, using a 20-day closing average stock price at the beginning and the end of the period and assuming all dividends are reinvested. As shown below, payout will range from 0 to 200% of target. There is no payout for TSR in the bottom quartile of the peer group.

	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19
Positive TSR	200%	200%	200%	200%	200%	180%	160%	140%	120%	100%	80%	70%	60%	50%	—	—	—	—	—
Negative TSR	100%	100%	100%	100%	100%	95%	90%	85%	80%	75%	70%	60%	50%	40%	—	—	—	—	—

The companies that are used as comparators in determining our relative TSR performance (shown below) are eighteen of the Company’s primary competitors, either directly or for investment dollars, in the chemicals industry. For 2021, the C&TD Committee maintained the same TSR peer group as used for the 2020 PSUs, including companies, both within and outside of the S&P 500 Chemicals Index, with business models most similar to that of the Company. The C&TD Committee has provided for adjustments to the peer group in the event of bankruptcies, acquisitions, or going-private transactions involving any of the peers during the performance period.

2021 PSUS - TSR PEER GROUP COMPANIES

Akzo Nobel Albemarle Corporation Asahi Kasei BASF SE	Celanese Corporation Covestro AG Dow Inc. DSM DuPont de Nemours, Inc.	Eastman Chemical Company FMC Corporation Huntsman Methanex PPG Industries, Inc.	RPM International SABIC Shin Etsu Westlake Chemical Corp

FREE CASH FLOW PER SHARE METRIC

To determine payout under the free cash flow per share metric, the C&TD Committee will compare the Company’s average annual FCF per share during the performance cycle to the expected average annual FCF per share during the period. We define free cash flow per share as (i) cash flow from operating activities less capital expenditures for the year divided by (ii) the number of weighted average shares outstanding for the year.

Target FCF per share for the 2021 PSUs, which would result in 100% payout for the metric, was set by the C&TD Committee at the beginning of the performance cycle based on a reasonably-achievable level of performance as determined by the Company’s long-range plan projections. While the Company believes disclosing specific targets during an ongoing performance period would result in competitive harm, the targets will be disclosed along with performance achievement after the performance period has ended and the awards are earned. As shown below, maximum payout of 200% for the metric is awarded if realized FCF per share is equal to or greater than 135% of target, representing a stretch goal that can be achieved only in the event of outstanding performance. There is no payout if realized FCF per share is less than 75% of target. Actual payout will be interpolated between data points.

FCF per Share (% of Target)	≥ 135%	130%	125%	120%	115%	110%	95-105%	90%	85%	80%	75%	< 75%
Payout	200%	183%	167%	150%	133%	117%	100%	88%	75%	63%	50%	—

LYONDELLBASELL  2022 PROXY STATEMENT    56

Back to Contents

2021 GRANTS OF RSUS (25%)

In 2021, each of our NEOs received a number of RSUs calculated by dividing 25% of the dollar amount of his LTI target by the fair market value of the Company’s shares, based on the average closing price of the Company’s shares over the 20 trading days prior to the date of grant. The 2021 RSU grants vest in full three years after the date of grant. Upon vesting, holders of RSUs receive one share of the Company’s common stock for each RSU. RSU holders also receive cash dividend equivalents on their units throughout the vesting period.

2021 GRANTS OF STOCK OPTIONS (25%)

The number of options granted to each NEO is determined by dividing 25% of the value of his annual LTI target by the Black-Scholes value of options for the Company based on the 20 trading days prior to the grant date. The options granted to the NEOs in 2021 vest in three equal installments beginning on the first anniversary of the grant date, and expire ten years after the grant date. The exercise price of the options is the fair market value of the Company’s shares on the grant date.

NO PAYOUT FOR 2019 PSUS WITH A PERFORMANCE PERIOD ENDED DECEMBER 31, 2021

Each of our NEOs (other than Mr. McMurray, who joined the Company in late 2019) received a PSU award with a performance period that ended December 31, 2021. Payout of these PSUs is determined based solely on the Company’s relative TSR over the performance period. At its meeting in February 2022, the C&TD Committee determined that no payout had been earned under the 2019 PSUs, reflecting the fact that the Company’s TSR fell in the bottom quartile of selected peers.

One-Time Cash Retention Awards

In August 2021, following the announcement of Mr. Patel’s decision to retire as CEO of the Company, special cash retention awards were granted to certain officers of the Company, including Messrs. McMurray, Rhenman, Lane, and Guilfoyle. The Board approved the grants on the recommendation of the C&TD Committee, to support leadership continuity during a time of significant transition. The awards were granted as a one-time addition to our executive compensation program, and any future retention awards will be evaluated on a case-by-case basis and granted only in limited circumstances, in accordance with the Committee’s view that special awards should be used sparingly and only in unusual circumstances.

The retention awards will vest on December 30, 2022 if the executive remains employed by the Company on that date, or earlier in the event the NEO is terminated without cause. In the event an NEO voluntarily terminates employment prior to the vesting period, the award will be forfeited. In the event an NEO’s service as an employee terminates during the retention period due to death or disability, the award will vest pro-rata based on the number of months worked.

The awards granted to each NEO were as follows:

Name	Retention Award
Michael McMurray	$1,500,000
Torkel Rhenman	$2,000,000
Ken Lane	$2,000,000
Jim Guilfoyle	$2,000,000

Cash retention amounts are not included in the 2021 Summary Compensation Table and will be disclosed in the table for 2022 if the payment is earned based on the executive’s continued service.

ADDITIONAL INFORMATION CONCERNING EXECUTIVE COMPENSATION

Share Ownership and Holding Requirements

The Company’s Share Ownership Guidelines require executives to achieve an ownership of Company shares that is valued at a percentage of their respective base salaries. Executives are expected to meet or exceed the guidelines within five years of their hiring or promotion into their role. They may not sell shares unless and until these ownership levels have been met and then only shares in excess of the required levels may be sold. Under the guidelines, only shares beneficially owned and RSUs count towards meeting the ownership thresholds. Performance awards, stock options, stock appreciation rights, and dividend equivalents are not counted.

LYONDELLBASELL  2022 PROXY STATEMENT    57

Back to Contents

We determine compliance with our Share Ownership Guidelines on a quarterly basis. The number of shares held by each of our continuing NEOs as a multiple of base salary as of December 31, 2021 is set forth below. Mr. McMurray is still within the five-year transition period for attaining his required ownership. Mr. Patel is no longer subject to the Share Ownership Guidelines following his retirement on December 31, 2021. Our incoming CEO, Mr. Vanacker, will have a share ownership guideline equal to 6 times his annual base salary.

Name	Required Ownership as a Multiple of Base Salary	Shares held as a Multiple of Base Salary	Complies or Within 5-Year Transition Period
Michael McMurray	4x	3.9x
Torkel Rhenman	3x	3.8x
Ken Lane	3x	4.3x
Jim Guilfoyle	3x	4.4x

Clawbacks

Under the Company’s clawback policy, the C&TD Committee can elect to recover annual bonus or equity compensation from any executive determined to have engaged in misconduct that increased the value of the compensation he or she received. Annual bonus compensation may be recovered if an executive engages in misconduct, including any act or failure to act causing a violation of law, Company policies, or GAAP, whether or not such misconduct affected the calculation of his or her bonus compensation.

Hedging and Pledging Policies

All of our executive officers, including our NEOs, are subject to our Policy Prohibiting Insider Trading. Under this policy, executives may not purchase, sell or write options on LyondellBasell shares, engage in short sales, or participate in any other derivative or short-term purchase or sale transactions that would enable them to hedge the economic risk of their share ownership. Additionally, our executives are prohibited from pledging LyondellBasell shares as collateral for personal loans or other obligations, including holding shares in a brokerage margin account. These restrictions extend to executives’ immediate family members and certain related entities and are intended to keep our executives’ interests aligned with the long-term interests of the Company and our shareholders.

❙ No hedging ❙ No short sales ❙ No pledging ❙ No margin accounts

CEO Retirement

Mr. Patel, our former Chief Executive Officer, retired from the Company on December 31, 2021. Mr. Patel’s 2021 annual bonus and unvested equity awards were paid and vested pro rata on the terms described under “Potential Payments Upon Termination or Change in Control – Retirement” at page 67 and he otherwise received benefits consistent with those set forth in his employment agreement.

Perquisites and Other Benefits

Our NEOs receive the same benefits generally provided to all of our employees, which include vacation allowances, Company matching under our 401(k) plan, Company contributions to our defined benefit pension plan, and health and welfare benefits. The perquisites received by our executives that are not offered to all employees include:

❙

Annual executive physical.

❙

Financial, tax, and estate planning -The Company will reimburse up to $15,000 of expenses.

❙

Matching under the U.S. Deferral Plan - The Company makes contributions to the U.S. Deferral Plan for amounts that exceed the IRS base salary limits on matching under our 401(k) plan and contributions to our defined benefit pension plan. The value of the contributions is 11% for all base salary compensation in excess of the IRS limits.

From time to time, the Company provides other benefits to our executives that are intended for business purposes, including tax equalization payments, limited personal use of private aircraft or spouse travel, relocation benefits, and the payment of business club memberships or dues.

LYONDELLBASELL  2022 PROXY STATEMENT    58

Back to Contents

Tax equalization payments are designed to make executives whole if they incur income tax in jurisdictions other than their country and/or state of residence. For example, executives may travel to other jurisdictions on Company business and may be taxed based on days worked in those jurisdictions. If, and only to the extent, those additional taxes cannot be offset against the executive’s regular income tax liability (such as in the form of credits), the Company will reimburse an amount sufficient to make the executive’s tax liability equal to the full income tax for his jurisdiction of residence only.

The Company has an agreement with Flexjet, LLC for a fractional ownersip interest in and use of private aircraft. The primary use of the Flexjet aircraft is for business purposes and must be authorized by our CEO. From time to time and with CEO approval, spouses, family members or personal guests may accompany our executive officers on Flexjet aircraft. The Company may also pay or reimburse the cost of occasional spouse travel related to business trips. When approved travel of a family member or guest is imputed as income to the executive officer, we reimburse the additional income tax incurred. During 2021, no family members or guests used the Flexjet aircraft.

Taxes

Section 162(m) of the U.S. Internal Revenue Code limits the deductibility of compensation paid to certain executives, including our CEO, CFO, and our three other most highly compensated officers, to $1 million annually. Historically, the deduction limit did not apply to certain performance-based compensation, and we took Section 162(m) and the deductibility of compensation, among other factors, into consideration in structuring our annual bonuses and certain long-term incentive awards.

The C&TD Committee will continue to consider tax implications (including the lack of deductibility under section 162(m)) among other relevant factors in designing and implementing our executive compensation programs. We will continue to monitor taxation, applicable incentives, standard practice in our industry, and other factors and adjust our executive compensation programs as needed.

COMPENSATION COMMITTEE REPORT

The Compensation and Talent Development Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation and Talent Development Committee

Nance Dicciani, Chair
Robin Buchanan
Tony Chase
Claire Farley

LYONDELLBASELL  2022 PROXY STATEMENT    59

Back to Contents

COMPENSATION TABLES

Summary Compensation Table

The following table sets forth information with respect to the compensation of our NEOs for the years ended December 31, 2021, 2020 and 2019.

Name and Principal Position	Year	Salary(2) ($)	Bonus(3) ($)	Stock Awards(4) ($)	Option Awards(5) ($)	Non-Equity Incentive Plan Compensation(6) ($)	Change in Pension Value(7) ($)	All Other Compensation(8) ($)	Total ($)
Bob Patel(1) Former Chief Executive Officer	2021	1,575,000	—	9,793,762	3,309,208	4,082,400	16,967	233,696	19,011,033
	2020	1,635,577	—	8,859,438	2,953,132	1,663,200	17,552	441,614	15,570,513
	2019	1,575,000	—	9,234,533	3,078,125	1,600,000	20,332	435,323	15,943,313
Michael McMurray Executive Vice President and Chief Financial Officer	2021	818,185	—	2,186,241	738,700	1,312,040	13,936	100,592	5,169,694
	2020	830,769	—	1,860,122	620,004	498,960	13,218	100,289	3,923,362
	2019	104,615	750,000	2,250,026	1,500,003	—	4,751	211,639	4,821,034
Torkel Rhenman Executive Vice President Global Intermediates & Derivatives and Refining	2021	787,503	—	1,841,166	622,124	1,262,839	14,399	102,625	4,630,656
	2020	794,077	—	1,559,312	519,757	511,229	13,652	100,348	3,498,375
	2019	340,385	350,000	1,351,322	233,745	240,053	13,010	236,838	2,765,353
Ken Lane Interim CEO and Executive Vice President Global Olefins & Polyolefins	2021	787,503	—	1,841,166	622,124	1,262,839	13,734	102,929	4,630,295
	2020	794,077	—	1,443,789	481,253	482,828	13,062	101,348	3,316,357
	2019	331,731	750,000	2,078,897	209,595	461,869	12,405	238,826	4,083,323
Jim Guilfoyle Executive Vice President Advanced Polymer Solutions & Global Supply Chain	2021	671,408	—	1,625,037	549,087	1,075,996	17,959	90,792	4,030,279

(1)

Mr. Patel retired effective December 31, 2021. As a result of his retirement, RSUs, PSUs and options granted to Mr. Patel in 2019, 2020, and 2021 vested and were forfeited pro rata, resulting in the forfeiture of 35,473 RSUs, 65,309 PSUs, and option awards representing 106,098 shares of common stock. The forfeiture of these awards is not reflected in the “Stock Awards” and “Option Awards” columns above, which are based on the aggregate grant date fair value of the full awards, as further detailed in footnotes (4) and (5) below.

(2)

Mr. Patel’s employment agreement provided that he would receive an annual base salary of no less than $1,500,000.

(3)

Represents cash sign-on bonuses paid in connection with the 2019 appointments of Mr. McMurray, Mr. Lane, and Mr. Rhenman.

(4)

Stock awards granted to NEOs in 2021 include RSUs and PSUs. The RSUs are granted under the LyondellBasell Industries Long Term Incentive Plan (the “LTIP”) and entitle the recipient to an equal number of shares of the Company’s stock when the RSUs vest on the third anniversary of the date of grant. RSUs receive cash dividend equivalents at the same time dividends are paid on the Company’s stock. Amounts included in the table are the aggregate grant date fair values of the awards calculated in accordance with ASC 718. The PSUs are also granted under the LTIP. The PSUs entitle the recipient to a number of shares of the Company’s common stock equal to the number of units, multiplied by an earned percentage that can range from 0 to 200% of the targeted number of units based on Company performance. The PSUs accrue dividend equivalents during the performance period in the form of additional units. See Note 15 to the Company’s Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”) for a discussion of the calculation of the fair value of the awards.

Annual grants of RSUs and PSUs are made at the first regularly scheduled C&TD Committee meeting of the calendar year. Pursuant to his employment agreement, Mr. Patel was eligible to receive annual equity awards, including RSUs, PSUs and stock options as discussed under footnote 5 below, with an aggregate value of no less than 750% of his base salary. The following is the aggregate grant date fair value of the PSUs granted in 2021 if we assumed the maximum amounts (200% of target) will be earned: Bob Patel - $13,058,350; Michael McMurray - $2,914,918; Torkel Rhenman - $2,454,888; Ken Lane - $2,454,888; Jim Guilfoyle - $2,166,716.

LYONDELLBASELL  2022 PROXY STATEMENT    60

Back to Contents

(5)

Stock options are also granted under the LTIP and annual awards are made at the first regularly scheduled C&TD Committee meeting of the calendar year. The stock options vest ratably over a three-year period beginning with the first anniversary of the date of grant and expire after ten years. The amounts shown are the fair values of the stock options on the date of grant, in accordance with ASC 718. The fair values of stock options were calculated using the Black-Scholes option-pricing model. We use the Black-Scholes formula to calculate an assumed value of the options for compensation expense purposes; because the formula uses assumptions, the fair values calculated are not necessarily indicative of the actual values of the stock options.
The assumptions used for the 2021 annual grants were: a dividend yield of 6%; a risk-free interest rate of 0.934%; an expected life of 5.6 years; and stock price volatility of 39.40%. See Note 15 to the Company’s Consolidated Financial Statements in the 2021 Annual Report for a discussion of the calculation of the fair value of the awards.

(6)

Amounts of Non-Equity Incentive Plan Compensation in 2021 are the annual bonuses paid out in March 2022 for performance during 2021. Mr. Patel’s employment agreement provided that he would be eligible for an annual bonus with a target amount of no less than 160% of his base salary.

(7)

Amounts include increases during 2021 in the actuarial present values of benefits under the LyondellBasell Retirement Plan. The increases are calculated based on the difference between the total benefit actuarially reduced from age 65 to current age and the present value of the benefits under the plan. See the “Pension Benefits” table on page 66 for more information.

(8)

Amounts included in “All Other Compensation” for 2021 in the table above include the following (amounts in dollars):

Name	Matching 401(k) and Pension Contributions(a) ($)	Matching Deferral Plan Contributions(b) ($)	Tax Reimbursements(c) ($)	Other(d) ($)	Total ($)
Bob Patel(e)	31,900	—	137,573	64,223	233,696
Michael McMurray	31,900	58,100	—	10,592	100,592
Torkel Rhenman	31,900	54,725	—	16,000	102,625
Ken Lane	31,900	54,725	—	16,304	102,929
Jim Guilfoyle	31,900	41,955	—	16,937	90,792
(a)

Includes Company matching contributions to each NEO’s 401(k) and the Company’s pension plan contributions.

(b)

Includes Company contributions under the Company’s U.S. Senior Management Deferral Plan. See the “Non-Qualified Deferred Compensation in 2021” table on page 66 for more information. As a result of his retirement from the Company, no Company contributions were made on Mr. Patel’s behalf for 2021.

(c)

Includes Company reimbursement, and a gross-up on that reimbursement, of state taxes owed for work performed in those states on behalf of the Company.

(d)

Includes executive physicals; payment of professional fees for tax filings; payment of business club memberships and dues; financial planning allowances; $1,000 COVID-19 vaccination payment as offered to global employees; and a vacation lump sum payment of $36,346.08 for Mr. Patel. Other than the vacation payout, none of these amounts individually exceeded the greater of $25,000 or 10% of the total amount of other compensation for the executive in 2021.

(e)

Under his employment agreement, Mr. Patel was eligible to participate in the benefit programs generally available to senior executives of the Company.

LYONDELLBASELL  2022 PROXY STATEMENT    61

Back to Contents

Grants of Plan-Based Awards

Name	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)		Estimated Future Payouts Under Equity Incentive Plan Awards(3)		All Other Stock Awards: Number of Shares of Stock or Units(4)	All Other Option Awards: Number of Securities Underlying Options(5)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
		Target ($)	Max. ($)	Target (#)	Max. (#)
Bob Patel(6)	02/25/2021	2,520,000	5,040,000	—	—	—	—	—	—
	02/25/2021	—	—	62,534	125,068	—	—	—	6,529,175
	02/25/2021	—	—	—	—	31,267	—	—	3,264,587
	02/25/2021	—	—	—	—	—	163,337	104.41	3,309,208
Michael McMurray	02/25/2021	741,600	1,483,200	—	—	—	—	—	—
	02/25/2021	—	—	13,959	27,918	—	—	—	1,457,459
	02/25/2021	—	—	—	—	6,980	—	—	728,782
	02/25/2021	—	—	—	—	—	36,461	104.41	738,700
Torkel Rhenman	02/25/2021	713,790	1,427,580	—	—	—	—	—	—
	02/25/2021	—	—	11,756	23,512	—	—	—	1,227,444
	02/25/2021	—	—	—	—	5,878	—	—	613,722
	02/25/2021	—	—	—	—	—	30,707	104.41	622,124
Ken Lane	02/25/2021	713,790	1,427,580	—	—	—	—	—	—
	02/25/2021	—	—	11,756	23,512	—	—	—	1,227,444
	02/25/2021	—	—	—	—	5,878	—	—	613,722
	02/25/2021	—	—	—	—	—	30,707	104.41	622,124
Jim Guilfoyle	02/25/2021	630,000	1,260,000	—	—	—	—	—	—
	02/25/2021	—	—	10,376	20,752	—	—	—	1,083,358
	02/25/2021	—	—	—	—	5,188	—	—	541,679
	02/25/2021	—	—	—	—	—	27,102	104.41	549,087
(1)

The grant date of February 25, 2021 is the date of the first regularly-scheduled Board meeting that follows the first regularly-scheduled C&TD Committee meeting of the calendar year when annual grants are made.

(2)

The awards shown are the estimated possible payouts of the NEOs’ annual bonus payments for performance in 2021. Actual bonus (STI) payments for 2021 are shown in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.” The NEOs’ target bonuses are a percentage of base salary. The maximum shown in the table is the maximum amount that can be earned under the terms of the STI plan, which is 200% of target. Each performance measure is assessed and weighted, and payments can range from 0 – 200% of target.

(3)

Represents PSUs. These awards, granted in 2021, are earned over a three-year performance period ending December 31, 2023, with payouts, if any, in the first quarter of 2024. The performance criterion for the PSUs is assessed, and payments can range from 0 – 200% of the target award, to be settled in shares. These awards accrue dividend equivalents during the performance period in the form of additional units.

(4)

Represents RSUs. These awards made on February 25, 2021 will vest three years from the grant date. RSUs receive cash dividend equivalents.

(5)

Represents annual stock option grants. The exercise price of all options is equal to the fair market value on the date of grant. All stock options included in the table vest in equal increments over a three-year period beginning on the first anniversary of the date of grant and expire ten years after the date of grant.

(6)

Mr. Patel retired from the Company on December 31, 2021 and his PSUs, RSUs, and stock options vested pro rata on the terms described under “Retirement” under “Potential Payments Upon Termination or Change in Control.”

LYONDELLBASELL  2022 PROXY STATEMENT    62

Back to Contents

Outstanding Equity Awards at December 31, 2021

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value Of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards
							Number of Unearned Shares, Units, or Other Rights That Have Not Vested(4)	Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(3) ($)
Bob Patel	1,612	—	85.80	02/20/2024			68,086	6,279,572
	226,458	—	76.15	01/12/2025
	70,211	—	89.94	02/17/2025
	101,108	—	77.93	02/16/2026
	130,572	—	92.69	12/31/2026
	136,656	—	109.09	12/31/2026
	188,832	—	88.50	12/31/2026
	209,563	—	83.35	12/31/2026
	91,500	—	104.41	12/31/2026
Michael McMurray	68,870	34,435	97.37	11/05/2029	22,121	2,040,220	28,837	2,659,637
	16,940	33,880	83.35	02/20/2030
	—	36,461	104.41	02/25/2031
Torkel Rhenman	5,333	5,333	85.88	07/15/2029	17,359	1,601,021	24,228	2,234,548
	10,000	28,402	83.35	02/20/2030
	—	30,707	104.41	02/25/2031
Ken Lane	—	4,782	85.88	07/15/2029	19,721	1,818,868	23,304	2,149,328
	—	26,298	83.35	02/20/2030
	—	30,707	104.41	02/25/2031
Jim Guilfoyle	610	—	60.51	02/12/2023	16,386	1,511,281	19,105	1,762,054
	914	—	85.80	02/20/2024
	1,205	—	89.94	02/17/2025
	347	—	101.43	06/01/2025
	5,667	—	77.93	02/16/2026
	9,148	—	92.69	02/16/2027
	11,651	—	109.09	02/21/2028
	12,578	6,289	88.50	02/21/2029
	9,940	19,876	83.35	02/20/2030
	—	27,102	104.41	02/25/2031

LYONDELLBASELL  2022 PROXY STATEMENT    63

Back to Contents

(1) The vesting schedules of the unexercisable stock options are shown below:

Name	Total Unvested Stock Options	Exercise Price ($)	2022 Vesting Details	2023 Vesting Details	2024 Vesting Details
Michael McMurray	34,435	97.37	34,435 vesting on November 5, 2022
	33,880	83.35	16,940 vested on February 20, 2022	16,940 vesting on February 20, 2023
	36,461	104.41	12,155 vested on February 25, 2022	12,153 vesting on February 25, 2023	12,153 vesting on February 25, 2024
Torkel Rhenman	5,333	85.88	5,333 vesting on July 15, 2022
	28,402	83.35	14,201 vested on February 20, 2022	14,201 vesting on February 20, 2023
	30,707	104.41	10,237 vested on February 25, 2022	10,235 vesting on February 25, 2023	10,235 vesting on February 25, 2024
Ken Lane	4,782	85.88	4,782 vesting on July 15, 2022
	26,298	83.35	13,149 vested on February 20, 2022	13,149 vesting on February 20, 2023
	30,707	104.41	10,237 vested on February 25, 2022	10,235 vesting on February 25, 2023	10,235 vesting on February 25, 2024
Jim Guilfoyle	6,289	88.50	6,289 vested on February 21, 2022
	19,876	83.35	9,938 vested on February 20, 2022	9,938 vesting on February 20, 2023
	27,102	104.41	9,034 vested on February 25, 2022	9,034 vesting on February 25, 2023	9,034 vesting on February 25, 2023
(2) Includes RSUs for each of the NEOs, the vesting schedules for which are shown below:

Name	Total Unvested RSUs	Vesting Schedule
Michael McMurray	22,121	7,702 vesting on 11/5/2022
		7,439 vesting on 2/20/2023
		6,980 vesting on 2/25/2024
Torkel Rhenman	17,359	5,245 vesting on 7/15/2022
		6,236 vesting on 2/20/2023
		5,878 vesting on 2/25/2024
Ken Lane	19,721	8,069 vesting on 7/15/2022
		5,774 vesting on 2/20/2023
		5,878 vesting on 2/25/2024
Jim Guilfoyle	16,386	6,833 vesting on 2/21/2022
		4,365 vesting on 2/20/2023
		5,188 vesting on 2/25/2024
(3)

Dollar values are based on the closing price of $92.23 of the Company’s shares on the NYSE on December 31, 2021.

(4)

Includes PSUs granted in 2020 and 2021 with three-year performance periods ending December 31, 2022 and December 31, 2023, respectively. We have included the target number of PSUs, although payouts on PSUs are made after the Company’s financial results for the performance period are reported and the C&TD Committee determines achievement of performance goals and corresponding vesting, typically in mid to late February of the following year. The PSUs for the 2019-2021 performance period are not included in the table as they are considered earned as of December 31, 2021 for proxy disclosure purposes; those PSUs did not pay out, and otherwise would be included in the “Option Exercises and Stock Vested” table below. The PSUs in the table above include those shown below.

LYONDELLBASELL  2022 PROXY STATEMENT    64

Back to Contents

	PSUs with Three-Year Performance Period Ending December 31,
Name	2022	2023
Bob Patel	47,241	20,845
Michael McMurray	14,878	13,959
Torkel Rhenman	12,472	11,756
Ken Lane	11,548	11,756
Jim Guilfoyle	8,729	10,376

Option Exercises and Stock Vested

Name	Option Awards		Stock Awards(2)
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Bob Patel	1,406	51,065	93,078	8,800,881
Michael McMurray	—	—	7,702	716,055
Torkel Rhenman	9,534	235,822	2,523	254,823
Ken Lane	22,713	586,669	5,628	568,428
Jim Guilfoyle	1,408	71,357	2,308	231,308
(1)

The value realized on option exercise represents the difference between the option exercise price and the market price of the LyondellBasell shares when exercised.

(2)

Includes RSUs that vested in 2021, including RSUs that vested pro-rata upon Mr. Patel’s retirement on December 31, 2021. The C&TD Committee reviewed the achievement of performance goals for the PSUs granted in 2019 with a performance period ended December 31, 2021 in February 2022, and determined that no payout was earned. The number of shares acquired on vesting for RSUs is the gross number of shares for all NEOs, although we withhold shares in payment of minimum statutory withholding taxes when the awards vest. The value realized for RSUs is the number of gross shares vested multiplied by the market price on the date the restrictions lapsed. The table below shows the gross number of shares that vested under RSUs for each of the NEOs in 2021.

Name	RSUs Vested in 2021
Bob Patel	93,078
Michael McMurray	7,702
Torkel Rhenman	2,523
Ken Lane	5,628
Jim Guilfoyle	2,308

LYONDELLBASELL  2022 PROXY STATEMENT    65

Back to Contents

Pension Benefits

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Bob Patel	LyondellBasell Retirement Plan	12	166,992	—
Michael McMurray	LyondellBasell Retirement Plan	2	31,905	—
Torkel Rhenman	LyondellBasell Retirement Plan	2	41,061	—
Ken Lane	LyondellBasell Retirement Plan	2	39,201	—
Jim Guilfoyle	LyondellBasell Retirement Plan	13	237,518	—
(1)

The amounts shown in the table are the actuarial present value of each participant’s accumulated benefits as of December 31, 2021, calculated on the same basis as used in Note 14 to our Consolidated Financial Statements in the 2021 Annual Report, with the exception that each participant was assumed to continue to be actively employed by us until age 65 (earliest unreduced retirement age) and immediately commence his benefit at that time.

The LyondellBasell Retirement Plan is a U.S. qualified defined benefit pension plan that provides pension benefits under a cash balance formula that defines participants’ accrued benefits in terms of a notional cash account balance. Eligible employees become participants immediately upon employment and are fully vested upon the earliest of (i) three years of service, (ii) death, or (iii) reaching age 65. The notional account balance for each participant comprises a pay credit of 5% and interest credits, each of which are accumulated at the end of each quarter. Pay credits are based on quarterly base pay, as limited by the Internal Revenue Code, and interest credits are based on the 5th, 4th, and 3rd monthly-determined 30-year treasury rates before the start of that quarter. Benefits under the plan are payable upon separation from the Company.

Non-Qualified Deferred Compensation in 2021

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(1)(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last Fiscal Year End(5) ($)
Bob Patel	—	—	153,212	—	1,346,100
Michael McMurray	213,022	58,100	24,526	—	440,579
Torkel Rhenman	—	54,725	8,615	—	127,013
Ken Lane	—	54,725	5,807	—	123,103
Jim Guilfoyle	—	41,955	18,230	—	192,801
(1)

The Company maintains a U.S. Senior Management Deferral Plan that allows executives to defer up to 50% of their base salary and up to 100% of their annual bonus and equity grants (“eligible pay”) for payment at a future date. Funds deferred under this plan are allocated into notional accounts that mirror selected investment funds in our 401(k) plans, though the deferred funds are not actually invested and the Company may use separate assets to fund the benefit.

(2)

Company contributions to the executives’ Deferral Plan accounts are included in “All Other Compensation,” but not “Salary,” in the Summary Compensation Table. The Deferral Plan provides for Company contributions for that portion of pay that cannot be taken into account for matching contributions or accruals under the Company’s 401(k) plan and defined benefit pension plan due to IRS limits. The eligibility for Company contributions begins in the Deferral Plan once the employee’s salary has reached the IRS limits for those plans; actual contributions by the Company are made as of February 15 of the next calendar year. The Company’s contribution occurs regardless of whether the employee has contributed any amounts under the Deferral Plan or 401(k) plan. Eligible employees must be employed as of February 15 in order to receive the Company contribution.

(3)

Earnings on these accounts are not included in any other amounts in the tables included in this proxy statement, as the amounts of the NEOs’ earnings represent the general market gains on investments and are not amounts or rates set by the Company for the benefit of the NEOs.

(4)

Accounts are distributed as either a lump sum payment or in annual installments upon the later of (i) the date on which the employee reaches (x) at least 55 years of age and has ten years of service or (y) 65 years of age and (ii) termination of employment. Special circumstances may allow for a modified distribution in the event of the employee’s death, an unforeseen emergency, or upon a change-in-control of the Company. In the event of death, distribution will be made to the designated beneficiary in the form previously elected by the executive. In the event of an unforeseen emergency, the plan administrator may allow an early payment in the amount required to satisfy the emergency. All participants are immediately 100% vested in all of their contributions, Company contributions, and gains and/or losses related to their notional investment choices.

(5)

The balance as of the last year includes the Company contributions made in respect of the NEOs’ 2021 earnings, although amounts were not credited to the accounts for continuing NEOs until February 2022. The balance also includes contributions made by Mr. McMurray through deferrals as described in footnote 1 above.

LYONDELLBASELL  2022 PROXY STATEMENT    66

Back to Contents

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Mr. Patel was party to an employment agreement and our other NEOs participate in our Executive Severance Program. Mr. Patel’s employment agreement and the Executive Severance Program provide for severance payments in the event of termination of employment, provided the executive executes a release in favor of the Company. Under the terms of the Company’s STI program, NEOs will receive pro-rata annual bonus payments in the event of termination of employment due to death or disability or termination without Cause (as defined below), payable following certification of payout under the STI program the following year. Additionally, under the terms of our LTIP and equity award agreements, our NEOs will receive accelerated or pro-rated vesting of their equity awards upon termination in certain circumstances.

In the event of a change-in-control of the Company, the vesting of equity awards will be accelerated or pro-rated, but only if the individual’s employment is terminated within one year of the change in control. The Company believes that this “double trigger” is appropriate because it ensures our executives do not have conflicts in the event of a change in control and also avoids windfalls for any employees whose employment with the Company or its successors continues following such an event. The treatment of the equity awards for the NEOs is the same as for all other employees who receive equity awards.

A summary of the treatment of equity awards in different scenarios under the terms of our LTIP and the award agreements is provided below. “Cause” and “Good Reason” are defined in the Company’s Executive Severance Plan as follows:

“Cause” means (i) the executive’s continued failure (except where due to physical or mental incapacity) to substantially perform his or her duties; (ii) the executive’s intentional misconduct or gross neglect in the performance of his or her duties; (iii) the executive’s conviction of, or plea of guilty or nolo contendere to, a felony; (iv) the commission by the executive of an act of fraud or embezzlement against the Company or any affiliate; (v) the executive’s breach of fiduciary duty, (vi) an executive’s violation of the Company’s Code of Conduct or (vii) the executive’s willful breach of any material provision of any employment or other written agreement between the executive and the Company or an affiliate (as determined in good faith by the C&TD Committee) which is not remedied within 15 days after written notice is received from the Company or affiliate specifying the breach. Any determination of whether Cause exists shall be made by the C&TD Committee in its sole discretion.

“Good Reason” means the occurrence, without the Participant’s express written consent, of (i) a material diminution in the executive’s duties, responsibilities or authority; (ii) any material diminution of the executive’s Base Salary; or (iii) the involuntary relocation of the executive’s principal place of employment by more than 50 miles from the executive’s principal place of employment immediately prior to the relocation. Any assertion by an executive of a termination of employment for “Good Reason” will not be effective unless certain conditions regarding notice and cure are satisfied.

Termination of Employment for Cause by the Company or without Good Reason by the Executive

❙

All unvested awards are forfeited. In the event of termination for Cause by the Company, unexercised stock options are also forfeited. In the event of resignation without Good Reason by the executive, previously vested options may be exercised for 90 days after termination of employment.

Termination of Employment without Cause by the Company

❙

Stock options, RSUs, and PSUs vest pro-rata. Cash retention awards vest in full.

❙

Stock options: Stock options provide for vesting in equal installments on the first three anniversaries of the grant date. In the event of termination without Cause, pro-ration is determined for each unvested installment separately based on the number of months worked from the date of grant until termination divided by the number of months from the date of grant until the original vesting date for that installment. The options may be exercised for 90 days after termination of employment.

❙

RSUs and PSUs: Pro-ration is determined based on the number of months worked from the date of grant (for RSUs) or beginning of the relevant performance period (for PSUs) until termination divided by the number of months in the vesting or performance period, respectively. The number of units earned under the PSUs is based on performance over the applicable three-year performance period as determined by the C&TD Committee in the first quarter after the end of the performance period and can range from 0 to 200% of target.

Termination of Employment with Good Reason by the Executive

❙

For all NEOs other than Mr. Patel, all unvested awards are forfeited and previously vested options may be exercised for 90 days after termination of employment.

❙

Pursuant to his employment agreement, Mr. Patel’s awards would have vested pro-rata, based on the same calculations as in the case of a termination without Cause.

LYONDELLBASELL  2022 PROXY STATEMENT    67

Back to Contents

Termination of Employment without Cause by the Company or with Good Reason by the Executive within 12 Months of a Change in Control

❙

Stock options and RSUs: All stock options and RSUs are immediately vested. Stock options remain exercisable for 90 days.

❙

PSUs: PSUs vest pro-rata based on the number of months worked from the beginning of the performance period until termination divided by the number of months in the performance period. The number of units earned under the PSUs is based on the C&TD Committee’s determination of performance results as of the last quarter prior to the change in control.

❙

Cash Retention Awards: Cash retention awards vest in full in the event of termination without Cause, but are forfeited in the event of termination with Good Reason.

Retirement

❙

Under the Company’s award agreements, “Retirement” means an executive’s voluntarily initiated termination of service (i) on or after age 55 with 10 years of service or (ii) for awards granted prior to 2020 and all awards granted to Mr. Rhenman, on or after age 65. For awards granted to Messrs. Guilfloyle, Lane, McMurray, and Rhenman in February 2020 and awards granted to all NEOs in February 2021 and since, “Enhanced Retirement” means an executive’s voluntarily initiated termination of service on or after age 60 with at least 10 years of service. Mr. Patel retired from the Company on December 31, 2021. Based on their current ages and tenures, none of our other NEOs currently meet the requirements for Retirement or Enhanced Retirement.

❙

In the event of Retirement, all awards (other than cash retention awards) vest pro-rata, based on the same calculations as in the case of a termination without Cause. Stock options remain exercisable for five years or their original term, whichever is shorter. In the event of Enhanced Retirement, all awards vest in full on their original vesting schedule. The Company's award agreements provide that an executive who meets the requirements for Enhanced Retirement will be subject to non-competition, non-solicitation, and other restrictive covenants for two years following his or her retirement and, beginning with 2022 awards, executives who meet the requirements for Retirement will also be subject to one-year restrictive covenants. Stock options remain exercisable for their original term. Mr. Patel’s awards vested pro rata on December 31, 2021.

Death or Disability

❙

Stock Options and RSUs: Stock options and RSUs vest immediately. The stock options remain exercisable for one year.

❙

PSUs and Cash Retention Awards: PSUs and cash retention awards vest pro-rata, based on the same calculations as for PSUs in the case of a termination without Cause.

In accordance with SEC disclosure requirements, the tables below show, in dollars, the amounts our NEOs could receive in different circumstances if the termination events occurred as of December 31, 2021. We excluded any amounts for benefits or payments that are available to all salaried employees of the Company. Except with respect to Mr. Patel, who retired from the Company on December 31, 2021 and received the amounts described under “Retirement,” below, the amounts shown are not the amounts the NEO would actually receive in a termination event, but are calculated as described below.

DEATH OR DISABILITY

	Accelerated Option Awards(1)	Accelerated RSUs(2)	Pro-rated PSUs(3)	Pro-rated Cash Awards(4)	Cash Severance Payment(5)	Total(6)
Bob Patel	1,669,957	6,475,745	10,772,832	—	—	18,918,534
Michael McMurray	300,854	1,396,454	914,829	441,176	—	3,053,313
Torkel Rhenman	286,075	1,058,892	1,268,992	588,235	—	3,202,194
Ken Lane	263,892	1,276,739	1,160,254	588,235	—	3,289,120
Jim Guilfoyle	199,957	1,032,792	1,171,875	588,235	—	2,992,859

TERMINATION BY NEO FOR GOOD REASON

	Pro-rated Option Awards(1)	Pro-rated RSUs(2)	Pro-rated PSUs(3)	Cash Awards(4)	Cash Severance Payment(5)	Total(6)
Bob Patel	1,374,805	5,206,661	10,772,832	—	6,142,501	23,496,799
Michael McMurray	—	—	—	—	1,565,600	1,565,600
Torkel Rhenman	—	—	—	—	1,506,890	1,506,890
Ken Lane	—	—	—	—	1,506,890	1,506,890
Jim Guilfoyle	—	—	—	—	1,330,000	1,330,000

LYONDELLBASELL  2022 PROXY STATEMENT    68

Back to Contents

TERMINATION WITHOUT CAUSE

	Pro-rated Option Awards(1)	Pro-rated RSUs(2)	Pro-rated PSUs(3)	Accelerated Cash Awards(4)	Cash Severance Payment(5)	Total(6)
Bob Patel	1,374,805	5,206,661	10,772,832	—	6,142,501	23,496,799
Michael McMurray	240,275	951,444	914,829	1,500,000	1,565,600	5,172,148
Torkel Rhenman	229,651	770,767	1,268,992	2,000,000	1,506,890	5,776,300
Ken Lane	211,812	960,483	1,160,254	2,000,000	1,506,890	5,839,439
Jim Guilfoyle	163,770	870,005	1,171,875	2,000,000	1,330,000	5,535,650

RETIREMENT

	Pro-rated Option Awards(1)	Pro-rated RSUs(2)	Pro-rated PSUs(3)	Cash Awards(4)	Cash Severance Payment(5)	Total(6)
Bob Patel(7)	1,374,805	5,206,661	10,772,832	—	—	17,354,298
Michael McMurray	240,275	951,444	914,829	—	—	2,106,548
Torkel Rhenman	229,651	770,767	1,268,992	—	—	2,269,410
Ken Lane	211,812	960,483	1,160,254	—	—	2,332,549
Jim Guilfoyle	163,770	870,005	1,171,875	—	—	2,205,650

TERMINATION WITHOUT CAUSE OR BY NEO FOR GOOD REASON WITHIN 12 MONTHS OF A CHANGE IN CONTROL

	Accelerated Option Awards(1)	Accelerated RSUs(2)	Pro-rated PSUs(3)	Accelerated Cash Awards(4)	Cash Severance Payment(5)	Total(6)
Bob Patel	1,669,957	6,475,745	10,772,832	—	10,237,501	29,156,035
Michael McMurray	300,854	1,396,454	914,829	1,500,000	1,565,600	5,677,737
Torkel Rhenman	286,075	1,058,892	1,268,992	2,000,000	1,506,890	6,120,849
Ken Lane	263,892	1,276,739	1,160,254	2,000,000	1,506,890	6,207,775
Jim Guilfoyle	199,957	1,032,792	1,171,875	2,000,000	1,330,000	5,734,624
(1)

The values for stock options included are calculated based on the number of options that would vest, multiplied by the difference between $92.23, the market value of our common stock as of December 31, 2021, and the exercise price of the stock option. Amounts actually received by the NEO would depend on the fair market value of our shares when the options are exercised.

(2)

The values of the RSUs are based on the number of RSUs that would vest multiplied by the fair market value of our stock on December 31, 2021, which may be different than the fair market value of our stock upon a termination event.

(3)

PSUs accumulate dividend equivalents that are converted to additional units at the end of the performance period, subject to the same terms and conditions as the original award. The values of the PSUs are based on the number of units that would vest multiplied by the market value of our stock on December 31, 2021. The values above assume that the payout is at target, or 100%. The actual payout would be determined by the C&TD Committee after the performance period or, in the case of termination without Cause or by the NEO for Good Reason within twelve months of a change in control, as of the end of the last quarter prior to the change in control. Also, although the values are calculated as of December 31, the shares would not be issued until the first quarter after the end of the original performance period of the awards.

(4)

Cash retention awards vest, pro-rata or in full, in the event of death, disability, or termination without Cause. No payouts would occur in the event of retirement or termination for Good Reason.

(5)

No amounts are included for 2021 bonus payments under the STI program because the NEOs would be entitled to the same payment with or without a termination event.

(6)

In addition (and not shown above), Mr. Patel received twelve months of continued coverage under the Company’s health plans for himself and his dependents, which is valued at approximately $22,700. Each of the other NEOs would receive a lump sum payment of approximately $34,000 for the cost of eighteen months of continuation coverage premiums for medical coverage for himself and his dependents in any termination event other than death and disability. All other NEOs would also receive Company-provided outplacement services, with a value of up to $20,000.

(7)

Mr. Patel retired from the Company on December 31, 2021, and his unvested equity awards vested pro rata on the terms described above.

LYONDELLBASELL  2022 PROXY STATEMENT    69

Back to Contents

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2021 about the number of shares to be issued upon vesting or exercise of equity awards and the number of shares remaining available for issuance under our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(2)(3)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(4)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(5)
Equity compensation plans approved by security holders(1)	4,852,103	$ 91.50	13,427,489
Equity compensation plans not approved by security holders	–	–	–
TOTAL	4,852,103	$ 91.50	13,427,489
(1)

Includes the LTIP and the LyondellBasell Global Employee Stock Purchase Plan, as amended and restated (the “ESPP”).

(2)

Includes 2,448,678 shares that may be issued pursuant to outstanding stock options and 738,609 shares that may be issued pursuant to outstanding RSUs. Additionally, 832,408 PSUs were outstanding as of December 31, 2021, including accrued dividend equivalents. The C&TD Committee determines the actual number of shares the recipient receives at the end of a three-year performance period which may range from 0 to 200% of the target number of shares. Because up to 200% of the target number of shares may ultimately be issued, we have included an aggregate of 1,664,816 shares, the maximum possible payout under the PSUs, as the number that may be issued.

(3)

Excludes purchase rights that accrue under the ESPP. Purchase rights under the ESPP are considered equity compensation for accounting purposes. However, the number of shares to be purchased is indeterminable until the time shares are actually issued, as automatic employee contributions may be terminated before the end of an offering period and, due to the pricing feature, the purchase price and corresponding number of shares to be purchased is unknown.

(4)

Includes only the weighted-average exercise price of the outstanding stock options. Does not include RSUs or PSUs, as those awards have no exercise price associated with them. Also excludes purchase rights under the ESPP for the reasons described in note (3) above.

(5)

The shares remaining available as of December 31, 2021 include 10,068,676 shares under the LTIP and 3,358,813 shares under the ESPP.

LYONDELLBASELL  2022 PROXY STATEMENT    70

Back to Contents

CEO PAY RATIO

Pursuant to SEC rules, we are required to provide the following information with respect to fiscal 2021:

❙

The annual total compensation of the global median employee of our company (other than Mr. Patel, our former CEO), was $106,258;

❙

The annual total compensation of Mr. Patel, our former Chief Executive Officer, was $19,011,033; and

❙

Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of the global median employee is 179 to 1.

For fiscal year 2021, we used the same global median employee as for 2020, who was selected as an employee with substantially similar compensation to the (since departed) 2019 global median employee. We calculated 2021 total compensation for the selected employee using the same methodology used for our NEOs, as set forth in the Summary Compensation Table.

Our 2019 global median employee was originally identified as follows: for fiscal year 2019, we examined the total compensation for all regular full- and part-time employees who were actively employed by the Company on December 31, 2019 and students and interns who were hired for partial periods during 2019. For these employees, we calculated annual compensation using the following methodology and guidelines:

❙

To find the annual total compensation of all of our employees (other than our CEO), we considered all gross and net components of compensation (including short- and long-term incentives) received by each employee and documented in the year-end payroll records for 2019.

❙

Compensation for full- and part-time employees hired during 2019 and still active as of December 31, 2019 was annualized. Compensation for all students and interns hired for partial periods during 2019 was not annualized.

❙

Annual compensation for expatriate employees and employees involved in permanent cross-border transfers during 2019 was calculated using all relevant country payroll records.

In accordance with SEC rules, we will select a new global median employee for 2022, using methodology and guidelines consistent with those described above.

LYONDELLBASELL  2022 PROXY STATEMENT    71

Back to Contents

ITEM 7

AUTHORIZATION TO CONDUCT SHARE REPURCHASES

The Board recommends that you vote FOR the proposal to grant authority to the Board to repurchase up to 10% of our issued share capital until November 27, 2023.

Under Dutch law and our Articles of Association, shareholder approval is necessary to authorize our Board to repurchase shares. At the annual general meeting of shareholders held on May 28, 2021, shareholders authorized the Board to repurchase up to 10% of our outstanding shares. As of April 1, 2022, we have repurchased an aggregate of approximately [___] million shares pursuant to this authorization.

Adoption of the current proposal will give us the flexibility to continue to repurchase shares if we believe it is an appropriate use of our liquidity. The number of shares repurchased, if any, and the timing and manner of any repurchases will be determined after taking into consideration prevailing market conditions, our available resources, and other factors that cannot now be predicted.

In order to provide us with sufficient flexibility, we propose that shareholders grant authority to the Board to repurchase up to 10% of our issued share capital as of the date of the Annual Meeting (or, based on the number of shares issued as of April 1, 2022, approximately 34,005,000 shares) on the open market, through privately negotiated repurchases, in self-tender offers, or through accelerated repurchase arrangements, at prices ranging from the nominal value of our shares up to 110% of the market price for our shares; provided that (i) for open market or privately negotiated repurchases, the market price shall be the price for our shares on the NYSE at the time of the transaction; (ii) for self-tender offers, the market price shall be the volume weighted average price (“VWAP”) for our shares on the NYSE during a period, determined by the Board, of no less than one and no greater than five consecutive trading days immediately prior to the expiration of the tender offer; and (iii) for accelerated repurchase arrangements, the market price shall be the VWAP for our shares on the NYSE over the term of the arrangement. The VWAP for any number of trading days shall be calculated as the arithmetic average of the daily VWAP on those trading days.

If approved, the authority will extend for 18 months from the date of the Annual Meeting, or until November 27, 2023, and will replace the current repurchase authorization of the Board which was approved by shareholders at the annual general meeting on May 28, 2021. Any shares repurchased under this authority may be cancelled pursuant to the authorization to cancel shares requested under Item 8 below.

ITEM 8

CANCELLATION OF SHARES

The Board recommends that you vote FOR the proposal to cancel all or a portion of the shares in our treasury account.

Under Dutch law and our Articles of Association, shareholder approval is necessary to cancel ordinary shares that are held in treasury by us, or that may in the future be held in treasury by us as a result of share repurchases. Also under Dutch law, the number of shares held by us, or our subsidiaries, may not exceed 50% of our issued share capital at any time.

As of April 1, 2022, we held approximately [___] million shares in our treasury account, primarily as the result of share repurchases. Treasury shares, if not cancelled, may be used for general corporate purposes, including for issuance under our equity compensation plans.

We are requesting that shareholders approve the cancellation of all or any portion of shares held in our treasury account or that may be repurchased pursuant to the authority requested under Item 7, above.

If this Item 8 is adopted, the cancellation of treasury shares may be executed in one or more tranches. The number of treasury shares that will be cancelled, if any, will be determined by the Board. If the Board determines it is appropriate to cancel our shares, we will follow the procedure set forth under Dutch law to cancel treasury shares from time to time. In accordance with Dutch statutory provisions, the cancellation of treasury shares will not be effective until two months after the resolution to cancel treasury shares has been filed with the Dutch Trade Register and announced in a Dutch national daily newspaper. Once the procedure is complete, the relevant treasury shares will be cancelled.

If this Item 8 is not approved, we will not cancel any treasury shares unless the general meeting of shareholders approves such cancellation at a later date.

LYONDELLBASELL  2022 PROXY STATEMENT    72

Back to Contents

SECURITIES OWNERSHIP

SIGNIFICANT SHAREHOLDERS

The table below shows information for shareholders known to us to beneficially own more than 5% of our shares.

Name and Address	Shares Beneficially Owned
	Number	Percentage(1)
Certain affiliates of Access Industries, LLC(2) 730 Fifth Ave., 20th Floor, New York, NY 10019	70,530,181	[ ]%
Capital International Investors(3) 333 South Hope Street, Los Angeles, CA 90071	31,649,139	[ ]%
The Vanguard Group(4) 100 Vanguard Blvd., Malvern, PA 19355	30,517,101	[ ]%
BlackRock, Inc.(5) 55 East 52nd Street, New York, NY 10055	20,254,192	[ ]%
(1)

All percentages are based on [         ] shares outstanding as of April 1, 2022.

(2)

Information is based on a Schedule 13D/A filed with the SEC on May 6, 2021. Access Industries is a privately-held U.S. industrial group which controls directly or indirectly AI International Chemicals S.à r.l. and certain other entities that are recordholders of our outstanding shares (collectively, the “Access Recordholders”). Len Blavatnik controls Access Industries and may be deemed to beneficially own the shares held by one or more of the Access Recordholders. Access Industries and each of its affiliated entities and the officers, partners, members, and managers thereof (including, without limitation, Mr. Blavatnik), other than the applicable Access Recordholder, disclaim beneficial ownership of any shares owned by the Access Recordholders.

(3)

Information is based on a Schedule 13G/A filed with the SEC on February 11, 2022 by Capital International Investors reporting beneficial ownership of the Company’s stock as of December 31, 2021. The shareholder reports sole voting power with respect to 31,609,536 shares and sole dispositive power with respect to 31,649,139 shares.

(4)

Information is based on a Schedule 13G/A filed with the SEC on February 10, 2022 by The Vanguard Group reporting beneficial ownership of the Company’s stock as of December 31, 2021. The shareholder reports sole voting power with respect to 0 shares and sole dispositive power with respect to 29,427,063 shares.

(5)

Information is based on a Schedule 13G/A filed with the SEC on February 3, 2022 by BlackRock, Inc. reporting beneficial ownership of the Company’s stock as of December 31, 2021, on behalf of its direct and indirect subsidiaries including BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, National Association, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Limited, BlackRock Investment Management, LLC, BlackRock Japan Co., Ltd., BlackRock Life Limited, iShares (DE) I Investmentaktiengesellschaft mit Teilgesellsc, Aperio Group, LLC, and FutureAdvisor, Inc. The shareholder reports sole voting power with respect to 18,023,429 shares and sole dispositive power with respect to 20,254,192 shares.

LYONDELLBASELL  2022 PROXY STATEMENT    73

Back to Contents

BENEFICIAL OWNERSHIP

Information relating to the beneficial ownership of our shares by each director, director nominee, and executive officer named in the Summary Compensation Table is included below, as is information with respect to all of these individuals and all other executive officers of the Company, as a group. Shares are considered to be beneficially owned by a person if he or she, directly or indirectly, has sole or shared voting or investment power with respect to such shares. In addition, a person is deemed to beneficially own shares if that person has the right to acquire such shares within 60 days of March 15, 2022. The individuals set forth in the table below, individually and in the aggregate, beneficially own less than 1% of our outstanding shares as of March 15, 2022.

Name	Number of		Stock Options Exercisable Within 60 days
	Shares	RSUs(1)
Jacques Aigrain	16,724	–	–
Lincoln Benet	6,208	–	–
Jeet Bindra(2)	15,879	–	–
Robin Buchanan	26,733	–	–
Tony Chase	–	–	–
Stephen Cooper	19,130	–	–
Nance Dicciani	26,192	–	–
Bob Dudley	–	–	–
Claire Farley	16,012	–	–
Michael Hanley	6,206	–	–
Virginia Kamsky	–	–	–
Albert Manifold	4,745	–	–
Peter Vanacker	–	–	–
Bob Patel(3)	333,427	–	1,156,512
Michael McMurray	10,255	–	114,906
Torkel Rhenman	13,368	–	39,771
Ken Lane	15,263	–	23,386
Jim Guilfoyle	18,430	–	77,931
ALL DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS AS A GROUP (23 PERSONS)	596,707	–	1,583,497
(1)

Represents RSUs (each equivalent to a share of LyondellBasell stock) that will vest within 60 days.

(2)

Includes 9,200 shares owned by the Bindra Family Revocable Trust. Mr. Bindra disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(3)

Includes 207,375 shares held in family trusts. Mr. Patel disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

LYONDELLBASELL  2022 PROXY STATEMENT    74

Back to Contents

QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING

Who is soliciting my vote?

Our Board is soliciting your vote on voting matters submitted for approval at the Company’s 2022 Annual General Meeting of Shareholders.

Why are these matters being submitted for voting?

In accordance with Dutch law and the rules and regulations of the NYSE and the SEC, we are required to submit certain items for the approval of our shareholders. Several matters that are within the authority of a company’s board of directors under most U.S. state corporate laws require shareholder approval under Dutch law. Additionally, in accordance with Dutch corporate governance guidelines, we provide for the discussion at our Annual Meeting of certain topics that are not subject to a shareholder vote, including our governance practices and our dividend policy.

The discharge from liability of our directors, the adoption of our 2021 Dutch statutory annual accounts, the appointment of the auditor for our 2022 Dutch statutory annual accounts, the authorization to repurchase shares, and the cancellation of shares held in our treasury account are all items that we are required to submit to shareholders due to our incorporation in the Netherlands.

How does the Board of Directors recommend that I vote my shares?

The Board of Directors recommends that you vote FOR each of the voting items presented in this proxy statement.

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in favor of each of the voting items in accordance with the recommendation of the Board of Directors.

Who is entitled to vote?

You may vote your LyondellBasell shares at the Annual Meeting if you are the record owner of such shares as of the close of business on April 29, 2022 (the “Record Date”). You are entitled to one vote for each share of LyondellBasell common stock that you own. As of April 1, 2022, there were [_______] shares of LyondellBasell common stock outstanding and entitled to vote at the Annual Meeting.

How many votes must be present to hold the meeting?

Your shares are counted as present at the Annual Meeting if you held such shares as of the Record Date and (i) properly return a proxy by Internet, telephone, or mail or (ii) properly notify us of your intention to attend the Annual Meeting, attend the meeting, and vote in person. There are no quorum requirements under Dutch law and, as a result, we may hold our meeting regardless of the number of shares that are present in person or by proxy.

How many votes are needed to approve each of the voting items?

The number of votes required to approve the matters presented in this proxy statement varies by item:

❙

Pursuant to the Dutch Civil Code and our Articles of Association, the nomination of a candidate to our Board (Item 1) is binding on shareholders unless 2/3 of the votes cast at the Annual Meeting, representing more than 50% of the Company’s issued share capital (which for this purpose includes only our outstanding shares), vote against the nominee. This means that a nominee will be elected unless the votes against him or her constitute 2/3 of the votes cast and represent more than 50% of our issued share capital.

LYONDELLBASELL  2022 PROXY STATEMENT    75

Back to Contents

❙

Under Dutch law, the cancellation of shares held in our treasury account (Item 8) requires the affirmative vote of a majority of the votes cast at the Annual Meeting. If, however, less than 50% of the Company’s issued share capital (which for this purpose includes only our outstanding shares) is represented at the Annual Meeting, the proposal will require the affirmative vote of at least 2/3 of the votes cast.

❙

Each other voting item set forth in this proxy statement requires the affirmative vote of a majority of the votes cast by shareholders in order to be approved.

How do I vote?

You can vote by proxy without attending the meeting or in person at the meeting. To vote by proxy, you must vote over the Internet, by telephone, or by mail. Instructions for each method of voting are included on the proxy card.

If you hold your LyondellBasell shares in a brokerage account (that is, you hold your shares in “street name”), your ability to vote by telephone or over the Internet depends on your broker’s voting process. Please follow the directions on your proxy card or voter instruction form.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy in advance. If you plan to vote in person at the Annual Meeting and you hold your LyondellBasell shares in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

Can I change my vote?

Yes. You can change or revoke your vote at any time before the polls close at the Annual Meeting. You can do this by:

❙

Entering a new vote by telephone or over the Internet prior to 11:59 p.m. Eastern Time on May 25, 2022;

❙

Signing another proxy card with a later date and returning it to us by a method that allows us to receive the proxy prior to the Annual Meeting;

❙

Sending us a written document revoking your earlier proxy; or

❙

Attending the Annual Meeting and voting your shares in person (attendance at the Annual Meeting will not, by itself, revoke a proxy previously given by you).

Who counts the votes?

We have hired Broadridge Financial Solutions, Inc. to count the votes represented by proxies and cast by ballot at the Annual Meeting.

Will my shares be voted if I do not provide my proxy and do not attend the Annual Meeting?

If you do not provide a proxy or vote your shares in person, the shares held in your name will not be voted.

If you hold your shares in street name, your broker may be able to vote your shares for certain “routine” matters even if you do not provide the broker with voting instructions. We believe that, pursuant to NYSE rules, Item 3, Item 4, Item 6, Item 7, and Item 8, are considered routine matters. Therefore, without instructions from you, your broker may not vote your shares with respect to any other voting items, i.e. Item 1, Item 2, and Item 5. It is therefore important that you act to ensure your shares are voted.

What is a broker non-vote?

If a broker does not have discretion to vote shares held in street name on a particular voting item and does not receive instructions from the beneficial owner on how to vote those shares, the broker may return the proxy card without voting on that voting item. This is known as a broker non-vote. Broker non-votes will have no effect on the vote for any voting item properly introduced at the meeting.

What if I return my proxy but don’t vote for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote on all voting items listed, your shares will be voted FOR each of the voting items for which you did not vote.

LYONDELLBASELL  2022 PROXY STATEMENT    76

Back to Contents

How are votes counted?

For all voting items other than the election of nominees to our Board of Directors, you may vote FOR, AGAINST, or ABSTAIN. For the voting item for the election of nominees (Item 1), you may vote FOR, AGAINST, or WITHHOLD with respect to each nominee. A vote to abstain or withhold does not count as a vote cast, and therefore will not have any effect on the outcome of any voting item to be voted on at the Annual Meeting.

Could other matters be voted on at the Annual Meeting?

No. All matters to be voted on at the Annual Meeting must be included as voting items in the agenda for the meeting as described in this proxy statement. We will provide shareholders with an opportunity to discuss our corporate governance, dividend policy, and executive compensation program. However, there will be no vote on any of these matters.

Who can attend the Annual Meeting?

The Annual Meeting is open to all LyondellBasell shareholders who hold shares as of the close of business on April 29, 2022, the Record Date.

If you would like to attend the Annual Meeting in person (if possible) or via webcast, you must inform us in writing of your intention to do so on or before May 20, 2022, one week prior to the date of the meeting. The notice may be emailed to CorporateSecretary@LyondellBasell.com. Additional information regarding the availability of and procedures for in person attendance at the Annual Meeting, including COVID-19 health and safety protocols, will be provided to shareholders who provide timely notice of intent to attend and proper evidence of their ownership of LyondellBasell shares as of the Record Date. Admittance of shareholders to the Annual Meeting will be governed by Dutch law.

We are continuing to monitor COVID-19 developments closely. If we determine that in-person attendance is not possible or advisable due to anticipated circumstances at the time of the Annual Meeting, we will provide information regarding alternative access as soon as available.

What is the cost of this proxy solicitation?

The Company will pay the cost of soliciting proxies for the Annual Meeting. Our directors, officers, and employees may solicit proxies by mail, by email, by telephone, or in person for no additional compensation. In addition, we have retained Georgeson LLC to assist in the solicitation of proxies for a fee of $13,750, plus reimbursement of reasonable expenses.

Why did my household receive a single set of proxy materials?

SEC rules permit us to deliver a single copy of our annual report and proxy statement to any household at which two or more shareholders reside, if we believe the shareholders are members of the same family.

If you prefer to receive your own copy of the proxy statement now or in future years, please request a duplicate set by phone at (800) 579-1639, through the Internet at www.proxyvote.com, or by email to sendmaterial@proxyvote.com. If you hold your shares in street name and you received more than one set of proxy materials at your address, you may need to contact your broker or nominee directly if you wish to discontinue duplicate mailings to your household.

Why did I receive a “notice of internet availability of proxy materials” but no proxy materials?

We distribute our proxy materials to certain shareholders via the Internet using the “Notice and Access” approach permitted by rules of the SEC. This approach conserves natural resources and reduces our distribution costs, while providing our shareholders with a timely and convenient method of accessing the materials and voting. On or before April [__], 2022, we mailed a “Notice of Internet Availability of Proxy Materials” to participating shareholders, containing instructions on how to access the proxy materials on the Internet. In addition, we provided the notice and proxy materials by e-mail to certain shareholders who previously consented to electronic delivery of proxy materials.

LYONDELLBASELL  2022 PROXY STATEMENT    77

Back to Contents

How can I request to receive my “notice of internet availability of proxy materials” by e-mail for future shareholder meetings?

You can request to receive proxy materials for future meetings by e-mail by following the electronic delivery enrollment instructions at www.proxyvote.com. If your shares are held in street name, please contact your bank or broker for information on electronic delivery options.

If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until terminated.

Can I submit an agenda item for the 2023 shareholder meeting?

Our Articles of Association provide that a shareholder representing at least one percent of our issued share capital can submit an agenda item for consideration at the Company’s general meeting of shareholders. Any such request must be received at least 60 days prior to the date of the annual meeting.

Under SEC rules, if a shareholder wishes to include a proposal in our proxy materials for presentation at our 2023 annual general meeting, the proposal must be received at our offices at LyondellBasell Industries, 4th Floor, One Vine Street, London W1J 0AH, United Kingdom, Attention: Corporate Secretary or sent to CorporateSecretary@LyondellBasell.com, by December [__], 2022. All proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

LYONDELLBASELL  2022 PROXY STATEMENT    78

Back to Contents

APPENDIX A:

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This proxy statement makes reference to certain non-GAAP financial measures as defined in Regulation G of the U.S. Securities Exchange Act of 1934, as amended. We report our financial results in accordance with U.S. generally accepted accounting principles, but believe that certain non-GAAP financial measures, such as EBITDA exclusive of adjustments for lower of cost or market (“LCM”) and impairment, provide useful supplemental information to investors regarding the underlying business trends and performance of the company’s ongoing operations and are useful for period-over-period comparisons of such operations. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

EBITDA, as presented herein, may not be comparable to a similarly titled measure reported by other companies due to differences in the way the measure is calculated. We calculate EBITDA as income from continuing operations plus interest expense (net), provision for (benefit from) income taxes, and depreciation & amortization. EBITDA should not be considered an alternative to profit or operating profit for any period as an indicator of our performance, or as an alternative to operating cash flows as a measure of our liquidity. We also present EBITDA, exclusive of adjustments for LCM and impairment. LCM is an accounting rule consistent with GAAP related to the valuation of inventory. Our inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (“LIFO”) inventory valuation methodology, which means that the most recently incurred costs are charged to cost of sales and inventories are valued at the earliest acquisition costs. Fluctuation in the prices of crude oil, natural gas and correlated products from period to period may result in the recognition of charges to adjust the value of inventory to the lower of cost or market in periods of falling prices and the reversal of those charges in subsequent interim periods, within the same fiscal year as the charge, as market prices recover. Property, plant and equipment are recorded at historical costs. If it is determined that an asset or asset group’s undiscounted future cash flows will not be sufficient to recover the carrying amount, an impairment charge is recognized to write the asset down to its estimated fair value.

A reconciliation of net income to EBITDA, including and excluding adjustments, for the year ended December 31, 2021 is shown in the following table:

(amounts in millions)	Year ended December 31, 2021
Net income	$5,617
Loss from discontinued operations, net of tax	6
Income from continuing operations	5,623
Provision for income taxes	1,163
Depreciation and amortization	1,393
Interest expense, net	510
add: LCM charges, pre-tax	–
EBITDA excluding LCM	8,689
add: Impairments, pre-tax	624
EBITDA excluding LCM and impairment	9,313
less: LCM charges, pre-tax	–
less: Impairments, pre-tax	(624)
EBITDA	$8,689

LYONDELLBASELL  2022 PROXY STATEMENT    A-1